Exhibit 10.2

DEPARTMENT OF ADMINISTRATION Division of Purchases

BILL GRAVES

Governor

DAN STANLEY

Secretary of Administration

JOHN T. HOULIHAN

Director of Purchases

900 S.W. Jackson, Room 102-N

Landon State Office Building

Topeka, KS 66612-1286

(785) 296-2376

FAX (785) 296-7240

http://da.state.ks.us/purch

REQUEST FOR PROPOSAL (RFP)

RFP Number:	02510

PR Number:	03815

Replaces Contract:	33067

Date Mailed:	November 29, 2000

Closing Date:	January 10, 2001, 2:00 PM

Procurement Officer:	Frances J. Welch
Telephone:	785-296-2372
E-Mail Address:	fran.welch@state.ks.us
Web Address:	http://da.state.ks.us/purch

Item:	Capitated Managed Care Services

Agency:	Department of Social and Rehabilitation Services
Location(s):	Topeka, Kansas

Period of Contract:	July 1, 2001 through June 30, 2003 (with three (3) additional optional one-year renewal periods)

Scope:

This Contract shall cover the procurement of Capitated, Managed Care Services for Kansas Title XIX and Title XXI beneficiaries for the Department of Social and Rehabilitation Services during the contract period referenced above.

READ THIS REQUEST CAREFULLY

Failure to abide by all of the conditions of this Request may result in the rejection of a bid. Inquiries about this Request should indicate the contract number and be directed to the procurement officer.

Request For Proposal Number 02510

SIGNATURE SHEET

Item:	Capitated Managed Care Services

Agency:	Department of Social and Rehabilitation Services

We submit a proposal to furnish requirements during the contract period in accordance with the specifications and Schedule of Supplies. I hereby certify that I (we) do not have any substantial conflict of interest sufficient to influence the bidding process on this bid. A conflict of substantial interest is one which a reasonable person would think would compromise the open competitive bid process.

Addenda: The undersigned acknowledges receipt of the following addenda:

#1(    )         #2(    )         #3(    )         None(    )

Legal Name of Person, Firm or Corporation __________________________________________________________________________________________

Telephone (800) __________________________	Local __________________________________________	Fax ________________________________

E-Mail ______________________________________________________________________________________________________________________

Mailing Address ______________________________________________________________________________________________________________

City & State ____________________________________________________________________________		Zip Code ____________________________

FEIN Number _________________________________________________________________________________________________________________

Please Indicate Taxes Currently Registered for in Kansas:

Corporate Income Tax (    ) Sales Tax (    ) Withholding Tax (    ) Compensating Use Tax (    ) None (    )

(Optional) - The undersigned attests this bidder is not in arrears in taxes due the State of Kansas.

Signature ___________________________________________________________________________	Date ____________________________________

Typed Name of Signature ____________________________________________________________	Title ____________________________________

If awarded a contract and purchase orders are to be directed to an address other than above, indicate mailing address and telephone number below.

Address ______________________________________________________________________________________________________________________

City & State _____________________________________________________________________________		Zip Code ____________________________

Telephone (800) __________________________	Local __________________________________________	Fax ________________________________

E-Mail ______________________________________________________________________________________________________________________

This pricing is available to Political Subdivisions of the State of Kansas? (See paragraph 3.37)

Yes              No              (Refusal will not be a determining factor in award of this Contract)

Agencies may use State of Kansas Business Procurement Card for purchases from this contract.

Yes              No              (Refusal will not be a determining factor in award of this Contract)

Request for Proposal Number 02510

COST PROPOSAL

Vendors shall use the next two pages to submit their bids for the first contract year capitated rates for Title XXI managed care services. Two contracts will be awarded in Region 1 and each contract shall include both Title XIX and Title XXI capitated managed care services throughout all of Region 1. One contract will be awarded in Region 2, for Title XXI services only. This contract shall be for all of Region 2 The vendors awarded contracts in Region 1, MAY supply Title XIX capitated managed care services in Region 2 at each Contractor’s option. Title XIX capitated managed care services may be supplied throughout Region 2 or in selected counties, again at the Contractor’s option.

Title XIX rates are set annually by the Department of Social and Rehabilitation Services (SRS) and their actuaries. These rates are adjusted annually for inflation and policy changes and must be approved by the Health Care Financing Administration (HCFA). The first contract year rates for Title XIX will be issued as an addendum to this RFP in early December, 2000.

Request for Proposal Number 02510

This Page Intentionally Left Blank

Request for Proposal Number 02510

Title XXI Capitated Bid Rates For Bid Region I

(Vendor acknowledges by completing and submitting this bid sheet that vendor also agrees to provide Title XIX

Capitated Managed Care Services in Region 1, at the Title XIX Rates for the Period July 1, 2001 through June 30,

2002, provided to the vendor as an addendum to this RFP)

Johnson and Leavenworth Counties

Northeast Kansas

(Atchison, Brown, Clay,
Cloud, Dickinson,
Doniphan, Douglas,
Ellsworth, Franklin,
Geary, Jackson,
Jefferson, Jewell,
Lincoln, Marshall,
Miami, Mitchell,
Nemaha, Ottawa,
Pottawatomie,
Republic, Riley, Saline,
Shawnee, Wabaunsee,
and Washington
Counties)

Sedgwick County	Southeast Kansas
(Allen, Anderson,
Bourbon, Butler,
Chase, Chautauqua,
Cherokee, Coffey,
Cowley, Crawford, Elk,
Greenwood, Harper,
Harvey, Kingman,
Labette, Linn, Lyon,
Marion, McPherson,
Montgomery, Morris,
Neosho, Osage, Reno,
Rice, Sumner, Wilson,
and Woodson
Counties)
					Western Kansas (Barber, Barton, Clark, Comanche, Edwards, Ellis, Ford, Graham, Hodgeman, Kiowa, Ness, Norton, Osborne, Pawnee, Phillips, Pratt, Rooks, Rush, Russell, Smith, Stafford, and Trego Counties)	Wyandotte County
Up to age 1 Male	$	$	$	$	$	$
Up to age 1 Female	$	$	$	$	$	$
1 through 5 Male	$	$	$	$	$	$
1 through 5 Female	$	$	$	$	$	$
6 through 14 Male	$	$	$	$	$	$
6 through 14 Female	$	$	$	$	$	$
15 through 19 Male	$	$	$	$	$	$
15 through 19 Female	$	$	$	$	$	$
Pregnant women to age 19	$	$	$	$	$	$

The county assignment to bid regions is based on current Title XIX assignment. In the event that there are any changes in these assignments when the actuaries prepare the FY2002 capitation rates for Title XIX, a new bid sheet will be issued as an addendum to this RFP. Please enter your bid for each cohort in Region 1

Request for Proposal Number 02510

This Page Intentionally Left Blank

Request for Proposal Number 02510

Title XXI Capitated Bid Rates

For Bid Region 2

Western Kansas (Cheyenne,
Decatur, Finney, Gove, Grant,
Gray, Greeley, Hamilton, Haskell,
Kearny, Lane, Logan, Meade,
Morton, Rawlins, Scott, Seward,
Sheridan, Sherman, Stanton,
Stevens, Thomas, Wallace, and
Wichita Counties)

Up to age 1 Male	$
Up to age 1 Female	$
1 through 5 Male	$
1 through 5 Female	$
6 through 14 Male	$
6 through 14 Female	$
15 through 19 Male	$
15 through 19 Female	$
Pregnant women to age 19	$

The county assignment to bid regions is based on current Title XIX assignment. In the event that there are any changes in these assignments when the actuaries prepare the FY2002 capitation rates for Title XIX, a new bid sheet will be issued as an addendum to this RFP. Please enter your bid for each cohort in Region 2.

Request for Proposal Number 02510

SECTION I

CONDITIONS TO BIDDING

1.1	Proposal Reference Number: The above-number has been assigned to this Request and MUST be shown on all correspondence or other documents associated with this Request and MUST be referred to in all verbal communications. All inquiries, written or verbal, shall be directed to the procurement officer only.

Frances J. Welch

Telephone: 785-296-2372

Facsimile: 785-296-7240

E-mail Address:  first.last@state.ks.us

Kansas Division of Purchases

900 SW Jackson, Room 102N

Topeka, KS 66612-1286

No communication is to be had with any other State employee regarding this Request except with designated state participants in attendance ONLY DURING:

Negotiations

Contract Signing

as otherwise specified in this Request.

Violations of this provision by vendor or state agency personnel may result in the rejection of all proposals.

1.2	Negotiated Procurement: This is a negotiated procurement pursuant to K.S.A. 75-37,102. Final evaluation and award is made by the Procurement Negotiation Committee (PNC) or their designees, which consists of the following:

Secretary of Department of Administration;

Director of Purchases, Department of Administration; and

Head of Using Agency

1.3	Appearance Before Committee: Any, all or no vendors may be required to appear before the PNC to explain the vendor’s understanding and approach to the project and/or respond to questions from the PNC concerning the proposal; or, the PNC may award to the low bidder without conducting negotiations. The PNC reserves the right to request information from vendors as needed. If information is requested, the PNC is not required to request the information of all vendors.

Vendors selected to participate in negotiations may be given an opportunity to submit a best and final offer to the PNC. Prior to a specified cut-off time for best and final offers, vendors may submit revisions to their technical and cost proposals. Meetings before the PNC are not subject to the Open Meetings Act. Vendors are prohibited from electronically recording these meetings. All information received prior to the cut-off time will be considered part of the vendor’s best and final offer.

No additional revisions shall be made after the specified cut-off time unless requested by the PNC.

Request for Proposal Number 02510

1.4	Pre-proposal Conference: A pre-proposal conference will be held at at 10:00 a.m., on December 19, 2000:

Docking State Office Cafeteria, Rooms A and B

915 SW Harrison

Topeka KS 66612

Attendance is not required at the pre-proposal conference but is encouraged. Due to space limitations, vendors should attend with no more than two representatives. All questions requesting clarification of the Request to be addressed at the pre-proposal conference must be submitted in writing to the Procurement Officer (FAX 785-296-7240) prior to the close of business on December 13, 2000. Impromptu questions will be permitted and spontaneous unofficial answers provided, however bidders should clearly understand that the only official answer or position of the State of Kansas will be in writing.

Failure to notify the Procurement Officer of any conflicts or ambiguities in the Request may result in items being resolved in the best interest of the State. Any modification to this Request as a result of the pre-proposal conference, as well as written answers to written questions, shall be made in writing by addendum and mailed to all vendors who received the original request from the Division of Purchases. Only written communications are binding.

1.5	Cost of Preparing Proposal: The cost of developing and submitting the proposal is entirely the responsibility of the vendor. This includes costs to determine the nature of the engagement, preparation of the proposal, submitting the proposal, negotiating for the contract and other costs associated with this Request. All responses will become the property of the State of Kansas and will be a matter of public record subsequent to signing of the contract or rejection of all bids.

1.6	Evaluation of Proposals: Award shall be made in the best interest of the State as determined by the Procurement Negotiating Committee or their designees. Consideration may focus toward but is not limited to:

1.6.1	cost. Vendors are not to inflate prices in the initial proposal as cost is a factor in determining who may receive an award or be invited to formal negotiations;

1.6.2	response format as required by this Request;

1.6.3	adequacy and completeness of proposal;

1.6.4	vendor’s understanding of the project;

1.6.5	compliance with the terms and conditions of the Request;

1.6.6	experience in providing like services;

1.6.7	qualified staff;

1.6.8	methodology to accomplish tasks;

1.6.9	financial stability.

1.7	Acceptance or Rejection: The Committee reserves the right to accept or reject any or all proposals or part of a proposal; to waive any informalities or technicalities; clarify any ambiguities in proposals; modify any criteria in this Request; and unless otherwise specified, to accept any item in a proposal.

1.8	Contract: The successful vendor will be required to enter into a written contract with the State. The vendor agrees to accept the provisions of form DA-146a, Contractual Provisions Attachment, which is incorporated into all contracts with the State and is attached to this Request.

Request for Proposal Number 02510

1.9	Contract Documents: This Request and any amendments and the response and any amendments of the successful vendor shall be incorporated along with the DA-146a into the written contract which shall compose the complete understanding of the parties.

In the event of a conflict in terms of language among the documents, the following order of precedence shall govern:

1.9.1	Form DA-146a;

1.9.2	written modifications to the executed contract;

1.9.3	written contract signed by the parties;

1.9.4	this Request including any and all addenda; and

1.9.5	contractor’s written proposal submitted in response to this Request as finalized.

1.10	Contract Formation: No contract shall be considered to have been entered into by the State until all statutorily required signatures and certifications have been rendered; funds for the contract have been encumbered with the Division of Accounts and Reports; and a written contract has been signed by the successful vendor.

1.11	Open Records Act (K.S.A. 45-205 et seq.): All proposals become the property of the State of Kansas. Kansas law requires all information contained in proposals to become open for public review once a contract is signed or all proposals are rejected.

1.12	Federal, State and Local Taxes-Governmental Entity: Unless otherwise specified, the proposal price shall include all applicable federal, state and local taxes. The successful vendor shall pay all taxes lawfully imposed on it with respect to any product or service delivered in accordance with this Request. The State of Kansas is exempt from state sales or use taxes and federal excise taxes for direct purchases. These taxes shall not be included in the vendor’s price quotations.

1.13	Debarment of State Contractors. Any vendor who defaults on delivery as defined in this Request may, be barred (a) After reasonable notice to the person involved and reasonable opportunity for that person to be heard, the secretary of administration, after consultation with the contracting agency and the attorney general, shall have authority to debar a person for cause from consideration for award of contracts. The debarment shall not be for a period exceeding three years. The secretary, after consultation with the contracting agency and the attorney general, shall have authority to suspend a person from consideration for award of contracts if there is probable cause to believe that the person has engaged in any activity which might lead to debarment. The suspension shall not be for a period exceeding three months unless an indictment has been issued for an offense which would be a cause for debarment under subsection (b), in which case the suspension shall, at the request of the attorney general, remain in effect until after the trial of the suspended person.

1.14	Insurance: The State shall not be required to purchase any insurance against loss or damage to any personal property nor shall the State establish a “self-insurance” fund to protect against any loss or damage. Subject to the provisions of the Kansas Tort Claims Act, the vendor shall bear the risk of any loss or damage to any personal property.

Request for Proposal Number 02510

SECTION II

PROPOSAL INSTRUCTIONS

2.1	Preparation of Proposal: Prices are to be entered in spaces provided on the proposal cost form if provided herein. Computations and totals shall be indicated where required. The Committee has the right to rely on any price quotes provided by vendors. The vendor shall be responsible for any mathematical error in price quotes. The Committee reserves the right to reject proposals which contain errors.

ALL COPIES OF COST PROPOSALS SHALL BE SUBMITTED IN A SEPARATE SEALED ENVELOPE OR CONTAINER SEPARATE FROM THE TECHNICAL PROPOSAL. THE OUTSIDE SHALL BE IDENTIFIED CLEARLY AS “COST PROPOSAL OR TECHNICAL PROPOSAL” WITH THE REQUEST NUMBER AND CLOSING DATE.

A proposal shall not be considered for award if the price in the proposal was not arrived at independently and without collusion, consultation, communication or agreement as to any matter related to price with any other vendor, competitor or public officer/employee.

Technical proposals shall contain a concise description of vendor’s capabilities to satisfy the requirements of this Request For Proposal with emphasis on completeness and clarity of content. Repetition of terms and conditions of the Request For Proposal without additional clarification shall not be considered responsive.

Vendors are instructed to prepare their Technical Proposal following the same sequence as the Request For Proposal.

2.2	Submission of Proposals: Vendor’s proposal shall consist of:

•	Fifteen (15) copies of the technical Proposal, including literature and other supporting documents;

•	Fifteen (15) copies of the cost proposal (packaged as described in Section 2.1);

•	In addition one (1) electronic / software version (using MicroSoft Word 97/2000®) of the technical and cost proposals may be required.

Vendor’s proposal, sealed securely in an envelope or other container, shall be received promptly at 2:00 p.m., Central Standard or Daylight Savings Time, whichever is in effect, on January 10, 2001, addressed as follows:

Kansas Division of Purchases

Proposal # 02510

Closing: January 10, 2001

900 SW Jackson Street, Room 102N

Topeka, KS 66612-1286

Faxed or telephoned proposals are not acceptable unless otherwise specified.

Proposals received prior to the closing date shall be kept secured and sealed until closing. The State shall not be responsible for the premature opening of a proposal or for the rejection of a proposal that was not received prior to the closing date because it was not properly identified on the outside of the envelope or container. Late Technical and/or Cost proposals will be retained unopened in the file and not receive consideration.

2.3	Signature of Proposals: Each proposal shall give the complete mailing address of the vendor and be signed by an authorized representative by original signature with his or her name and legal title typed below the signature line. Each proposal shall include the vendor’s social security number or Federal Employer’s Identification Number.

Request for Proposal Number 02510

2.4	Acknowledgment of Addenda: All vendors shall acknowledge receipt of any addenda to this Request. Failure to acknowledge receipt of any addenda may render the proposal to be non-responsive. Changes to this Request shall be issued only by the Division of Purchases in writing.

2.5	Modification of Proposals: A vendor may modify a proposal by letter or by FAX transmission at any time prior to the closing date and time for receipt of proposals.

2.6	Withdrawal of Proposals: A proposal may be withdrawn on written request from the vendor to the Procurement Officer at the Division of Purchases prior to the closing date.

2.7	Proposal Disclosures: At the time of closing, only the names of those who submitted proposals shall be made public information. No price information will be released. Interested vendors or their representatives may be present at the announcement at the following location:

State of Kansas Division of Purchases

900 Jackson Street, Room 102N

Topeka, KS 66612-1286

Bid results will not be given to individuals over the telephone. Results may be obtained after contract finalization by obtaining a bid tabulation from the Division of Purchases. Bid results can be obtained by sending (do not include with bid):

1.	A check for $3.00, payable to the State of Kansas and
2.	A self -addressed, stamped envelope;
3.	Contract Proposal Number,

Send to:

Kansas Division of Purchases

Attention: Bid Results/Copies

900 SW Jackson, Room 102N

Topeka, KS 66612-1286

Copies of individual proposals may be obtained under the Kansas Open Records Act by calling 785-296-0002 to request an estimate of the cost to reproduce the documents and remitting that amount with a written request to the above address or a vendor may make an appointment by calling the above number to view the proposal file. Upon receipt of the funds, the documents will be mailed. Information in proposal files shall not be released until a contract has been executed or all proposals have been rejected.

2.8	Notice of Award: An award is made on execution of the written contract by all parties. Only the State is authorized to issue news releases relating to this Request, its evaluation, award and/or performance of the contract.

Request for Proposal Number 02510

SECTION III

GENERAL PROVISIONS

3.1	Term of Contract: The term of this contract is for a two (2) year(s) period from July 1, 2001 with three (3) additional one (1) year renewal(s) by written agreement of the parties.

3.2	Inspection: The State reserves the right to reject, on arrival at destination, any items which do not conform with specification of this Request.

3.3	Termination for Cause: The Director of Purchases may terminate this contract, or any part of this contract, for cause under any one of the following circumstances:

3.3.1	the Contractor fails to make delivery of goods or services as specified in this contract; or

3.3.2	the Contractor fails to perform any of the provisions of this contract, or so fails to make progress as to endanger performance of this contract in accordance with its terms.

The Director of Purchases shall provide Contractor with written notice of the conditions endangering performance. If the Contractor fails to remedy the conditions within ten (10) days from the receipt of the notice (or such longer period as State may authorize in writing), the Director of Purchases shall issue the Contractor an order to stop work immediately. Receipt of the notice shall be presumed to have occurred within three (3) days of the date of the notice.

In the event this contract is terminated in full or in part as provided in this clause, the State of Kansas may procure services similar to those terminated and the Contractor shall be liable to the State of Kansas for any excess costs for such similar services for any calendar month for which the Contractor has been paid to provide services to beneficiaries. In addition, the Contractor shall be liable to the State of Kansas for administrative costs incurred by the State of Kansas in procuring such similar services.

3.4	Termination for Convenience: The Director of Purchases may terminate performance of work under this contract in whole or in part whenever, for any reason, the Director of Purchases shall determine that the termination is in the best interest of the State of Kansas. In the event that the Director of Purchases elects to terminate this contract pursuant to this provision, it shall provide the Contractor written notice at least thirty (30) days prior to the termination date. The termination shall be effective as of the date specified in the notice. The Contractor shall continue to perform any part of the work that may have not been terminated by the notice.

3.5	Termination for Contractor Bankruptcy: In the event that the Contractor shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or its assets, or avail itself of, or become subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state relating to insolvency or the protection of the rights of creditors, the Contractor shall notify State of Kansas, Director of Purchases, within twenty-four (24) hours of knowledge of the potential for such declaration. The State of Kansas may, at its option, terminate this contract. In the event the State of Kansas elects to terminate this contract under this provision, it shall do so by sending notice of termination to the Contractor by registered or certified mail, return receipt requested. The date of termination shall be deemed to be the date such notice is mailed to the Contractor unless otherwise specified.

3.6.	Termination for Unavailability of Funds: It is understood and agreed by the Contractor and the State of Kansas that all obligations of the State of Kansas, including continuance of payments hereunder, are contingent upon the availability and continued appropriation of state and federal funds, and in no event shall the State of Kansas be liable for any payments hereunder in excess of such available appropriated funds. In the event that the amount of any available or appropriated funds provided by the state or federal sources for the purchase of services hereunder shall be reduced, terminated or shall not be continued at an aggregate level sufficient to allow for the purchase of the services specified hereunder for any reason whatsoever, the State of Kansas shall notify the Contractor of such reduction of funds available and shall be entitled to reduce the State’s commitment hereunder or to terminate the contract as it deems necessary.

Request for Proposal Number 02510

3.7	Termination Obligations of Contractor and the State of Kansas: In the event of any termination, the Contractor shall:

3.7.1.	Stop work under the contract on the date and to the extent specified in the notice of termination.

3.7.2.	Place no further orders or subcontract for services or facilities except as may be necessary for completion of such portion of the work under the contract as is not terminated.

3.7.3.	Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the notice of termination.

3.7.4.	Complete the performance of such part of the work as shall not have been terminated by the notice of termination.

3.7.5.	Any payments advanced to the Contractor for coverage of members for periods after the date of termination shall be promptly returned to SRS.

3.7.6.	The Contractor shall promptly supply all information necessary for the reimbursement of any outstanding claims.

The State of Kansas, Department of Social and Rehabilitation Services (SRS) shall be responsible for notifying all members of the date of termination and process by which the members will continue to receive services. If this contract is terminated due to default by the Contractor, the Contractor shall be responsible for all expenses related to said notification. If this contract is terminated for any other reason other than default by the Contractor, SRS shall be responsible for all expenses relating to said notification.

3.8	Notices: All notices, demands, requests, approvals, reports, instructions, consents or other communications (collectively “notices”) which may be required or desired to be given by either party to the other shall be IN WRITING and addressed as follows:

Frances J. Welch

Kansas Division of Purchases

900 SW Jackson St, Room 102N

Topeka, Kansas 66612-1286

or to any other persons or addresses as may be designated by notice from one party to the other.

3.9	Rights and Remedies: If this contract is terminated, the State, in addition to any other rights provided for in this contract, may require the Contractor to transfer title and deliver to the State in the manner and to the extent directed, any completed materials. The State shall be obligated only for those services and materials rendered and accepted prior to the date of termination.

If it is determined, after notice of termination for cause, that Contractor’s failure was due to causes beyond the control of or negligence of the Contractor, the termination shall be a termination for convenience.

In the event of termination, the Contractor shall receive payment pro rated for that portion of the contract period services were provided to and/or goods were accepted by State subject to any offset by State for actual damages including loss of federal matching funds.

Request for Proposal Number 02510

The rights and remedies of the State provided for in this contract shall not be exclusive and are in addition to any other rights and remedies provided by law.

3.10	Force Majeure: The Contractor shall not be held liable if the failure to perform under this contract arises out of causes beyond the control of or negligence of the Contractor. Causes may include, but are not limited to, acts of nature, fires, quarantine, strikes other than by the contractor’s employees, and freight embargoes.

3.11	Waiver: Waiver of any breach of any provision in this contract shall not be a waiver of any prior or subsequent breach. Any waiver shall be in writing and any forbearance or indulgence in any other form or manner by State shall not constitute a waiver.

3.12	Ownership: All data, forms, procedures, software, manuals, system descriptions and work flows developed or accumulated by the Contractor under this contract shall be owned by the using agency. The Contractor may not release any materials without the written approval of the using agency.

3.13	Independent Contractor: Both parties, in the performance of this contract, shall be acting in their individual capacity and not as agents, employees, partners, joint ventures or associates of one another. The employees or agents of one party shall not be construed to be the employees or agents of the other party for any purpose whatsoever.

The Contractor accepts full responsibility for payment of unemployment insurance, workers compensation and social security as well as all income tax deductions and any other taxes or payroll deductions required by law for its employees engaged in work authorized by this contract.

3.14	Staff Qualifications: The Contractor shall warrant that all persons assigned by it to the performance of this contract shall be employees of the Contractor (or specified Subcontractor) and shall be fully qualified to perform the work required. The Contractor shall include a similar provision in any contract with any Subcontractor selected to perform work under this contract.

Failure of the Contractor to provide qualified staffing at the level required by the proposal specifications may result in termination of this contract and/or damages.

3.15	Conflict of Interest: The Contractor shall not knowingly employ, during the period of this contract or any extensions to it, any professional personnel who are also in the employ of the State and who are providing services involving this contract or services similar in nature to the scope of this contract to the State. Furthermore, the Contractor shall not knowingly employ, during the period of this contract or any extensions to it, any state employee who has participated in the making of this contract until at least two years after his/her termination of employment with the State.

3.16	Confidentiality: The Contractor may have access to private or confidential data maintained by State to the extent necessary to carry out its responsibilities under this contract. Contractor must comply with all the requirements of the Kansas Open Records Act in providing services under this contract. Contractor shall accept full responsibility for providing adequate supervision and training to its agents and employees to ensure compliance with the Act. No private or confidential data collected, maintained or used in the course of performance of this contract shall be disseminated by either party except as authorized by statute, either during the period of the contract or thereafter. Contractor must agree to return any or all data furnished by the State promptly at the request of State in whatever form it is maintained by contractor. On the termination of expiration of this contract, contractor will not use any of such data or any material derived from the data for any purpose and, where so instructed by State, will destroy or render it unreadable.

Request for Proposal Number 02510

3.17	Reviews and Hearings: The Contractor agrees to advise the Director of Purchases of all complaints of recipients made known to the Contractor and refer all appeals or fair hearing requests to the Director of Purchases. The State has the discretion to require the Contractor to participate in any review, appeal, fair hearing or litigation involving issues related to this contract.

3.18	Nondiscrimination and Workplace Safety: The Contractor agrees to abide by all federal, state and local laws, rules and regulations prohibiting discrimination in employment and controlling workplace safety. Any violations of applicable laws, rules and regulations may result in termination of this contract.

3.19	Environmental Protection: The Contractor shall abide by all federal, state and local laws, rules and regulations regarding the protection of the environment. The Contractor shall report any violations to the applicable governmental agency. A violation of applicable laws, rule or regulations may result in termination of this contract.

3.20	Hold Harmless: The Contractor shall indemnify the State against any and all claims for injury to or death of any persons; for loss or damage to any property; and for infringement of any copyright or patent occurring in connection with or in any way incidental to or arising out of the occupancy, use, service, operations or performance of work under this contract.

The State shall not be precluded from receiving the benefits of any insurance the Contractor may carry which provides for indemnification for any loss or damage to property in the Contractor’s custody and control, where such loss or destruction is to state property. The Contractor shall do nothing to prejudice the State’s right to recover against third parties for any loss, destruction or damage to State property.

3.21	Care of State Property: The Contractor shall be responsible for the proper care and custody of any state-owned personal tangible property and real property furnished for Contractor’s use in connection with the performance of this contract, and Contractor will reimburse State for such property’s loss or damage caused by Contractor, normal wear and tear excepted.

3.22	Prohibition of Gratuities: Neither the Contractor nor any person, firm or corporation employed by the Contractor in the performance of this contract shall offer or give any gift, money or anything of value or any promise for future reward or compensation to any State employee at any time.

3.23	Retention of Records: Unless the State specifies in writing a shorter period of time, the Contractor agrees to preserve and make available all of its books, documents, papers, records and other evidence involving transactions related to this contract for a period of five (5) years from the date of the expiration or termination of this contract.

Matters involving litigation shall be kept for one (1) year following the termination of litigation, including all appeals, if the litigation exceeds five (5) years.

The Contractor agrees that authorized federal and state representatives, including but not limited to, personnel of the using agency; independent auditors acting on behalf of state and/or federal agencies shall have access to and the right to examine records during the contract period and during the five (5) year post-contract period. Delivery of and access to the records shall be at no cost to the state.

3.24	Federal, State and Local Taxes Contractor: The State make no representation as to the exemption from liability of any tax imposed by any governmental entity on the Contractor.

3.25	Antitrust: If the Contractor elects not to proceed, the Contractor assigns to the State all rights to and interests in any cause of action it has or may acquire under the anti-trust laws of the United States and the State of Kansas relating to the particular products or services purchased or acquired by the State pursuant to this contract.

Request for Proposal Number 02510

3.26	Modification: This contract shall be modified only by the written agreement of the parties with the approval of the PNC. No alteration or variation of the terms and conditions of the contract shall be valid unless made in writing and signed by the parties. Every amendment shall specify the date on which its provisions shall be effective.

3.27	Assignment: The Contractor shall not assign, convey, encumber, or otherwise transfer its rights or duties under this contract without the prior written consent of the State.

This contract may terminate in the event of its assignment, conveyance, encumbrance or other transfer by the Contractor without the prior written consent of the State.

3.28	Third Party Beneficiaries: This contract shall not be construed as providing an enforceable right to any third party.

3.29	Captions: The captions or headings in this contract are for reference only and do not define, describe, extend, or limit the scope or intent of this contract.

3.30	Severability: If any provision of this contract is determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this contract shall not be affected and each provision of this contract shall be enforced to the fullest extent permitted by law.

3.31	Governing Law: This contract shall be governed by the laws of the State of Kansas and shall be deemed executed at Topeka, Shawnee County, Kansas.

3.32	Jurisdiction: The parties shall bring any and all legal proceedings arising hereunder in the State of Kansas, District Court of Shawnee County. The United States District Court for the State of Kansas sitting in Topeka, Shawnee County, Kansas, shall be the venue for any federal action or proceeding arising hereunder in which the State is a party.

3.33	Mandatory Provisions: The provisions found in Contractual Provisions Attachment (DA-146a) which is attached are incorporated by reference and made a part of this contract.

3.34	Integration: This contract, in its final composite form, shall represent the entire agreement between the parties and shall supersede all prior negotiations, representations or agreements, either written or oral, between the parties relating to the subject matter hereof. This contract between the parties shall be independent of and have no effect on any other contracts of either party.

3.35	State Credit Card: Presently, many State Agencies use a State of Kansas Business Procurement Card (Visa) in lieu of a state warrant to pay for some of it’s purchases. No additional charges will be allowed for using the card. Please indicate on the bid signature sheet if you will accept the Business Procurement Card for payment.

3.36	Will Perform Work Under This Contract: Any conviction for a criminal or civil offense that indicates a lack of business integrity or business honesty must be disclosed. This includes (1) conviction of a criminal offense as an incident to obtaining or attempting to obtain a public or private contract or subcontract or in the performance of such contract or subcontract; (2) conviction under state or federal statutes of embezzlement, theft, forgery, bribery, falsification or destruction of records, receiving stolen property; (3) conviction under state or federal antitrust statutes; and (4) any other offense to be so serious and compelling as to affect responsibility as a state contractor. For the purpose of this section, an individual or entity shall be presumed to have control of a company or organization if the individual or entity directly or indirectly, or acting in concert with one or more individuals or entities, owns or controls 25 percent or more of its equity, or otherwise controls its management or policies. Failure to disclose an offense may result in disqualification of the bid or termination of the contract.

Request for Proposal Number 02510

3.37	Competition: The purpose of this Request is to seek competition. The vendor shall advise the Division of Purchases if any specification, language or other requirement inadvertently restricts or limits bidding to a single source. Notification shall be in writing and must be received by the Division of Purchases no later than five (5) business days prior to the bid closing date. The Director of Purchases reserves the right to waive minor deviations in the specifications that do not hinder the intent of this Request.

3.38	Political Subdivisions: Political subdivisions (City, County, School Districts and etc.) are permitted to utilize contracts administered by the Division of Purchases. Please state on your response one of the following statements:

(1)	“This pricing IS available to Political Subdivisions of the State of Kansas”;

  or

(2)	“This pricing IS NOT available to Political Subdivisions of the State of Kansas”.

Awards shall not be based on which of these statements is selected. However, conditions included in this contract shall be the same for political subdivisions.

The State has no responsibility for payments owed by political subdivisions. The vendor must deal directly with the political subdivision.

3.39	Injunctions: Should Kansas be prevented or enjoined from proceeding with the acquisition before or after contract execution by reason of any litigation or other reason beyond the control of the State, vendor shall not be entitled to make or assert claim for damage by reason of said delay.

3.40	Acceptance: No contract provision or use of items by the State shall constitute acceptance or relieve the vendor of liability in respect to any expressed or implied warranties.

3.41	Breach: Waiver or any breach of any contract term or condition shall not be deemed a waiver of any prior or subsequent breach. No contract term or condition shall be held to be waived, modified, or deleted except by a written instrument signed by the parties thereto.

If any contract term or condition or application thereof to any person(s) or circumstances is held invalid, such invalidity shall not affect other terms, conditions, or applications which can be given effect without the invalid term, condition or application To this end the contract terms and conditions are severable.

3.42	Statutes: Each and every provision of law and clause required by law to be inserted in the contract shall be deemed to be inserted herein and the contract shall be read and enforced as though it were included herein If through mistake or otherwise any such provision is not inserted, or is not correctly inserted, then on the application of either party the contract shall be amended to make such insertion or correction.

3.43	Financial Solvency: In exchange for the capitation rates made by the State of Kansas, the Contractor will be liable or “at risk” for the costs of all covered services. SRS is ultimately responsible for quality provision of care and access to beneficiaries. The Contractor must therefore provide assurances to SRS that they are protected against insolvency and exhibit fiscal responsibility.

If the Contractor no longer contracts with the State of Kansas under this program, SRS shall give the option of re-enrolling the Contractor’s discontinued membership to other Contractors contracting with the State of Kansas.

Request for Proposal Number 02510

The Contractor must be licensed by the Kansas Department of Insurance (KDI) or otherwise approved under the specifications set forth by K.S.A. 38-2001 et. seq. to provide capitated health care services in counties and zip codes where enrolled members reside and services are provided. For entities under KDI licensure the Contractor must show a positive net worth based upon KDI standards. Net worth is defined as the difference between assets and liabilities, which would include stock, paid in surplus, contributed capital, surplus notes, contingency reserves and retained earnings/fund balance.

3.44	Disclosure of Interlocking Relationships: If the Contractor is contracting with the State of Kansas to provide services to Title XXI beneficiaries on a capitated or risk basis and is not also a Federally Qualified Contractor under the Public Health Service Act, it must report to SRS, and on request, to the Secretary, the Inspector General of DHHS, and the Comptroller General, a description of transactions between the Contractor and parties in interest. Transactions that must be reported include: (i) any sale, exchange or leasing of property; (ii) any furnishing for consideration of goods, services or facilities (but not salaries paid to employees); and (iii) any loans or extensions of credit. The Contractor shall make the information reported available to its members upon reasonable request.

3.45	Dispute Resolution/Administrative Fair Hearings Requirement: This Contract is not subject to arbitration. Any dispute concerning performance of the contract shall be decided by the Contract Manager who shall put his/her decision in writing and serve a copy to the Contractor and SRS. The Contract Manager’s decision shall be final unless within 33 days of the mailing of such copy, the Contractor or SRS files with the Administrative Hearings Office. A request for a fair hearing shall be submitted in writing on Form AH-1107, “Request for a Fair Hearing (Other Interested Persons or Taxpayers)” or by letter. In connection with any appeal proceeding under this subsection, the Contractor shall be afforded an opportunity to be heard and to offer evidence and oral argument in support of its appeal. At such hearing, SRS shall also offer evidence and oral argument in support of its position. A designated administrative law judge shall take evidence and hear oral argument.

The administrative fair hearing officer shall issue a decision to the Contractor and to SRS. The Contractor and SRS shall have 18 days after the mailing of the proposed decision to request a review by the State Appeals Committee. There shall be no ex parte communications with the administrative law judge during the appeal. The reasonable costs of an administrative appeal, including costs of reporting and preparing a transcript, will be paid by the party appealing. Such decision shall be final except to the extent that the Contractor, upon appeal to the District Court of Kansas, can demonstrate the decision was made either carelessly, negligently or in bad faith by the Fair Hearings Officer. The pending of an appeal to the Director or the District Court shall not automatically stay any notice of termination which may be subject to appeal.

Pending final determination of any dispute, the Contractor shall proceed diligently with the performance of this contract and in accordance with the Contract Manager’s direction.

The Contractor’s failure to follow the procedure set out above shall be deemed a waiver of any claim which the Contractor might have had.

3.46	Contractual Limitations

3.46.1	Performance Review

a.	A designated representative of the Contractor and a designated representative of SRS shall meet as requested by either party, to review the performance of the Contractor under this contract. Written minutes of such meetings shall be the responsibility of the Contractor and shall be provided to SRS no later than seven (7) calendar days after each meeting. In the event of any disagreement regarding the performance of services by the Contractor under this contract, the designated representatives shall discuss the problem and shall negotiate in good faith in an effort to resolve the disagreement.

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b.	In the event that no such resolution is achieved within a reasonable time, the matter shall be referred to the Contract Manager as provided under Section 4.8.2, the Disputes clause of this contract. If the Contract Manager determines that the Contractor has failed to perform as measured against applicable contract provisions, the Contract Manager may then assess financial penalties as set out below or terminate this contract in whole or in part, as provided under the Termination for Default clause.

c.	Sanctions, Liquidated Damages and Termination Options

i.	Financial Sanctions: Withholding of capitation payments as specified in Section 4.8.4

(1)	Withholdings shall be graduated using the following percentages:

(a)	10%

(b)	25%

(c)	75%

(d)	100% (Total capitation payment withheld)

(2)	Withholdings may accrue (i.e., withholdings increase by 10% each month a noncompliance action is not corrected (30% in month three).

(3)	Monies withheld may be paid to the Contractor or may be paid less any liquidated damages incurred by SRS.

(4)	Withholding percentages are determined based on the seriousness of the noncompliant action.

(5)	The above financial sanctions may be modified if deemed to be appropriate for the situation.

ii.	Enrollment Suspensions: Suspension of new beneficiary enrollments as specified at Section 4.8.3.

iii.	Liquidated Damages: Liquidated damages as specified at Section 4.8.5.

iv.	Terminations: Termination of the Contractor Contract as specified at Section 3.3.

3.46.2	Disputes

The Contractor contract is not subject to arbitration. Any dispute concerning performance of this contract shall be decided by the Contract Manager who shall put his/her decision in writing and serve a copy to the Contractor and SRS. The Contract Manager’s decision shall be final unless the following appeal procedure is followed:

a.	Administrative Review

i.	Any Kansas Title XIX and/or Title XXI Contractor who has received an adverse decision from the agency shall have the right to request administrative review. Administrative review is an informal process which gives the Contractor the opportunity to have information and processes reconsidered by SRS. SRS will then determine if the action taken was appropriate and within the appropriate Title XIX or Title XXI policies and guidelines.

ii.	The Contractor shall be notified in writing of the right to reconsideration and the process by which to make such a request. This right shall be effective through fifteen (15) calendar days after the date of the letter.

b.	Fair Hearing

i.	If reconsideration is not requested, the Contractor retains the right to further appeal within the time frames allowed by regulation.

ii.	If reconsideration is requested and allowed, the Contractor will be notified of the agency’s final determination in writing. When the reconsideration decision is adverse to the Contractor, the Contractor’s rights to an administrative fair hearing shall be contained in the final determination letter.

Request for Proposal Number 02510

iii.	Pursuant to Kansas Administrative Regulation (K.A.R.) 30-7-68, a written request for fair hearing must be received 30 days from the notice of adverse action. Written requests for fair hearings should be sent to :

SRS Administrative Hearing Section

610 West 10th, Second Floor

Topeka, KS 66612

iv.	The administrative fair hearing officer shall issue a proposed decision to the Contractor and to SRS. The Contractor and SRS shall have 10 days after the mailing of the proposed decision to request a review. If such a request is made, the director shall, thereafter, issue a final decision. There shall be no ex-parte-communications with the administrative law judge during the appeal. The reasonable costs of an administrative appeal including costs of reporting and preparing a transcript will be paid by the party appealing. Such decision shall be final except to the extent that the Contractor, upon appeal to the District Court of Kansas, can demonstrate the decision was made either carelessly, negligently or in bad faith by the Health Services. The appeal to the Director or the District Court shall not automatically stay any notice of termination that may be subject to appeal.

v.	Pending final determination of any dispute, the Contractor shall proceed diligently with the performance of this contract and in accordance with the Contract Manager’s direction.

vi.	The Contractor’s failure to follow the procedure set out above shall be deemed a waiver of any claim which the Contractor might have had.

3.46.3	Suspension of New Enrollment

Whenever SRS determines that the Contractor is out of compliance with this contract, SRS may suspend enrollment of new members under this contract. SRS, when exercising this option, must notify the Contractor in writing of its intent to suspend new enrollment at the discretion of SRS. The suspension period may be for any length of time specified by SRS, or may be indefinite. The suspension period may extend up to the contract expiration date as provided under Section I. (SRS may also notify existing members of Contractor non-compliance and provide an opportunity to disenroll from the Contractor or to re-enroll with another Contractor).

3.46.4	Withholding of Capitation Payment

a.	Notwithstanding the provisions of Section VI, SRS may withhold portions of capitation payments from the Contractor as provided here. Whenever SRS determines that the Contractor has failed to provide one or more of the medically necessary contract services required under Section V or if the Contractor does not follow specified procedures or signed contractual agreements, SRS may withhold an estimated portion of the Contractor’s capitation payment.

b.	The Contractor may not elect to withhold any required services when it is determined that it will receive adjusted payment levels. SRS may also adjust payment levels accordingly if the Contractor has failed to maintain or make available any records or reports required under this contract that SRS needs to determine whether the Contractor is providing contract services as required under Section V.

Request for Proposal Number 02510

3.46.5	Liquidated Damages

In the event that SRS shall incur monetary damages or expenses due to the Contractor’s noncompliant action(s) the Contractor shall be responsible for any actual costs incurred by SRS as a result of such non-compliance. SRS shall notify the Contractor in writing of the amount of monetary damages or expenses incurred at least thirty (30) days in advance of recoupment.

3.47	Other Contracts by the Contractor and SRS

3.47.1	Right to Enter Into Other Contracts

a.	SRS and the Contractor agree that each may contract for the provision or purchase of services for and from third parties not related to this contract arrangement.

b.	SRS may undertake or award other contracts for services related to the services described in this contract or any portion herein. Such other contracts include, but are not limited to consultants retained by SRS to perform functions related in whole or in part to Contractor services. The Contractor shall fully cooperate with such other contractors and SRS in all such cases.

3.47.2	Subcontracts

a.	The Contractor has the right to subcontract for services specified under this contract. Any subcontract into which the Contractor enters with respect to performance under the contract shall in no way relieve the Contractor of any responsibility for performance of its duties. SRS will consider the Contractor to be the sole point of contact with regard to contractual matters, including payment of any and all charges resulting from the contract.

Nothing contained in the contract shall be construed as creating any contractual responsibility between the subcontractor(s) and SRS.

b.	The subcontractor(s) must be able to perform the same level of review and meet the same requirements as the Contractor. The Contractor must set forth a method by which to monitor the subcontractor and is ultimately responsible for the work performed.

c.	Contractor shall require its physicians who provide Medicaid services to have a unique identifier in accordance with the system established under section 1173(b) of the Balanced Budget Act, and to submit such identifier number to SRS on the Provider Roster File (PR1 and PR2 records as specified in Appendix I of this contract).

d.	The Contractor shall ensure that all laboratories and/or entities providing laboratory services used for testing both Title XIX and Title XXI beneficiaries are CLIA certified. The Contractor shall provide a listing to SRS of all laboratories and/or entities providing laboratory services used by the Contractor and shall update the listing as laboratories and/or entities providing laboratory services are added to or dropped from the list.

e.	Payment in Full:

i.	Contractor is responsible for ensuring none of its assigned beneficiaries is charged for all, or any part (i.e., balance of bill), of services provided by network or non-network providers when such service provision was secured through a network primary care physician (PCP); network specialist with appropriate referral from the PCP; non-network specialist or other provider of services when an appropriate referral for such services has been made by the PCP; or when Contractor member obtains services (emergency or otherwise) that are covered by Contractor under this contract.

Request for Proposal Number 02510

ii.	Contractor shall provide member education sufficient to ensure that each member fully understands his/her responsibility in following referral procedures. Contractor Plan members must follow established referral rules to ensure protection from inappropriate provider billing. When an MCO member secures services outside the Contractor Plan network without following required referral procedures, or secures specialist services in-network without following required referral procedures, the member may be billed for such services by the direct service provider.

iii.	Failure of Contractor to ensure protection from inappropriate provider billing, as set forth above, shall result in Contractor reimbursing its member(s) for any payments the member made to a provider.

iv.	Contractor shall ensure that enrollees are protected against liability for payments to providers or entities when the State does not pay Contractor for any reason.

f.	The Contractor must verify qualifications of subcontractors in accordance with all state licensing standards, all applicable accrediting standards, and any other standards or criteria established by SRS to assure quality of services. These must be submitted with the Request For Consideration and on an annual basis.

g.	The Contract shall assure that all subcontracts shall be in writing, shall comply with the provisions of this contract, and shall include any general requirements of this contract that are appropriate to the service or activity identified. It is not required that subcontractors be enrolled as a Title XIX provider. However, they are encouraged to enroll in order to provide services not covered under this contract on a fee-for-service basis. Continuity of care is encouraged.

h.	Copies of all subcontracts and subcontract revisions shall be submitted to SRS no later than 30 days after the awarding of this contract or within 30 days of subcontract execution or revision if occurring after the awarding of this contract. When subcontractors within a given service category contain identical provisions and rates, a completed standard subcontract and list of service providers may be submitted in lieu of copies of all sub-contracts. Subcontracts shall not terminate legal liability of the Contractor under this contract. The Contractor may subcontract for any function covered by this contract, subject to the requirements of this contract.

i.	The Contractor and its subcontractors must comply with all the provisions and applicable conditions of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; Equal Pay Act of 1963; the Rehabilitation Act of 1973, as amended; The Americans with Disabilities Act of 1990 and the Civil Rights Act of 1991. If applicable, the Contractor must also comply with all provisions of Executive Order #11246 including amendments, as well as rules, regulations and relevant orders of the Secretary of Labor.

j.	Physician Incentive Plans:

The Contractor must obtain SRS approval of any Physician Incentive Plan (PIP) prior to implementation. Contractor must certify to SRS annually in the event that it does not have a PIP. Any PIP must meet the requirements at 42 CFR §422.208, §422.210, §434.67, §434.70, and 42 CFR Part 1003. PIP Regulation information may be found on the Internet at:

http://www.hcfa.gov/medicare/physincp/pip-info.htm

i.	The Contractor may operate a PIP only if no specific payment can be made directly or indirectly under a PIP as an inducement to reduce or limit medically necessary services furnished to an individual.

ii.	The Contractor shall disclose information specified in the PIP regulations to the State at the initial contract, anniversary date of the contract and at contract renewal.

Request for Proposal Number 02510

iii.	The Contractor shall provide information on its PIP to any beneficiary upon request. Member handbooks must annually disclose to enrollees their right to request such information.

iv.	The Contractor must disclose the following information to SRS in accordance with 42 CFR §422.210:

(a)	If referral services are covered by a PIP.

(b)	Type of arrangement(s).

(c)	Percent of withhold, bonus, etc.

(d)	Panel size and pooling method used.

(e)	Assurance of adequate stop-loss insurance.

(f)	Summary of enrollee/disenrollee surveys.

v.	If the Contractor places a physician group at substantial financial risk for referral services (exceeding 25% of maximum potential payout), the Contractor shall (1) provide adequate stop-loss insurance to the physicians/physician groups, and (2) conduct periodic surveys of enrolled and previously enrolled consumers to determine the degree of access and quality of care afforded to such consumers.

k.	Ineligible Physicians/Groups:

i.	Entities convicted of a criminal offense related to delivery of Title XVIII, Title XIX, or Title XXI services.

ii.	Entities convicted of payment abuse.

iii.	Entities convicted of fraud or other financial misconduct.

iv.	Entities convicted of obstructing an investigation.

v.	Entities convicted of offenses relating to controlled substances.

vi.	Entities terminated from the Title XIX Program.

vii.	Entities terminated from the Title XXI Program.

l.	Terminated Providers:

The Contractor shall terminate contracts with any provider whose Title XIX HealthConnect Contract or Title XIX Provider Agreement has been terminated by the state. Such contract termination shall be effective thirty (30) calendar days after receipt of notice of State termination of a HealthConnect Contract or Title XIX provider agreement.

m.	Timeliness of Provider Payments:

Contractor shall pay health care providers on a timely basis consistent with the claims payment procedures described in section 1902(a)(37)(A), of the Social Security Act, unless the health care provider and the Contractor agree to an alternative payment schedule.

n.	Anti-Discrimination of Providers:

Contractor shall not discriminate against providers with respect to participation, reimbursement, or indemnification for any provider acting within the scope of that provider’s license or certification under applicable State law solely on the basis of the provider’s license or certification. (SSA §1932(b)(7), [BBA §4704(a)].

o.	Anti-Gag Rule Provision:

Contractor shall not prohibit or otherwise restrict health care professionals from advising beneficiaries about their health status, medical care, or treatment regardless of benefit coverage if the professional is acting within their scope of practice. This provision does not require Contractor to cover counseling or referral services if it objects on moral or religious grounds and makes available information on its policies to enrollees within 90 days of a policy change regarding such counseling or referral services. (SSA §1932(b)(3), [BBA §4704(a)].

Request for Proposal Number 02510

3.48	Assignments and Mergers

This contract shall be binding on the parties and their successors and assignees, but neither party may assign this contract without the prior written consent of the other, which consent will not be unreasonably withheld; provided, however, that the Contractor may assign this contract to any corporation or firm which, upon such assignment, shall expressly assume this contract and which (i) shall acquire all or substantially all of the assets of the Contractor or any parent of the Contractor, as the case may be or (ii) shall be the surviving corporation into which the Contractor or any parent of the Contractor, as the case may be, shall have merged, provided in any such case that SRS will be reasonably satisfied with the financial stability of the acquiring or surviving entity, whichever is applicable. Any successor or assignee must accept all outstanding claims of SRS and contractual obligations of the Contractor.

3.49	Continuation of Coverage

Contractor must cover the duration of the contract period for which payment has been made to Contractor, as well as cover the continuation of services to enrollees confined in an inpatient facility on the date of insolvency until their discharge. (42 CFR §434.59).

3.50	Temporary Management Provisions

This contract may be terminated if Contractor fails to meet contract requirements or Balanced Budget Act requirements (BBA §4707). In the event SRS chooses not to terminate this contract despite repeated contract or BBA violations, Contractor shall recognize the authority of temporary management appointed to oversee Contractor.

Request for Proposal Number 02510

SECTION IV

SPECIAL PROVISIONS

4.1	Proposal Format: The following information shall be part of the technical proposal: Vendors are instructed to prepare their Technical Proposal following the same sequence as this section of the Request For Proposal.

(1)	Transmittal letter which includes the following statements:

(a)	that the vendor is the prime contractor and identifying all subcontractors;

(b)	that the vendor is a corporation or other legal entity;

(c)	that no attempt has been made or will be made to induce any other person or firm to submit or not to submit a proposal;

(d)	that the vendor does not discriminate in employment practices with regard to race, color, religion, age (except as provided by law), sex, marital status, political affiliation, national origin or disability;

(e)	that no cost or pricing information has been included in the transmittal letter or the Technical Proposal;

(f)	that the vendor presently has no interest, direct or indirect, which would conflict with the performance of services under this contract and shall not employ, in the performance of this contract, any person having a conflict;

(g)	that the person signing the proposal is authorized to make decisions as to pricing quoted and has not participated, and will not participate, in any action contrary to the above-statements;

(h)	whether there is a reasonable probability that the vendor is or will be associated with any parent, affiliate or subsidiary organization, either formally or informally, in supplying any service or furnishing any supplies or equipment to the vendor which would relate to the performance of this contract. If the statement is in the affirmative, the vendor is required to submit with the proposal, written certification and authorization from the parent, affiliate or subsidiary organization granting the State and/or the federal government the right to examine any directly pertinent books, documents, papers and records involving such transactions related to the contract. Further, if at any time after a proposal is submitted, such an association arises, the vendor will obtain a similar certification and authorization and failure to do so will constitute grounds for termination of the contract at the option of the State;

(i)	vendor agrees that any lost or reduced federal matching money resulting from unacceptable performance in a contractor task or responsibility defined in the Request, contract or modification shall be accompanied by reductions in state payments to contractor; and

(j)	That the vendor has not been retained, nor has it retained a person to solicit or secure a state contract on an agreement or understanding for a commission, percentage, brokerage or contingent fee, except for retention of bona fide employees or bona fide established commercial selling agencies maintained by the vendor for the purpose of securing business. For breach of this provision, the Committee shall have the right to reject the proposal, terminate the contract and/or deduct from the contract price or otherwise recover the full amount of such commission, percentage, brokerage or contingent fee or other benefit.

4.2	Vendor’s Qualifications: The vendor must include a discussion of the vendor’s corporation and each subcontractor if any. The discussion shall include the following:

(a)	date established;

(b)	ownership (public, partnership, subsidiary, etc.);

(c)	number of personnel, full and part-time, assigned to this project by function and job title;

(d)	data processing resources and the extent they are dedicated to other matters;

Request for Proposal Number 02510

(e)	location of the project within the vendor’s organization;

(f)	relationship of the project and other lines of business; and

(g)	organizational chart.

4.3	Subcontractors: The contractor shall be the sole source of contact for the contract. The State will not subcontract any work under the contract to any other firm and will not deal with any subcontractors. The Contractor is totally responsible for all actions and work performed by its subcontractors. All terms, conditions and requirements of the contract shall apply without qualification to any services performed or goods provided by any subcontractor.

4.4	Qualifications: A description of the vendor’s qualifications and experience providing the requested or similar service including resumes of personnel assigned to the project stating their education and work experience. The vendor must be an established firm recognized for its capacity to perform. The vendor must be capable of mobilizing sufficient personnel to meet the deadlines specified in the Request.

4.5	Timeline and Methodology: A timeline and methodology for implementing services.

4.6	Payment: See Section 5.15 – Page 72.

4.7	Vendor Information File: The State will make reference material available for review in the Vendor Information File. This information has been assembled by the using agency to assist vendors in the preparation of the proposals and to ensure that all vendors have equal access to information.

Vendors may have access to the file by contacting the following individual for an appointment:

Rita Haverkamp, SRS

Telephone: 785-296-3774

Email: rszh@srskansas.org.

4.8	Submission of the Bid: Submission of the bid will be considered presumptive evidence that the vendor is conversant with local facilities and difficulties, the requirements of the documents and of pertinent State and/or local codes, state of labor and material markets, and has made due allowances in the proposal for all contingencies. Later claims for labor, work, materials, and equipment required for any difficulties encountered which could have foreseen will not be recognized and all such difficulties shall be properly taken care of by Contractor at no additional cost to the State of Kansas.

4.9	Performance Bond: The Successful vendor shall file with the Director of Purchases a Performance Bond or Certificate of Deposit made out to the State of Kansas with interest accruing to the vendor in an amount equal to one million dollars ($1,000,000.00) as security for the faithful performance of this contract and as security for the payment of all persons performing labor and furnishing materials in connection with this proposal.

If damages exceed the amount of the guaranty, the State may seek additional damages. Necessary bond forms (see Appendix X) will be furnished by the Division of Purchases and can be completed by any General Insurance Agent. Bonds shall be issued by a Surety Company licensed to do business in the State of Kansas.

4.10	Insurance: The successful vendor shall present an affidavit of Worker’s Compensation, Public Liability, Fidelity bonding of persons entrusted with handling of funds. Fidelity bonds must be issued by an insurance company licensed in the State of Kansas and must be for a minimum of $100,000, Unemployment Insurance, Reinsurance (including stop/loss and aggregate solvency insurance), and Property Damage Insurance to the Division of Purchases.

Request for Proposal Number 02510

Reinsurance (Including Stop/loss Insurance And Aggregate Solvency Insurance): The vendor is required to provide SRS with evidence of its financial ability to absorb the risk of catastrophic cases (i.e., private reinsurance coverage, or self-insurance for companies with over five years experience in Kansas). The vendor shall not expose itself to loss on any one risk or hazard to an amount exceeding ten percent (10%) of its paid-up capital and surplus unless the excess shall be reinsured in some other company duly authorized to transact similar business in this state or as otherwise provided in the insurance code. The performance bond required by the Director of Purchases should be considered separate and distinct from this provision. Stop/loss and aggregate insolvency insurance are required. Reinsurance must be approved by SRS prior to Contract signing.

4.11	References: Provide Four (4) references. References shall have purchased similar services from the vendor in the last year. References shall show firm name, contact person, address, and phone number. Vendor employees and the buying agency shall not be shown as references.

4.12	Certification of Specifications Compliance: By submission of a bid and the signatures affixed thereto, the bidder certifies all products and services proposed in the bid meet or exceed all requirements of this specification as set forth in the request.

4.13	Technical Specifications: Vendors shall provide responses to the following information areas. Vendors shall format their response to correspond with the item numbers provided in this RFP. Vendors shall provide enough information on each item to establish their ability to satisfy the applicable provisions of the contract.. SRS reserves the right to request additional information regarding managed care qualifications.

4.13.1	Name and address of Managed Care Organization (MCO): Provide a brief history of your organization. Include such information as:

a.	Is your company owned, controlled, sponsored by and/or affiliated with another organization? If so, explain the relationship.

b.	Is your company part of a national MCO? If so, explain.

c.	Is your company for profit or not-for-profit?

d.	Include a copy of your most recent audited annual financial report.

e.	Include a copy of your most recent corporate annual report.

4.13.2	Licensure: Is your MCO currently licensed in the State of Kansas? If yes, what type of licensure does the corporation hold? What geographical areas of the state are you licensed for? If no, has an application for licensure been filed?

4.13.3	Type of MCO (if more than one model, indicate percentage of enrollment in each type).

             Staff             Group             Network             IPA

4.13.4	Federal Qualification (Federally qualified MCOs are not required to be state licensed)

a.	Is this a federally qualified MCO?

b.	If yes, what was the effective date?

c.	If no, does the MCO have any plans to become federally qualified?

4.13.5	Is the MCO accredited by any organization? If so, by whom and at what level of accreditation?

_____ Yes	_____ No

Accrediting Body(ies) _____________________________________________________

Level of Accreditation _____________________________________________________

Request for Proposal Number 02510

4.13.6	Initial Operational Start-up: State the year the MCO began operations and the year the MCO became licensed in the State of Kansas.

Entity responsible for start-up

4.13.7	Current Ownership and Management Contracts: Provide the name, address, and telephone number of the current owner. Vendors must include all owners with at least 5% ownership. State if the MCO is operated by a management company, and provide the name and address of that management company. Include a copy of the management contract between the MCO and management company.

4.13.8	Contact Person: Provide the name, title, address and telephone number of the contact person for the management company.

4.13.9	Company Management

a.	Provide the names of top management personnel (CEO, CFO, Medical Director, Quality Management Director, Member Services Director, Provider Services Director, Utilization Review Coordinator, etc.) with a brief summary of their experience in MCO management.

b.	Organizational Chart: Provide a functional organizational chart, showing main departments and number of staff members with their titles in these departments as well as primary clinical committees. Please provide position descriptions for staff members assigned to this project and identify the percentage of time these individuals will be dedicated to the Kansas Managed Care Contract.

4.13.10	Provide a detailed discussion of how your organization will address the purpose of this RFP as discussed in Section 5.1.

4.13.11	Provide a brief statement detailing the regions that you are proposing to cover as discussed in Section 5.5.

4.13.12	Provide a brief statement indicating your understanding of, and agreement to, the Waiver Authority as described in Section 5.6.

4.13.13	Provide a detailed discussion indicating your understanding of, approach to, and agreement to, each of the Functions and Duties of the MCO as described in Section 5.7.

4.13.14	Provide a brief statement acknowledging your understanding of, and agreement to, each of the Functions and Duties of SRS as provided in Section 5.8.

4.13.15	Provide a detailed discussion indicating your understanding of, approach to, and agreement to, the Medical Services included in the Contract as provided in Section 5.9.

4.13.16	Provide a brief statement acknowledging your understanding of, and agreement to, the Medical Services not included as provided in Section 5.10.

4.13.17	Provide a brief statement acknowledging your understanding of, and agreement to, the Cooperation with Other Agency’s requirements as provided in Section 5.11.

4.13.18	Provide a statement acknowledging your understanding of, and agreement to, the Enrollment, Marketing and Disenrollment activities of the Fiscal Agent(s) and SRS and a detailed discussion of your understanding, approach to, and agreement to, the MCO duties as provided in Section 5.12.

4.13.19	Provide a statement acknowledging your understanding of, and agreement to, the Audits and Reports requirements as provided in Section 5.13.

Request for Proposal Number 02510

4.13.20	Provide a statement acknowledging your understanding of, and agreement to, the Coordination of Benefits and Post-Pay Recovery (Third Party Liability) requirements as provided in Section 5.14.

4.13.21	Encounter Tape:

a.	State the vendor’s ability to provide the encounter tape in the format specified in Appendix H and I of the contract, including system capacity, operational standards and capacity for system growth.

b.	Provide a detailed description of your MIS including membership processing, assignment tracking claims payments, referral tracking and any other major functions performed.

4.13.22	Enrollment Information

a.	Affirm the vendor’s capacity to effectively verify enrollment and disenrollment of beneficiaries using the enrollment information as specified in Section 5.11 of the contract.

b.	Describe the MCO’s proposed process for enrolling members with primary care providers. Please include a copy of the proposed member welcome packet.

c.	Provide copies of your proposed policies for disenrollment and changing primary care providers. Please provide your proposed policies for enrolling newborns.

4.13.23	Medical Management

a.	Providers Serving Enrollees and Access Requirements:

i.	Furnish a provider listing of physicians who will serve enrollees under the terms of this contract. Listing shall include: provider name; specialty; gender; languages fluent in; patient caseload; whether they will service beneficiaries in the Title XIX Program, Title XXI Program or both Programs; geographic area; practice address(es); telephone number(s); and Medicaid Provider Number if available. If your Provider Network is not established, provide your plan for establishing a network and the date that the information will be available.

ii.	Explain your plans and timelines for obtaining additional providers in underserved areas and specialties.

iii.	Do you allow OB/GYN providers to be primary care physicians?

b.	Provide a list of all providers within your network by specialty, including hospitals and ancillary providers. If your Provider Network is not established, provide your plan for establishing a network and the date that the information will be available.

c.	Are mid-level practitioners included in your provider network? In what manner?

d.	Provide a copy of your standard contracts and dated signature pages for all providers within your network. Your contract with providers must include a clause that if terminated from the Title XIX Program, they will not be eligible to serve Title XIX or Title XXI Program beneficiaries. Standard contracts should be submitted at the time of response. Signed contract pages are due to SRS one month after contract signature.

e.	Submit letters of intent by the primary care case managers, specialists, pharmacies, FQHCs, home health providers, hospitals, local health departments, transportation providers, certified nurse midwifes, durable medical equipment, occupational, physical, and speech therapy, vision providers, and other specialty providers in the proposed counties. Letters of intent must be submitted with the response to this RFP.

f.	Provide your requirements for the waiting time standards. Do they meet those required by the Contract? How will you monitor this?

i.	Does the management company have a policy for scheduling appointments? What is it?

ii.	What is your policy on physician response time to after hours calls?

iii.	Outline the MCO’s system for triaging urgent care needs.

iv.	Describe the MCO’s system for monitoring follow-up care?

Request for Proposal Number 02510

g.	Location of Ancillary Care Facilities: Furnish a description of facilities within the network and their location which will be used to deliver care.

h.	Health Agency Affiliations

i.	Describe any current arrangements (formal or informal) the Contractor may have with local health departments, local education agencies, rural health clinics, hospitals, pharmacies or federally qualified health centers. Please describe efforts which will be made to establish arrangements with these agencies where they do not already exist.

ii.	Subcontracts with Local Health Departments (LHDs), and any other health agency or clinic (including FQHCs) must be submitted within one month after contract signature.

i.	Internal Quality Assurance Committee and Medical Director

i.	Discuss the internal QA committee and how it complies with the requirements in the following areas:

(1)	authority,

(2)	functions,

(3)	organizational structure,

(4)	reporting relationship(s),

(5)	membership, and

(6)	meeting frequency.

ii.	Medical Director

(1)	Will the Medical Director be involved in peer review education?

(2)	Is the Medical Director available for daily consultation?

(3)	Is anyone authorized to assume the responsibilities of the Medical Director in his/her absence?

4.13.24	Quality Assurance Program

a.	Provide a copy of your quality assurance program (QAP), which should address, at a minimum, the areas identified in Section 5.7.13. of this RFP.

b.	In brief, discuss the system used to conduct utilization review activities, including manual and automated procedures.

c.	In brief, describe how the MCO system will assure coordination and continuity of care through the quality management activities as specified in the contract.

d.	In brief, describe how management and integration of care is maintained through a primary care physician/gatekeeper or other means.

e.	In brief, describe the system used to assure referrals for medically necessary specialty, secondary and tertiary care. Discussion should include how referrals are authorized and tracked.

f.	Is your referral process linked to claims?

g.	How will special population groups be referred to specialists and needed services?

h.	Provide a copy of your provider credentialing and recredentialing process. What procedures do you have in place for identifying when a physician loses licensure?

i.	Describe your prior authorization process.

j.	Describe your interventions for Performance Improvement (Corrective Action) Plans.

k.	Do you have a database developed to track continuity and coordination of care? How often is this monitored?

l.	Indicate your willingness to work with SRS on Quality Indicators and Complaint and Grievance policies.

m.	In brief, describe the methods used for provision of care in emergency or urgent situations including:

i.	Twenty-four hour coverage and other necessary systems to assure the provision of timely care.

ii.	Education processes to inform members of appropriate actions in emergency or urgent situation (i.e., call primary care physician, immediately go to emergency room in life-threatening situation, etc.).

Request for Proposal Number 02510

iii.	Please describe what steps you will be taking to reduce inappropriate use of the emergency room.

n.	Provide, within ninety (90) days of contract signing, a copy of your termination plan. This plan shall describe the actions you will take to ensure a smooth transition to your successor in the event that this contract is terminated.

4.13.25	Transportation: Define your policy on transportation. How will you be providing transportation to all enrollees in need of transportation? How will you provide lodging and meals, if necessary, to these beneficiaries?

4.13.26	Benefits: Will any additional benefits be provided to Kansas members?

4.13.27	Communication:

a.	Health Education and Prevention

i.	The vendor shall describe its health education and prevention program including:

(1)	General topic areas covered (i.e., prenatal care, nutrition, smoking cessation, etc.)

(2)	Targeted programs (i.e., EPSDT, diabetes, AIDS, etc.)

(3)	Methods used to educate members (i.e., mailed materials, classes, telephone services, outreach activities, etc.) Samples of all written materials shall be provided and approved by SRS, prior to dissemination.

(4)	Community outreach for enrolled members such as Well Baby, etc.

(5)	Describe the outreach activities you will provide for outreach activities in the rural communities. Please provide specific activities you will provide for outreach activities.

ii.	How often will the vendor evaluate its health promotion program?

iii.	How will you offer or arrange for the following services:

Outreach	Risk Assessment
Case Management	Home Visits
Nutritional Counseling	Childbirth Classes
WIC Referral	Parenting Classes
Health Education	Incentive Programs

iv.	Describe the vendor’s plan for identifying and monitoring healthcare services.

v.	Explain how you will meet the EPSDT (KAN Be Healthy) requirements (staff, data needs, monitoring provider compliance, training and education to providers, member notification, assistance in scheduling appointments, transportation, providing extended services, tracking referrals and the WIC program).

4.13.28	Grievance System: Describe the vendor’s complaint and grievance procedures in accordance with the contract requirements. Please provide a copy of your complaint/grievance process/policy and time frames for resolving each.

4.13.29	Communications with providers:

a.	Describe the roles and responsibilities of your provider relations staff.

b.	Provide a copy of your provider manual.

c.	How will you notify providers of specific quality improvement activities?

d.	Who does provider recruitment within the MCO?

e.	Provide information on your provider profiling policies and processes.

f.	Do you share provider profile information with your providers?

g.	Describe your provider appeals process.

h.	Describe subcontractor monitoring processes.

Request for Proposal Number 02510

4.13.30	Communications with consumers:

a.	How often will you review your member handbook to determine if updates are needed?

b.	Describe your process for dealing with non-compliant members.

c.	Describe the staffing for consumer services. What is the member to member-service-staff ratio? Is this government funded only or for all managed care plans?

d.	Please include draft materials produced for members, including:

i.	Member Handbook.
ii.	Member Welcome Packet including PCP enrollment materials.

iii.	Please provide copies of your member services policy.

e.	Provide a copy of your member rights and responsibilities policy.

f.	Provide a copy of your current member card(s).

4.13.31	Medical Records System and Confidentiality:

a.	Include your medical records documentation policies.

b.	Indicate which of the following policies your medical records system addresses:

i.	Medical records for all providers in the plan shall be: organized, accurate, legible and safeguarded; available for use in Quality Management activities; and document continuity of care when enrollees are treated by more than one provider.

ii.	Provider efforts do not interfere with access to and confidentiality of family planning services.

iii.	Confidentiality of information is guaranteed.

iv.	Provide your confidentiality policies.

4.13.32	Financial:

a.	Financial Statements: Furnish the following financial reports as well as any other reports outlined in this RFP:

i.	A copy of the most recent unaudited financial statements for the MCO;

ii.	The past year’s income and expense statements;

iii.	Current balance sheets;

iv.	Copies of applicable fidelity bonds and insurance policies;

v.	Descriptions of financing arrangements for operational deficits and for developmental costs;

vi.	Financial projections for newly-formed entities, or entities providing health care services for less than one year, shall include:

(1)	Monthly statements of revenue and expense for the first year on a gross dollar as well as per-member-per-month basis, with quarters consistent with standard calendar year quarters;

(2)	Quarterly statements of revenue and expense for each of three (3) subsequent years;

(3)	A quarterly balance sheet for all projected time periods; and,

(4)	A statement and justification of assumptions.

b.	Provide a written assurance stating a copy of your signed reinsurance policy will be submitted not later than 30 days after contract signing.

c.	Provide a plan for Coordination of Benefits and Post-pay recovery activities.

d.	Provide a written assurance stating the required performance bond and restricted reserve account will be submitted not later than 45 days after contract signing.

e.	Provide an insolvency plan. The MCO must document arrangements made which protect its subscribers in the event of insolvency. The plan must include provisions for dividing the cash reserves, capital and surplus requirements among plan providers in the event of insolvency. The MCO shall hold harmless its beneficiaries in the event of insolvency and its providers shall not charge beneficiaries any portion of the costs associated with the provision of services under this contract.

Request for Proposal Number 02510

f.	Provide a copy of each letter of credit held by the MCO.

4.13.33	Fact Sheet and Provider Listing

a.	Attach a draft of materials on your managed care plan which SRS may include in the enrollment packet given to Medicaid beneficiaries to help them make an educated choice of enrolling in either the MCO or the PCCM program. The customer service phone number must be included (the toll free number should be listed first and the local number listed second). SRS will review and give comments back to the MCO throughout the negotiation process until the final copy is approved by SRS. The draft is due not later than 60 days after contract signing.

b.	Attach a draft provider listing for inclusion in the consumer enrollment packet. You may use 8 1/2 x 11” paper printed on both sides. Providers in Region 1 (Mandatory Coverage Area) must be available to accept Title XIX and Title XXI beneficiaries. Providers in Region 2 (Optional Title XIX) must accept title XXI beneficiaries and Title XIX beneficiaries in those counties the MCO elects to provide Title XIX services. The list shall include which program(s) in which the provider is willing to provide services. Provider address and phone number must be included. The provider listing can only include providers for which SRS has received signed contract signature papers from the vendor.

c.	The approved fact sheet and provider listing should be ready to be mailed to beneficiaries as an information sheet about your MCO. Indicate the date on which you will print the “fact sheet” and provider listing in order to prepare for delivering several thousand copies of the items by May 15, 2001.

4.13.34	Miscellaneous: List the names of three references for which your MCO acts as insurer or claims administrator. Include information on the size of the group and the name and telephone number of a contact person at each group. Include Kansas employers whenever possible.

4.13.35	Reports: Specify how you propose to submit the following required reports:

a.	Subcontractor Changes.

b.	Other Personnel Changes.

c.	Provider Satisfaction Survey Results.

d.	Pending Legal Actions.

e.	Performance Improvement Plans (Corrective Action Plans).

f.	Consumer Survey Results.

g.	Semi-annual Medicaid specific financials.

h.	Prior Authorization Criteria.

Request for Proposal Number 02510

SECTION V

STATEMENT OF WORK

5.1	PURPOSE

The vision of the Medical Policy/Medicaid Program is to create a single health care delivery system that appears seamless to the beneficiary through the integration of Title XIX and Title XXI of the Social Security Act. Using value-based purchasing strategies, the Medical Policy/Medicaid Division of The Department of Social and Rehabilitation Services (SRS) intends to increase access to quality healthcare, encourage the development of a managed system of care which promotes long-term health and wellness and procure and manage quality medical services that are non-stigmatizing. We want to increase the number of persons served within a capitated managed care model and be able to offer a choice of two Managed Care Organizations (MCOs) in almost every county in the State. Through the development of a delivery system of care that more closely resembles commercial health insurance, we hope to uncouple the healthcare programs from other welfare programs and reduce the stigma currently associated with Medicaid. In responding to this RFP, plans should bear in mind this vision and provide information in such a manner as to make clear how their responses relate to the program’s vision. Innovations which enhance the blending of Title XIX and Title XXI into a single program which mirrors commercial health plans are encouraged.

5.2	BACKGROUND

Title XIX of the Social Security Act, referred to as Medicaid, provides medical assistance for certain individuals and families with low incomes and resources. Medicaid became law in 1965 as a jointly funded cooperative between the Federal and State governments to assist States in the provision of adequate medical care to eligible needy persons. The Social Security Act was amended in 1997 to add Title XXI, which provides health insurance coverage to children from low-income families. Title XXI is referred to as HealthWave in Kansas and was implemented by seeking insurers to provide health insurance coverage to children in eligible families (up to 200 percent of the federal poverty level). It is our intent to blend these two programs into one under the HealthWave name.

Enrollment will begin May 1, 2001 and continue on an ongoing basis. Title XXI beneficiaries will have a guaranteed 12 month period of eligibility in the Title XXI Program beginning the first month of eligibility for covered services. Neither Title XIX nor Title XXI beneficiaries are subject to waiting periods or pre-existing condition clauses excluding coverage for conditions as of the effective date of their coverage. Enrollment in the Title XIX and Title XXI programs will be the responsibility of SRS and its fiscal agent(s). Health care services must be available to members beginning July 1, 2001.

5.3	CATEGORIES OF ELIGIBILITY

5.3.1	Title XIX - Medicaid beneficiaries who will be eligible under the contract:

a.	Adults and Children, eligible under the Temporary Assistance to Families (TAF) program.

b.	Certain pregnant women and children through the month of their first birthday.

c.	Certain children over the age of one (1) year and through the month of their sixth (6) birthday.

d.	Certain children over the age of six (6) and through the month of their twenty-first (21) birthday, born on or after October 1, 1979.

Title XIX beneficiaries will be in the fee-for-service system until their name appears on the MCO Beneficiary Roster.

Request for Proposal Number 02510

5.3.2	Title XXI - Children’s Health Insurance Program beneficiaries who will be eligible under the contract:

Children under the age of nineteen years who are not eligible for Title XIX (Medicaid), but living in families with incomes less than 200 percent of the federal poverty level.

5.3.3	Title XIX Beneficiaries Not Eligible for the Contract:

The following categories of Medicaid beneficiaries are excluded from receiving services under this contract:

a.	Beneficiaries residing in a nursing facility, nursing facility for the mentally ill, intermediate care facilities for mental retardation (ICF/MR) or head injury rehabilitation facility;

b.	Beneficiaries with Medicare coverage;

c.	Beneficiaries enrolled in another managed care program;

d.	Beneficiaries enrolled in a Medicaid administrative “lock-in” program;

e.	Beneficiaries who have an eligibility period that is only retroactive;

f.	Beneficiaries enrolled in any Home and Community Based Services (HCBS) Waiver Program;

g.	Beneficiaries eligible for SSI;

h.	Beneficiaries in foster care; and

i.	Beneficiaries in the Health Insurance Premium Payment System (HIPPS)

5.4	SERVICES REQUESTED

Contracted MCOs shall provide capitated managed care services to Title XIX and Title XXI beneficiaries. The number of MCOs participating will be limited to two (2) in Region I (see 5.5.1) for both Title XIX and Title XXI. MCOs may selectively provide Title XIX services in counties located in Region 2 (see 5.5.2). SRS will award one MCO contract to provide Title XXI services in Region 2. The MCOs shall assume responsibility for all medical conditions of both Title XIX and Title XXI beneficiaries except those medical conditions specifically excluded below. The MCOs shall ensure the provision of medically necessary services, including prescription drugs, as specified below, subject to all terms, conditions and definitions of this RFP. Covered services shall be available in the service area through the MCOs or their subcontractors.

5.5	GEOGRAPHIC SERVICE AREA

MCOs contracting to provide services under this RFP in Region 1 must provide both Title XIX and Title XXI services to all beneficiaries located in the counties listed in Section 5.5.1. MCOs contracting to provide services under this RFP in Region 2 must provide only Title XXI services to all beneficiaries located in the counties listed in Section 5.5.2. MCO’s contracting to provide services under this RFP may provide Title XIX services to beneficiaries listed in Section 5.5.2 at their option on a county-by-county basis

Request for Proposal Number 02510

5.5.1	Region 1 (Mandatory Title XIX and Title XXI Coverage):

Contractors shall provide both Title XIX and Title XXI funded services in the following counties:

Allen	Cowley	Hodgeman	Mitchell	Rice
Anderson	Crawford	Jackson	Montgomery	Riley
Atchison	Dickinson	Jefferson	Morris	Rooks
Barber	Doniphan	Jewell	Nemaha	Rush
Barton	Douglas	Johnson	Neosho	Russell
Bourbon	Edwards	Kingman	Ness	Saline
Brown	Elk	Kiowa	Norton	Sedgwick
Butler	Ellis	Labette	Osage	Shawnee
Chase	Ellsworth	Leavenworth	Osborne	Smith
Chautauqua	Ford	Lincoln	Ottawa	Stafford
Cherokee	Franklin	Linn	Pawnee	Sumner
Clark	Geary	Lyon	Phillips	Trego
Clay	Graham	Marion	Pottawatomie	Wabaunsee
Cloud	Greenwood	Marshall	Pratt	Washington
Coffey	Harper	McPherson	Reno	Wilson
Comanche	Harvey	Miami	Republic	Woodson
Wyandott

5.5.2	Region 2 (Mandatory Title XXI, Optional Title XIX Coverage):

Contractors may elect to provide Title XIX services in any or all of the following counties. The successful bidder shall provide Title XXI services in the following counties:

Cheyenne	Gray	Lane	Scott	Stevens
Decatur	Greeley	Logan	Seward	Thomas
Finney	Hamilton	Meade	Sheridan	Wallace
Gove	Haskell	Morton	Sherman	Wichita
Grant	Kearny	Rawlins	Stanton

5.6	WAIVER AUTHORITY

SRS operates Title XIX - Medicaid under a 1915(b) Waiver from the Health Care Financing Administration (HCFA). If waiver authority is withdrawn, the portion of this contract dealing with Title XIX - (Medicaid) shall become null and void. In the event waiver authority is withdrawn that portion of this contract dealing with Title XXI shall continue in full force and effect.

5.7	FUNCTIONS AND DUTIES OF THE MCO

5.7.1.	Compliance with Applicable Law

Observe and comply at all times with all federal and state laws in effect during the term of the contract, which in any manner affect the Contractor’s performance under this contract. The Contractor must comply with all provisions of SRS policies, procedures, regulations, guidelines and rules for Contractor services, as well as pertinent federal regulations. The Contractor must remain in compliance with the provisions of the waiver granted by HCFA and all terms and conditions of the waiver established by HCFA. The Contractor must remain in compliance with the Balanced Budget Act. The Contractor must comply with all applicable provisions of the Health Insurance Portability and Accountability Act (HIPAA).

Request for Proposal Number 02510

5.7.2	Statutory Requirements

The Contractor shall:

a.	Retain at all times during the period of this contract a valid Certificate of Authority issued by the Kansas Department of Insurance.

b.	Certify to SRS, in accordance with section 1932(d)(1) of the Social Security Act, that it does not, and shall not, have a director, officer, partner or person with beneficial ownership of more than 5% of the entity’s equity who has been debarred or suspended by any federal agency. Secondly, the MCO certifies to SRS it has no employment, consulting, or any other agreement with a debarred or suspended person for the provision of items or services that are significant and material to its contractual obligation to SRS. Please refer to the Federal Debarment List located at www.arnet.gov/epls for a listing of federally debarred and suspended individuals.

c.	In accordance with HCFA Release No. 35, Medicaid Clinical Laboratory Improvement Amendments (CLIA) Implementation, the Contractor shall obtain copies of the valid CLIA certificates from the laboratories and/or all entities providing laboratory services funded by Title XIX and Title XXI. The Contractor shall provide a listing to SRS of all laboratories and/or entities providing laboratory services used by the Contractor and shall certify to SRS that the laboratories and/or entities providing laboratory services are CLIA certified. The Contractor shall update the listing and certification as laboratories and/or entities providing laboratory services are added to or dropped from the list.

5.7.3	Early and Periodic Screening, Diagnosis and Treatment (EPSDT)

The Contractor must provide the EPSDT screens to all Title XIX beneficiaries under twenty-one (21) years of age and Title XXI beneficiaries under nineteen (19) years of age.

a.	EPSDT Background and Definition: The Contractor shall comply with Federal law and regulations governing the administration of the Title XIX services which require that a state provide health screening and necessary diagnostic and treatment services for all children under age twenty-one (21) who are eligible for Title XIX. EPSDT is sometimes referred to as KAN Be Healthy (KBH) in Kansas. All references and provisions relating to EPSDT coverage shall also include all children enrolled under this contract under the age of 19 who are eligible for Title XXI benefits. The federal law requires the state to have 80% of all Title XIX beneficiaries under twenty-one (21) years of age EPSDT screened in accordance with the American Academy of Pediatrics Periodicity Schedule (see Appendix R). SRS is committed to assuring that as many eligible children as possible have a source of regular ongoing health care. A child should be able to receive examination, treatment, and when necessary, referral services from one provider to another provider. This program allows participating individuals under the age of twenty-one (21) years (under the age of nineteen (19) years for Title XXI) to receive any services which are medically necessary (see Appendix M for our proposed medical necessity criteria). In order to be considered a program participant and receive additional services, individuals must follow the periodicity schedule.

b.	Screening, Diagnosis And Treatment: The MCO shall ensure the completion of health screens at the entrance to the program, and at specific intervals, which consist of a health history, developmental assessment, complete physical exam, vision screening, hearing test, urinalysis, blood test, immunizations, nutrition screen, anticipatory guidance and other tests as needed and referrals for treatment. Vision and hearing tests shall be completed at the specified intervals for these tests.

Request for Proposal Number 02510

c.	Current SRS policy requires the following additional screens and services:

i.	Participants may have a dental screening at the age of twelve (12) months but must have a dental screening annually if three (3) years of age or older. Some services require prior authorization (Dental screening is not part of the MCO benefits package. This information is provided here for informational purposes only).

ii.	Participants must have a vision screening at the age of three (3) years. Examinations every two (2) years and treatment for medical conditions of the eye are covered.

iii.	Participants must have a hearing screen at the age of three (3) years. Examinations every three (3) years and treatment for medical conditions of the ear are covered.

iv.	Additional treatment and services which are covered only for EPSDT participants which include, but are not limited to, elective surgery and over the counter (OTC) medications. Under the Federally mandated (OBRA 89) “extended services” requirements, if a service is determined to be medically necessary by a physician for EPSDT participants, the MCO is responsible for the provision of and reimbursement for that service.

d.	Reports And Records: SRS has the obligation of assuring the federal government that EPSDT services are being provided as required. All requested records, including medical and peer review records, must be available for inspection by state or federal personnel or their representatives. The Contractor must record their health screenings and examination related activities and must report those findings quarterly, in an SRS approved format. The Contractor shall use the SRS approved Current Procedural Terminology (CPT) codes for EPSDT (see Appendix U). Updates to these codes can be found in provider manuals and provider bulletins. In addition to SRS’ periodic onsite record inspection, the following information shall be reported by the Contractor to SRS in the encounter data that is submitted monthly.

i.	The child’s name, Title XIX or Title XXI ID Number, and date of birth.

ii.	The date and type of the EPSDT screen.

iii.	Whether the child was referred for diagnosis and/or treatment for dental, hearing, vision or other.

5.7.4	Children with Special Health Care Needs

For other young persons with handicaps, disabilities or diseases which require specialty care and who qualify for services under Special Health Services (SHS), Title V, through the Kansas Department of Health and Environment (KDHE), the MCO must contact the Bureau of Children and Families within KDHE and follow SHS advice on referrals and coordination of care.

5.7.5	Cultural Competency

The Contractor shall address the special health needs of members who are poor, homeless and/or members of a minority population group. The Contractor shall incorporate in its policies, administration, and service practice the values of (1) honoring member’s beliefs, (2) sensitivity to cultural diversity, and (3) fostering in staff/providers attitudes and interpersonal communication styles which respect members’ cultural backgrounds. The Contractor shall have specific policy statements on these topics and communicate them to subcontractors.

The Contractor shall encourage and foster cultural competency among providers. The Contractor shall permit members to choose providers from among the Contractor’s network based on cultural preference. The Contractor shall permit members to change primary providers based on cultural preference. Members may submit grievances to the Contractor and/or SRS related to inability to obtain culturally appropriate care, and SRS may, pursuant to such grievance, permit a member to disenroll and enroll in another Contractor, or into HealthConnect (the PCCM program) in a county where Contractors do not enroll all eligible beneficiaries. Culturally appropriate care is care by a provider who can relate to the member and provide care with sensitivity, understanding, and respect for the member’s culture.

Request for Proposal Number 02510

5.7.6	Family Planning Services:

The Contractor is required to provide freedom of choice for family planning and reproductive health services, which may be out of the managed care organization’s network. The Contractor is responsible for payment of these services. Examples of family planning and reproductive health services that must be covered by the health plan include: contraception management, insertion of Norplant, Intrauterine Device(IUD), Depo Provera® Injections, Pap test, pelvic exams, sexually transmitted disease testing, family planning counseling/education or any other methods of contraception.

a.	Medically approved services prescribed by physician/advanced registered nurse practitioner/nurse midwife including diagnosis, treatment, counseling, drug, supply, or device to individuals of childbearing age;

b.	For family planning purposes, sterilization shall only be those elective sterilization procedures performed post partum for the purpose of rendering an individual permanently incapable of reproducing and must always be reported as family planning services, in accordance with mandated federal regulations 42 C.F.R. §441.250-441.259;

c.	The Contractor must assure that the Sterilization Consent form meets all the criteria required by HCFA in 42.C.F.R. §441.250 - 441.259, and must require a properly completed copy of the Sterilization Consent form from the performing provider. The Contractor must maintain a copy of the form.

5.7.7	Service Accessibility Standards

The following service accessibility standards (for all health service providers, unless otherwise specified herein) shall apply:

a.	Number of Beneficiaries Per Physician/Primary Care Provider: An individual physician or primary care provider may not care for more than 1800 beneficiaries enrolled as members of the Contractor’s health plan.

b.	Nondiscrimination:

i.	The Contractor shall provide contract services to Title XIX and Title XXI members under this contract in the same manner as those services are provided to the Contractor’s other members, although covered services and provider payment levels may vary. The Contractor must guarantee that the locations of facilities and practitioners providing health care services to members are geographically convenient to low-income areas, handicapped accessible and close to public transportation routes. If provider office locations change during the contract term, the Contractor shall notify SRS.

ii.	Comply with all the provisions and applicable conditions of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; Equal Pay Act of 1963; the Rehabilitation Act of 1973, as amended; The Americans with Disabilities Act of 1990 and the Civil Rights Act of 1991. If applicable, the Contractor must also comply with all provisions of Executive Order #11246 including amendments, as well as rules, regulations and relevant orders of the Secretary of Labor.

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iii.	The Contractor shall not discriminate against individuals eligible to be covered under the contract on the basis of health status or need of health services.

c.	Twenty-Four Hour Access To Healthcare Coverage: Provide coverage, either directly or through its primary care providers, to members on a twenty-four (24) hours per day, seven (7) days per week basis. The Contractor shall have written policies and procedures describing how members and providers may contact the Contractor to receive individual instruction on accessing emergency services or receiving prior authorization for treatment of an urgent medical problem and instruction when out of geographic area. The procedures shall include availability of 24-hours, seven days per week access by telephone to a live voice (an employee of the Contractor or an answering service) which will immediately page an on-call medical professional so that referrals can be made for non-emergency services or so information can be given about accessing services or how to handle medical problems during non-office hours. These policies and procedures shall also describe how the Contractor responds to calls received from members. The policies and procedures must be made available in an accessible format upon request. Direct contact with qualified clinical staff must be available through a toll-free voice and telecommunication device for the deaf telephone number. Recorded messages are not acceptable. The Contractor shall ensure all Contractor members equal access to twenty-four hours per day, seven (7) days per week, health care coverage.

d. Travel Distance:

i.	Make available to every member, a pharmacy and a primary care provider within twenty (20) minutes in urban counties and thirty (30) minutes in all other areas of the state, of the member’s place of residence. In rural areas where available, pharmacies, specialty physicians and hospitals must be in a location closer than an urban county if traveling to the urban county for these services would endanger the member’s health.

ii.	Members may, at their discretion, select primary care providers located further from their homes.

e.	Appointment Standards: The Contractor shall monitor and ensure that a member’s waiting time at the primary care provider or specialist office is no more than two (2) hours from the scheduled appointment time, except when the provider is unavailable due to an emergency. Waiting time is the actual time spent waiting to see the provider after check-in. The Contractor shall have procedures in place to ensure:

i.	Emergency services are available at all times to members who appropriately seek emergency care under the “prudent lay person” definition of emergency care. (See the definition in Appendix E).

ii.	Emergent primary care provider appointments are available the same day, seven days per week, twenty-four hours per day, (e.g., high temperature, persistent vomiting or diarrhea, symptoms which are of sudden or severe onset but which do not require emergency room services).

iii.	Urgent primary care provider appointments are available within forty-eight (48) hours (e.g., persistent rash, recurring low grade temperature, nonspecific pain, fever).

iv.	Routine care appointments are available within 45 days (e.g., well child exams, routine physical exams).

f.	For specialty referrals, arrangements and provisions, the Contractor shall be able to provide:

i.	Emergent specialty care appointments, arrangements and provisions within twenty-four (24) hours of referral.

ii.	Urgent specialty care appointments available within three days of referral.

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iii.	Routine appointments within forty-five (45) days of referral. For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

(1)	First trimester within fourteen (14) days of first request.

(2)	Second trimester within seven (7) days of first request.

(3)	Third trimester within three (3) days of first request.

(4)	High risk pregnancies within three (3) days of identification of high risk to the Contractor or maternity care provider, or immediately if an emergency exists.

g.	Limited English Proficiency (LEP): The Contractor must provide language assistance necessary to ensure meaningful access to services at no cost to the LEP beneficiaries. Meaningful access for LEP beneficiaries ensures that the State or Contractor and the LEP beneficiary can communicate effectively and that the beneficiary has adequate information, is able to understand the services and benefits available, and is able to receive those services and benefits for which he or she qualifies.

i.	Translation of Written Materials:

(1)	The Contractor shall make available written translation of all documents whenever 10% or three thousand (3,000) members, whichever is less, of the Contractor’s enrolled population speak a single non-English language in the home.

(2)	The Contractor shall make available written translation of vital documents, whenever 5% or one thousand (1,000) members, whichever is less, of the Contractor’s enrolled population speak a single non-English language in the home. Other documents shall be translated orally, if needed.

(3)	The Contractor shall make available written notice in the primary language of the LEP group of the right to receive translated documents whenever one hundred (100) members of the Contractor’s enrolled population speak a single non-English language in the home.

ii.	Best Practices: The Contractor and their medical providers are encouraged to utilize:

(1)	Simultaneous translation

(2)	Language banks

(3)	Language support office

(4)	Multi cultural delivery project(s)

(5)	Pamphlets

(6)	Use of translation technology

(7)	Telephone information lines and translation services

(8)	Signage and other outreach services

iii.	Documented expenditures for oral and written translation administrative activities and services may be passed through to SRS for reimbursement. Federal financial participation is available to the State for such activities or services whether provided by staff interpreters, contract interpreters or through a telephone service.

h.	Provider Network Coverage: The Contractor shall have a primary care provider, pharmacy and hospital in every county where it has members. In the event there is no primary care physician, pharmacy or hospital in a given county, the contractor shall make other provisions to provide services to its members located within that county. The Contractor may include providers from other states in their provider network for this contract. Members may cross the State line for treatment, providing that they are in a border city which is within 50 miles of the State line.

i.	Policies And Procedures: The Contractor shall have established written procedures as contained in the RFP Response for disseminating its standards of practice to the network and it must assign a specific member of its organization to ensure compliance with these standards by the network.

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i.	The Contractor shall have written policies and procedures concerning how the Contractor educates its provider network and about appointment time requirements. The Contractor shall monitor compliance with these standards and shall develop and implement a corrective action plan when appointment standards are not met.

ii.	The Contractor shall have a formal process for developing and communicating acceptable standards of practice to providers of care. This process must include, at a minimum:

(1)	Identification of parties responsible for development of internal standards of practice or dissemination of State-defined standards of practice;

(2)	How initial orientation of providers will include education regarding standards of practice; and

(3)	Methods for ongoing education of providers regarding standards of practice.

iii.	The Contractor shall have written policies and procedures to ensure that participating providers are appropriately credentialed. These policies must be approved by SRS and must include at a minimum:

(1)	Designation of a credentialing committee, including qualifications and responsibilities with oversight by the Contractor governing body;

(2)	Information reviewed for credentialing purposes, which may include a visit to the practitioner’s office;

(3)	Process for periodic recredentialing;

(4)	Methods for reporting serious quality deficiencies resulting in suspension or termination of a provider;

(5)	Process for provider to appeal adverse credentialing action;

(6)	Specific credentialing criteria for each provider type participating with the Contractor; and

(7)	Process to ensure providers are actively practicing during the contract period.

5.7.8	Health Education and Prevention

The Contractor shall provide health education such as toll-free phone numbers, videos, and member handbooks to the extent that the member is advised of the appropriate use of health care and is instructed in ways to assist in the maintenance of his or her own health.

The Contractor shall use its best efforts to provide and arrange for a face-to-face contact, a complete physical examination or age/sex specific health screening for all members within the first six months of enrollment and continue to provide health education and/or physical exams on an annual basis thereafter.

5.7.9	Member Handbook and Notification

The Contractor shall mail a member handbook, or other written materials with information on how to access services, approved by SRS, to all members within ten (10) business days of being notified of their enrollment. When there are program changes, notification will be provided to the affected members at least fourteen (14) days before implementation. The Contractor shall maintain documentation verifying that the member handbook is reviewed and updated at least once a year. The member handbook must be written at no higher than a sixth grade reading level.

At a minimum, the member handbook shall include:

a.	A Table of Contents.

b.	A Glossary.

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c.	Information about choosing and changing primary care providers.

d.	Toll free telephone number to call with questions.

e.	Appointment procedures.

f.	A description of all available health plan services and an explanation of any service limitations or exclusions from coverage and a notice stating that the health plan will be liable only for those services authorized by the health plan.

g.	How to contact member services and a description of its function.

h.	How to register a complaint with the plan or SRS, or file a formal grievance.

i.	Provider network listing, including a list of the names, specialties, hospital affiliations, telephone numbers, and service site addresses of primary care providers available for selection. The Contractor must also include a list of participating pharmacies and hospitals.

j.	What to do in case of an emergency and instructions for receiving advice on getting care in case of any emergency, including how to access the 24-hour toll-free number. Information should also distinguish between a true emergency, emergent care and urgent care. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services available or to activate emergency medical services by dialing 911.

k.	How to obtain emergency transportation and medically necessary transportation.

l.	How to obtain mental health/behavioral services.

m.	How to obtain dental services.

n.	How to obtain pharmaceuticals and pharmacy services.

o.	What to do when emergent or urgent services are needed and the member is temporarily outside the service area.

p.	How to obtain EPSDT Services.

q.	How to access maternity, family planning and sexually transmitted disease services.

r.	Information regarding out-of-county and out-of-state moves.

s.	Informing the member that if he or she has a worker’s compensation claim, or a pending personal injury or medical malpractice law suit, or has been involved in an auto accident, to immediately contact the Medical Policy/Medicaid Unit, Third Party Liability Manager.

t.	Disenrollment policies and procedures.

u.	Contributions the member can make toward his or her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or SRS.

v,	Rights and responsibilities of the member.

w.	The Contractor’s policy on referrals for specialty care.

x.	The Contractor’s policy regarding copayments and charges to members (copayments may not be charged except for non-Title XIX services).

y.	The Contractor’s procedures for appeals.

z.	The Contractor’s procedures for notifying members about terminations and/or changes in benefits, services or delivery dates.

aa.	SRS’ procedures for appeals.

bb.	Information regarding the 90-day choice (of plan) period and the annual reenrollment period.

NOTE: Some of this information may be included as inserts to the handbook.

The Contractor shall submit the member handbook to SRS for approval prior to distribution to members. The Contractor shall make modifications in handbook language if requested to do so by SRS.

The Contractor shall comply with the translation requirements of Section 5.7.7.g. The Contractor shall also provide handbooks in alternative formats, i.e., large print, Braille, or cassette and diskettes for participants with sensory impairments.

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5.7.10	Conversion Privileges

The Contractor shall comply with the Health Insurance Premium Payment Act (HIPPA) and offer conversion to a private pay policy if enrollment stops because Title XIX or Title XXI eligibility is lost. The Contractor shall meet the conversion requirements under Kansas law.

5.7.11	Choice of Health Professional

To the extent possible and appropriate, each member covered under the Contractor shall have the right to choose among Contractor providers at the time of enrollment and within the Contractor network.

5.7.12	Medical Transportation

Medical Transportation will be provided to Title XIX and Title XXI beneficiaries as defined in relevant Title XIX Medicaid Provider Manuals, the Kansas Medical Services Manual and the Kansas Medicaid State Plan. The MCO must meet the minimum federal requirements for provision of transportation services. The MCO will cover the following:

a.	Emergency ambulance transportation.

b.	Non-emergency ambulance transportation from the member’s home to the nearest medical facility, or transportation from one facility to another if the first facility is inadequate for treatment.

c.	Non-ambulance transportation to all medically necessary services including carved out services (i.e., mental health and dental services).

d.	Transportation to family planning services even if these services are obtained from a provider not participating in the MCO network.

e.	Lodging and meals will be provided for the beneficiary and one attendant (if the beneficiary is 20 years of age or younger) when the receipt of medical services necessitates an overnight stay.

5.7.13	Quality Management

a.	SRS is dedicated to improving the quality of care for the Title XIX and Title XXI beneficiaries of Kansas. SRS feels this can best be obtained through a collaborative effort with Managed Care Organizations.

b.	SRS maintains oversight of the Contractor’s quality management functions. Therefore, the contractor must comply with all SRS quality management criteria described herein. In addition, quality standards must meet or exceed the requirements of 42 CFR §434.34. The MCO will, at a minimum, monitor, evaluate, and seek to improve the following:

i.	Quality improvement;

ii.	Utilization management;

iii.	Member services;

iv.	Provider services;

v.	Record keeping;

vi.	Organization structure;

vii.	Adequacy of personnel;

viii.	Access standards; and

ix.	Data reporting.

c.	The contractor shall be held accountable for the ongoing monitoring, evaluation, and actions as necessary to improve the health of its members and the care delivery systems for those members. The contractor shall be held accountable for the quality of care delivered by providers and subcontractors. SRS’ quality management program shall consist of internal monitoring by the contractor, oversight by federal and state governments, and evaluations by an External Quality Review Organization (EQRO). Areas found to be deficient during the above processes shall be addressed by the contractor through a Corrective Action Plan (CAP) process initiated internally or by SRS.

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d.	The contractor shall have a Quality Action Plan (QAP) and internal quality process which conforms to current standards and guidelines prescribed by the Health Care Financing Administration. The contractor shall adhere to the requirements contained within SRS’ Quality Management Plan (QMP), in Appendix F. The contractor shall have a QAP composed of, but not limited to:

i.	Scope of the QAP, including the quality of clinical care and quality of non-clinical aspects of service;

ii.	Specific activities, including methodologies, arrangements and responsible personnel for focused review of care studies and other quality of care studies, and tracking of outcome indicators;

iii.	Methods for provider participation in the QAP;

iv.	Methods for coordinating quality assurance activity with other Contractor management activity, including: recredentialing and provider network contracting; utilization management; complaint and grievance procedures; network changes; benefits redesign; patient education and member services; and

v.	Maintain and make available to SRS, studies, reports, protocols, standards, worksheets, minutes or such other documentation as may be appropriate, concerning its QAP.

e.	The contractor shall operate under a formal organizational structure for the implementation and oversight of the QAP. The formal organizational structure must include at a minimum:

i.	Defined responsibilities, job descriptions and reporting relationships for those staff responsible on a day-to-day basis for the implementation and oversight of the quality assurance program;

ii.	Identification and job description of the senior executive responsible for QAP implementation;

iii.	The responsibilities and composition of the committee responsible for overseeing QAP. The committee should include representatives of the provider community;

iv.	Protocol and schedule for regular meetings of oversight committee (minutes of the QA meetings shall be made available to SRS upon request);

v.	How documentation associated with the oversight of the QAP will be developed and organized;

vi.	How the QAP staff and the QAP oversight committee will be accountable to the governing body of the Contractor;

vii.	Process for conducting regular and periodic examination of the scope and content of the QAP; and

viii.	Process and responsible parties for completing an annual written evaluation of the QAP, which should address: studies and other activities completed; trending of clinical and service indicators and other performance data; demonstrated improvements in quality; areas of deficiency and recommendations for corrective action; and an evaluation of the overall effectiveness of the QAP.

f.	In addition to internal monitoring of quality of care, the contractor shall submit to SRS reports regarding the results of their internal monitoring, evaluation, and QAP implementation. The reports shall include targeted health indicators monitored by SRS and specific quality data periodically requested by HCFA or SRS. The reports may be required on a quarterly or annual basis or as specified by SRS. (Refer to the QMP located in Appendix F for the current report requirements). The report requirements shall be periodically reviewed and updated by SRS. SRS shall provide the contractor with no less than ninety (90) days notice of any changes in the report requirements. The contractor shall comply with all subsequent changes specified by SRS. The contractor shall provide access to documentation, medical records, premises, and staff as deemed necessary by SRS.

g.	Have a formal process for ensuring appropriate utilization of services and that services utilized are medically necessary. This process may include:

i.	Admission review and pre-certification of non-emergency hospital admissions;

ii.	Concurrent review of all admissions not receiving preadmission certification; and must include:

iii.	An appeals process for negative preadmission or concurrent review determination.

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iv.	Monitoring prescription drug utilization.

v.	Cooperation with the Drug Utilization Review Board (DURB) in prescription drug monitoring and provider education regarding drug utilization.

5.7.14	External Quality Review Organization (EQRO)

Federal law (Section 1902(a) (30) (C) of the Social Security Act) requires entities which are external to and independent of the state and its contractor(s) and subcontractors to perform, on an annual basis, a review of the quality of Title XIX managed care services furnished by each such contractor. For the purposes of this contract, these requirements shall apply to Title XIX and Title XXI.

a.	The purpose of the external review function shall be threefold:

i.	To provide states and the federal government with an independent assessment of the quality of care delivered to Title XIX and Title XXI beneficiaries enrolled with the contractor;

ii.	To resolve identified problems in health care and contribute to improving the care of all Title XIX and Title XXI beneficiaries enrolled with the Contractor;

iii.	To measure Contractor compliance with contract requirements.

b.	The contractor and EQRO shall work together in the design of quality improvement, problem resolution, and review design activities. The Contractor shall participate in the following quality review design activities:

i.	Selection of clinical conditions and/or health service delivery issues to be addressed through external quality review;

ii.	Study design features including: refining study questions, identification of practice guidelines to be used to assess care, identification of quality indicators, and determination of study methodology;

iii.	Analysis and interpretation of study findings;

iv.	Determination of characteristics of cases to receive individual review; and

v.	Structuring of follow-up work plans.

c.	SRS currently contracts with The Kansas Foundation for Medical Care as the External Quality Review Organization (EQRO) to assure quality and accessibility of health care in the appropriate setting to Title XIX and Title XXI beneficiaries.

5.7.15	Complaint, Grievance and Appeals Process

a.	Member or Provider Inquiries, Complaints, Grievances and Appeals: The Contractor shall establish an internal inquiry, complaint, grievance and appeal process which shall be approved, in advance, by SRS. Any member or provider whose claim for medical assistance is denied, reduced, suspended, terminated, determined inappropriate, or acted upon improperly by the health plan or SRS may use any of the following:

i.	Member or Provider Inquiries - An inquiry is a request for information about the health plan. The Contractor shall log and promptly respond to all member and provider inquiries. The Contractor shall designate staff to handle telephone or in-person inquiries. The Contractor shall log inquiries and identify patterns.

ii.	Member or Provider Complaints - A complaint is a verbal or written expression indicating dissatisfaction with the health plan. The Contractor shall establish an internal complaint process which promptly resolves issues. All complaints shall be resolved within ten (10) calendar days of the date they are filed. If the member or provider requests additional information to resolve the complaint, the Contractor shall provide the additional information to the member or provider in writing within three (3) days of such a request. The Contractor shall ensure that quality of care complaints are resolved by qualified medical personnel. Upon resolution of a complaint, the Contractor shall inform members and providers in writing of their right to file a grievance or appeal or request a State fair hearing. The Contractor shall log complaints and identify patterns.

iii.	Member or Provider Grievances - A grievance is a written request for further

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review of a complaint upon completion of the complaint process. The Contractor shall establish an internal grievance process to promptly resolve issues. A grievance shall be filed in writing within ninety (90) calendar days of the completion of the complaint process. The Contractor shall inform the member or provider and SRS in writing within ten (10) business days of receiving the grievance that a grievance was filed. The Contractor shall decide grievances within thirty (30) calendar days of the date they are filed. Grievance decisions must be rendered prior to proceeding to an appeal. Grievances related to quality of care must be resolved by qualified medical personnel. Upon resolution of the grievance, the Contractor shall inform members or providers in writing of their right to appeal the grievance decision or request a state fair hearing.

iv.	Contractor Appeals Process - An appeal is a formal mechanism that allows a member or provider to appeal a grievance determination. Members or providers or their representatives may file an appeal with the Contractor or with SRS. The Contractor shall establish an appeals process to allow members or providers to appeal complaint and grievance determinations. All appeals shall be filed within ninety (90) calendar days of issuance of the grievance determination. All appeals shall be in writing and addressed to the Contractor. The Contractor shall not terminate or reduce services until the appeal is concluded. The Contractor shall provide an opportunity for members or providers or their representative to present the case in person. The Contractor shall reach a final decision on an appeal within sixty (60) calendar days of receipt of the appeal, with extensions possible if approved by SRS. Qualified medical personnel must be represented on any appeal committee handling quality of care issues. The Contractor’s internal complaint, grievance and appeal process shall not be a substitute for the State Fair Hearing process.

v.	State Fair Hearings Process - Members or providers may file a request for a State fair hearing at any stage of the complaint, grievance or appeal process. Within five (5) days of receiving notification of the appeal, the Contractor shall forward a copy all supporting documentation pertaining to the dispute to SRS. The Contractor shall not terminate or reduce services to a member until the State fair hearing office renders a decision. If the Contractor’s action is sustained by the State fair hearing office, the Contractor may institute recovery procedures against the member to recoup the cost of any service furnished to the member. The recoupment shall not exceed the cost of the services furnished during the time of the appeal. The Contractor shall comply with decisions reached by the State fair hearing office.

vi.	Expedited Review: If the standard time frame could seriously jeopardize a member’s physical or mental health, the Contractor shall inform the member or provider that expedited review is necessary and review the complaint or grievance within 72 hours of receiving the complaint or grievance.

b.	Information Packet: The Contractor shall distribute an information packet to members upon enrollment regarding the Contractor’s complaint, grievance, and appeal process and the State’s fair hearing process. The Contractor shall also distribute the information packet to all providers. SRS must approve the information packet and any other information sent to members and providers prior to distribution.

c.	The Contractor shall maintain member/provider complaint, grievance and appeals records that include a summary of the issue(s), member’s name (if different from the complainant), identification number, date of complaint, grievance or appeal, Contractor’s response, name of the provider, provider number, and resolution of complaint, grievance or appeal. The Contractor shall furnish a quarterly complaint, grievance or appeal report to SRS.

d.	Providers with two or more complaints in one month or any group with four or more complaints shall be further reviewed by the Contractor. The Contractor shall provide members and providers education to minimize misunderstanding. The Contractor shall provide additional education to members or providers who lodge unsubstantiated complaints.

e.	The Contractor must develop methods in coordination with and/or referral to the State Title XIX or Title XXI complaint/grievance process.

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f.	The Contractor must implement a process to address provider noncompliance with all pertinent policies and procedures. This process is subject to review and approval by SRS.

g.	The Contractor shall provide an explanation of its method for terminating a subcontractor.

5.7.16	Medical Records

The Contractor shall maintain a system of access to medical records. The Contractor must have in effect arrangements which provide for access to the medical records and medical record-keeping systems which include a complete medical record for each enrolled member in accordance with provisions set forth in the contract. SRS, or its designated agent, and the federal government shall be allowed access to this system.

Contractor(s) and its subcontractors must maintain the confidentiality of medical record information as outlined in Section 5.7.25.c and release the information only in the following manner:

a.	All medical records of enrolled members shall be confidential and shall not be released without the written consent of the covered person or responsible party except as required above.

b.	Written consent of the member is required for the transmission of the medical record information of a former enrolled member to any physician not connected with the Contractor.

c.	The extent of medical record information to be released in each instance shall be based upon tests of medical necessity and a “need to know” on the part of the practitioner or a facility requesting the information.

5.7.17	Reproduction and Distribution of Materials

The Contractor shall reproduce and distribute to providers, at Contractor expense, according to a reasonable SRS timetable, information and documents from SRS, necessary for Contractor-affiliated providers to fully implement this contract. Examples include, but are not limited to, forms, policy changes, and membership rosters.

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5.7.18	Coordination and Continuation of Care

The Contractor shall have systems in place to ensure well-managed care, including at a minimum:

a.	Management and integration of health care through primary/provider/ gatekeeper/other means.

b.	Systems to assure referrals for medically necessary, specialty, secondary and tertiary care.

c.	Systems to assure provision of care in emergency situations, including an educational process to help assure that beneficiaries know where and how to obtain medically necessary care in emergency situations.

d.	Refer to Section 5.7.7, Service Accessibility Standards for additional requirements.

e.	Refer to Section 5.12.3.a.iv and 5.12.5.a for an explanation of hospital inpatient charges and ancillary charges whenever a beneficiary is hospitalized when enrolled or disenrolled.

5.7.19	Encounter Data

a.	Data Reporting Requirements: SRS has developed data reporting requirements for Contractors to ensure that the Contractors and SRS will both have access to the information they need to evaluate the impact of all services provided on the health status of Title XIX and XXI beneficiaries, as well as facilitate enrollment.

i.	A set of current field descriptions for Title XIX and Title XXI data reporting is included in Appendices H and I. Contractors will be required to work with SRS to further define the required fields as needed. SRS and the Contractors must be able to adapt encounter data changes mandated by HCFA or changes being adopted nationally by the industry. Encounter data records sent by the Contractor must conform to the Title XIX and Title XXI Management Information Systems standards to ensure the integrity of the data and to provide edits for “reasonableness”.

ii.	The data requirements imposed on Contractors will apply uniformly to all plans and will take effect when services begin. SRS recognizes that certain Contractors may not currently have the system capabilities to meet these requirements upon contract execution. Therefore, in limited cases, SRS may choose to provide a defined phase-in period to meet these requirements.

b.	Encounter Data and Reports: All managed care contractors, public or private shall be required to submit encounter level data for each service encounter, based on the parameters and field descriptions listed in Appendices H and I or as may be amended from time to time. The Contractor must provide SRS with information regarding services provided under this contract via electronic or magnetic media in a format which conforms to SRS’ specifications. Contractors will be responsible for ensuring the quality, integrity, and completeness of submitted data. Penalties may apply to Contractors found to be non-compliant, including enrollment termination as defined in Section 3.3.

c.	Encounter Claim Data Set Requirements; General Provisions:

i.	Encounters: For purposes of this Section, an Encounter is defined as “when a covered person receives services from a given health care provider”.

ii.	Accuracy and Completeness of Data: SRS shall process all Title XIX Encounter Data through the Kansas Title XIX Management Information System. Title XXI Encounter Data shall be processed through the Title XXI HealthWave System. Encounters that cannot be processed because of missing or erroneous data shall be considered incomplete or incorrect. When incomplete or incorrect encounter records are identified:

(1)	Encounter records will be rejected: The Title XIX fiscal agent or Title XXI Clearinghouse shall notify the Contractor monthly of all incomplete or incorrect encounter data.

Request for Proposal Number 02510

(2)	The Contractor shall have the opportunity to complete or correct all encounter data, within the time period identified, below.

(3)	The same penalties shall apply as above, if the Contractor does not complete or correct the data.

iii.	Data Submission Requirements:

(1)	The Contractor shall submit Encounter Data to the fiscal agents according to a schedule(s) provided by SRS.

(2)	The Contractor shall submit all data in the format approved by SRS and attached hereto as Appendices H and I or as may be amended from time to time.

(3)	The data set specified in Appendices H and I or as revised by SRS from time to time will define the current data content for encounter data.

iv.	Data Validity:

(1)	Data must be provided on each encounter rendered to members under the capitated plan (federal requirement).

(2)	SRS’ goal is to receive no less than 85% of encounter data within 90 days of the date of service. In those instances when this is not feasible, encounter data should be submitted to the fiscal agent within 45 days of receipt of the data by the Contractor from the rendering provider. Actual submission of data should be, at a minimum, once per month and can be as often as daily. Inpatient hospital stays should be submitted no less than once every 12 months.

(3)	The Medical Policy/Medicaid Division shall collect data regarding all services rendered to Title XIX and Title XXI members, whether the services rendered were paid or denied by the Contractor. Where the sequence of like data is necessary to accurately represent an aspect of the encounter, encounter data must be submitted to the fiscal agent in exactly the sequence it was recorded. (Example: the sequence of diagnosis and procedure codes represents the patient’s principle and secondary conditions and is extremely important in the assignment of Diagnosis Related Groupings [DRGs]).

(4)	Encounter data may only be submitted electronically by Asynchronous Transmission with FTP. Any other media must be approved by SRS.

(5)	Encounter data failing validity rules listed below shall be reported to the Contractor, rejected and not allowed on the database. Contractors shall have 30 days from the rejection date to correct rejected encounter data records and resubmit them. Adjustments to encounter data on the database will not be allowed unless approved by SRS and only under special circumstances. The Contractor will be allowed to void Title XXI original encounter and submit revised encounter data. At this time, this capability is not available for Title XIX encounter data.

v.	Claim Level:

(1)	Data identified as mandatory must be filled out.

(2)	Provider number must match a provider number submitted by the Contractor on their provider roster.

(3)	The Beneficiary ID must be valid and for a beneficiary the program paid a capitation for in the month the service was provided.

Request for Proposal Number 02510

vi.	Service Level:

(1)	All dates of service must be valid dates.

(2)	Procedure codes must be valid as defined by HCPCS (CPT-4 and some local codes) and ICD-9 coding manuals. (Current year editions are used).

(3)	Diagnoses must be valid as defined by the ICD-9 coding manual. (Current year editions are used).

(4)	Inpatient revenue codes must be valid as defined by the national uniform billing committee for the UB92 claim form.

(5)	National drug codes (NDCs) must be valid as defined by Red Book, First Databank or other nationally recognized NDC reporting entities.

d.	Provider Roster: The Contractor shall submit provider information electronically to the fiscal agent in a provider roster format approved by SRS (see Appendices H and S). This information will be updated monthly by the Contractor and will be a full file replacement each month. Title XIX Provider information will be sent to the Contractor from the fiscal agent on a regular basis as well.

e.	Beneficiary Data: The fiscal agent shall transmit a Beneficiary Roster to the Contractor twice (currently HealthWave is transmitting once) per month. The Contractor shall transmit beneficiary/PCP assignments to the fiscal agent within ten days following receipt of the Beneficiary Roster. The Contractor shall routinely provide SRS with additions and updates to the Title XIX beneficiary Third Party Liability (TPL) data. Title XIX TPL information (currently TPL information is not required for Title XXI) will be sent to the Contractor from the fiscal agent on a regular basis as well.

f.	Timeliness: The required time frame for submitting data is 90 days from date of service except when SRS determines this time frame is not feasible.

g.	Provider Payments: Contractor shall pay health care providers on a timely basis consistent with the claims payment procedures described in section 1902(a)(37)(A), of the Social Security Act, unless the health care provider and the Contractor agree to an alternative payment schedule.

5.7.20	Disclosure of Financial Records

The Contractor shall establish and maintain an accounting system in accordance with generally accepted accounting principles, and the costs properly applicable to this contract shall be readily ascertainable. The accounting system shall maintain records pertaining to the services and any other costs and expenditures made under this contract.

The Contractor and any subcontractors shall make available to SRS, SRS’ authorized agents and appropriate representatives of the U.S. Department of Health and Human Services within fourteen (14) calendar days of date of request, any financial records of the Contractor or subcontractors which relate to the Contractor’s capacity to bear the risk of potential financial losses, or to the services performed and amounts paid or payable under this contract. Accounting procedures, policies and records shall be completely open to state and federal audit at any time during the contract period and for five years thereafter.

5.7.21	Emergency Services Requirements

Contractor Payment Obligations: The Contractor’s obligation to pay for emergency services that are received from providers other than the Contractor or its subcontractors is limited to covered services provided by an appropriate source that meet the definition of emergency services as defined in Appendix E and the time required to reach the Contractor or its subcontractor (or alternatives authorized by the Contractor) would have meant risk of permanent damage to the member’s health. Medically appropriate capitated services following the provision of emergency services are considered to be emergency services as long as transfer of the member to the Contractor or its subcontractor or designated alternative is precluded because of risk to the member’s health or because transfer would be unreasonable, given the distance involved in the transfer and the nature of the medical condition. The Contractor is responsible for medically appropriate transportation to transfer the member to the Contractor’s care when it can be done without medically harmful consequences.

Request for Proposal Number 02510

The Contractor has no obligation to pay for out-of-plan emergency services unless the provider of such services submits a bill to the Contractor within twelve (12) months of the date service was provided and the Contractor has a reasonable basis to believe that the services provided were, in fact, emergency services.

If the Contractor has a reasonable basis to believe that any capitated services claimed to be emergency services were not in fact emergency services, the Contractor may deny payment for such services, provided that, within thirty (30) calendar days of receipt of a claim for payment, the Contractor notifies:

a.	The provider of such services of the decision to deny payment, the basis for that decision, and the provider’s right to contest that decision by requesting an SRS Fair Hearing within thirty (30) calendar days pursuant to SRS rules.

b.	The member of the decision to deny payment, the basis for that decision, and the member’s right to contest that decision by requesting an SRS Fair Hearing within 30 calendar days pursuant to SRS rules.

The Contractor shall comply with and implement any SRS Fair Hearing decision, subject to any further rights to appeal as outlined in Section 5-7-15.

5.7.22	Appeals to SRS for Contractor Non-payment of Non-participating Providers

The Contractor shall accept SRS’ determinations regarding provider appeals. In cases where there is a dispute between the Contractor and a non-participating provider about whether a service is medically necessary, is an emergency, or is an appropriate diagnostic test to determine whether an emergency condition exists, SRS will hear appeals and make final determinations. SRS will accept written comments from all parties to the dispute prior to making a final decision. After reviewing the pertinent facts SRS shall make determination whether or not payment is ordered as appropriate.

Contractors which have a pattern of inappropriately denying payments for emergency related services may be subject to suspension of new enrollments, withholding of capitation payments, contract termination or refusal to contract in a future time period. This applies to cases where SRS has ordered payment after appeal and also to cases where no appeal has been made (i.e., SRS is knowledgeable about abuse from other sources).

5.7.23	Provider Fraud and Abuse

a.	Requirements:

i.	The Contractor’s officers understand this contract involves the receipt by the Contractor of state and federal funds. Further, the Contractor’s officers understand that they are subject to criminal prosecution, civil action, or administrative actions for any intentional false statements or other fraudulent conduct related to their obligations under this Contract.

ii.	The Contractor and its subcontractors shall, upon the request of the Kansas Title XIX Fraud Control Unit (MFCU) of the Kansas Attorney General’s Office, make available to MFCU all administrative, financial, medical, and any other records that relate to the delivery of items or services under this Contract. The Contractor and its subcontractors shall allow the MFCU access to these records during normal business hours, except under special circumstances when after hours admissions shall be allowed. Such special circumstances shall be determined by the MFCU.

iii.	The Contractor and its subcontractors shall report to SRS and MFCU any suspected Fraud or Abuse by Title XIX or Title XXI providers within 24 hours after the Contractor or its subcontractors suspects or has reason to suspect

Request for Proposal Number 02510

Fraud or Abuse. The Contractor and its subcontractors shall cooperate fully in any investigations of the suspected Fraud or Abuse by SRS and MFCU and in any subsequent legal action that may result from those investigations. The Contractor and its subcontractors shall not disclose the existence of any investigation of suspected Abuse or Fraud by SRS and MFCU without the written consent of SRS and MFCU. If the Contractor fails to report any suspected fraud or abuse, SRS may invoke any penalties allowed under this contract including, but not limited to, suspension of payments or termination of the Contract. Furthermore, the enforcement of penalties under the Contract shall not be construed to bar other legal or equitable remedies which may be available to SRS or the MFCU for noncompliance with this section.

iv.	The Contractor shall terminate contracts with any provider whose Title XIX HealthConnect Contract or Title XIX Provider Agreement has been terminated by the state. Such contract termination shall be effective thirty (30) calendar days after receipt of notice of State termination of a HealthConnect Contract or Title XIX provider agreement.

b.	Fraud and Abuse Operational Procedures: The Contractor shall have in place, internal controls, policies and procedures, that are designed to prevent and detect Fraud and Abuse activities. The specific internal controls, policies and procedures shall be described in a comprehensive written plan, to be submitted to SRS for prior approval no later than fifteen (15) days following contract award. SRS will respond with approval/denial/modifications to the plan within thirty (30) days of receipt. Any changes to the SRS approved plan must be submitted to SRS for approval. At a minimum, the plan must include:

i.	Lines of reporting for fraud and abuse

ii.	Title and name of person designated as fraud and abuse contact

iii.	Internal procedures for reporting

iv.	Procedures for reporting to SRS and MFCU, and

v.	Internal policies/forms used.

5.7.24	Consumer Fraud and Abuse

The contractor shall notify SRS of members who have been identified as participating in fraudulent or abusive activities. Notification must be in written format with supporting documentation attached. The members may be identified through utilization management, chart review, or by referral from network providers. Upon SRS approval, members found to be committing fraud or abuse may be removed from the contractor and placed in the Lock-in program. The contractor shall notify SRS of suspected fraudulent activities within 24 hours of identification.

The contractor is expected to provide member education in an attempt to correct abusive behavior. These attempts must be documented and accompany materials presented to SRS requesting the members removal. Abusive behavior may include, but is not limited to:

a.	Concurrently obtaining services from two or more providers of the same specialty, not in the same group practice, with no referrals.

b.	Using two or more emergency facilities for non-emergent diagnosis.

c.	Concurrently using two or more prescribing physicians to obtain drugs from the same therapeutic class of medication.

Request for Proposal Number 02510

d.	Two or more occurrences of having prescriptions for the same therapeutic class of medication filled two or more times on the same or subsequent day by the same or different providers.

e.	Concurrently using two or more pharmacies to obtain quantity of drugs from the same therapeutic class of medication which exceed the manufacturer’s maximum recommended dosage as approved by the FDA.

f.	Report of member using the medical card to purchase drugs on a forged prescription.

g.	Report of member loaning a card to another individual to obtain Medicaid reimbursed services.

h.	On request or recommendation of SRS Legal or Health Care Policy for cause.

i.	Consistently seeking/obtaining medical services which are not supported by diagnosis or medical records/documentation.

j.	Other just causes.

NOTE: Reasonable cause for disenrollment shall not include adverse changes in the member’s health status.

5.7.25	Use of and Safeguarding Data

a.	SRS Data Files:

i.	SRS’ data files and data contained therein shall be and remain the property of SRS and shall be returned to SRS by the Contractor upon the termination of this agreement, except that any SRS data files no longer required by the Contractor to render services under this contract shall be returned upon such determination.

ii.	SRS’ data shall not be utilized by the Contractor for any purpose other than that of rendering services to SRS under this contract, nor shall SRS’ data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the Contractor unless there has been prior written SRS approval.

iii.	SRS shall have the right of access and use of any data files retained or created by the Contractor for systems operation under this contract.

b.	Safeguarding SRS Data: The Contractor shall establish and maintain at all times, reasonable safeguards against the destruction, loss or alteration of the SRS data and any other data in the possession of the Contractor necessary to the performance of operations under this contract.

c.	Confidentiality of Data and Records:

i.	The Contractor shall comply with 45 C.F.R. §205.50, Safeguarding Information for the Financial Assistance and Social Service Program, as well as 42 C.F.R. §431 Subpart F. As deemed necessary, SRS or its designated agent, and the federal government shall be allowed access to this data. All information, except as noted above, as to personal facts and circumstances obtained by the Contractor shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of SRS and the written consent of the beneficiary, or his/her attorney, or his/her responsible parent or guardian.

ii.	Data and information received by the Contractor and maintained in the Contractor’s database shall be used only for health policy decisions and research. Persons or agencies making requests for data or information from the Contractor’s database shall be directed to SRS.

iii.	Appropriate administrative, technical, procedural and physical safeguards shall be established by the Contractor to protect the confidentiality of the data and to prevent unauthorized access to it. The safeguards shall provide a level of security that is at least comparable to the level of security referred to in OMB Circular No. A-130, Appendix III – Security of Federal Automated Information Systems (Appendix X) that sets forth guidelines for security plans for automated information systems in Federal agencies.

d.	Security of Facilities: The Contractor shall provide all reasonable security procedures at any place where services are performed by the Contractor under this contract. Contractor personnel shall comply with the rules of SRS with respect to access to SRS offices, data files and data.

Request for Proposal Number 02510

e.	Rights in Data and Disclosure of Information

i.	The State of Kansas operates under the Open Records Act. SRS may duplicate, use or disclose in any manner and for any purpose whatsoever, all data, reports and documentation delivered to SRS under this contract. This obligation is not subject to any limitation in any respect except as provided under state or federal laws. The Contractor hereby grants to SRS, a royalty-free, non-exclusive, and irrevocable license to publish, reproduce, deliver and to authorize others to do so, all such data, reports and documentation.

ii.	It is recognized by the parties that certain information or financial data pertaining to the Contractor may be exempted from public disclosure under both state and federal law. Such data, which the Contractor does not want disclosed, will be prominently identified by the Contractor.

iii.	If SRS receives a request for disclosure of such information which the Contractor has marked as proprietary, SRS as an accommodation to the Contractor, before releasing the same will give the Contractor notice orally or in writing at least 48 hours before the release, in order that the Contractor may immediately seek any relief available to it under state or federal law. Failure to give timely notice shall not be a basis for a cause of action against SRS, the State of Kansas, their employees, agents and representatives.

5.8	FUNCTIONS AND DUTIES OF SRS

The Medical Policy/Medicaid Division within SRS shall be responsible for the management of this contract. Management shall be conducted in good faith within the resources of the State with the best interest of the Title XIX and Title XXI beneficiaries being the prime consideration. SRS shall retain full authority and responsibility for the administration of Title XIX and Title XXI in accordance with the requirements of federal and state laws and regulations.

5.8.1.	Title XIX and Title XXI Eligibility

SRS shall be responsible for determining the eligibility of an individual for Title XIX or Title XXI funded services. See Appendix A for eligibility criteria.

5.8.2.	Approval of Materials Developed by Contractor

SRS shall have the right to approve, disapprove or require modification of procedures and materials developed by the Contractor under this contract. Material requiring SRS approval shall include but is not limited to:

a.	Marketing plans and all related materials,

b.	Complaint/Grievance Appeal procedures,

c.	Insolvency protection,

d.	Member Handbook,

e.	PCP enrollment procedures,

f.	Quality management procedures, and

g.	Insurance and bonding plans.

Request for Proposal Number 02510

5.8.3	Interpreting Federal and State Law

SRS shall be responsible for the interpretation of all federal and state laws and regulations governing or in any way affecting this contract. When interpretations are required, the Contractor shall submit written requests to SRS. SRS will contact the appropriate agencies in responding to the request.

5.8.4	Provide Assistance

SRS shall assist, cooperate, and provide information to the Contractor as may be necessary for the performance of obligations and duties under the terms of this contract. SRS shall reserve the right to determine what is necessary for performance.

5.8.5	External Quality Review

SRS shall establish a system of annual external quality review in accordance with Section 1902(a) (30) (C) of the Social Security Act. This system of external quality review shall provide for the identification and collection of management data for use by the external quality review group.

5.9	MEDICAL SERVICES INCLUDED IN THE CONTRACT

The Contractor shall agree to assume responsibility for all medical conditions of each program beneficiary as of the effective date of coverage under this contract. The Contractor shall ensure the provision of medically necessary services as specified below, subject to all terms, conditions and definitions of this contract. Any and all disputes relating to the definition and presence of medical necessity shall be resolved in favor of SRS. Covered services shall be available in the Service Area through the Contractor or its subcontractors.

The Contractor shall maintain a benefit package and procedural coverage at least as comprehensive as the State Title XIX and Title XXI Plans. Experimental surgery and procedures are not covered under the State Title XIX and Title XXI Plans. Contractors may cover experimental surgery and procedures but shall not require members to undergo experimental surgery or procedures.

The Contractor is required to meet certain standards of quality in the provision of all services for which they contract (See Section 5.7.13). Services shall be provided by participating providers who are credentialed to perform the services. Providers who have been banned from participating in any federal program are not eligible to serve beneficiaries under this contract (See Section 5.7.2). The Contractor shall terminate contracts with any provider whose Title XIX HealthConnect Contract or Title XIX Provider Agreement has been terminated by the state (See Section 5.7.23.a). Providers Subcontracts issued by the Contractor must include a provision for termination if the provider has been terminated from any federal program or State Title XIX Program.

The quality management of these services is to be monitored by the Contractor and SRS or its designee, contracted to provide this service. The Contractor agrees to provide or pay for medically appropriate second opinions. Services must be provided by providers who meet the qualifications of all state licensing standards, all applicable accrediting standards, and any other standards or criteria established by SRS to assure quality of services.

The Contractor agrees to serve all Title XIX and Title XXI members for whom current payment has been made to the Contractor without regard to disputes about enrollment status. If such person is later found to be inappropriately enrolled in the Contractor or found to be not eligible for Title XIX or Title XXI in that month, then the Contractor will retain the capitation payment for that month and must provide services for that month.

Request for Proposal Number 02510

The following services and scope of these services as described in each specific Title XIX Provider Manual are reflective of current SRS fee-for-service limitations and must be covered for both Title XIX and Title XXI, at a minimum, under the terms of this contract:

5.9.1	Medical Services

a.	Home Health Services.

i.	Home health aide services.

ii.	Skilled nursing services (free-standing and hospital-based).

b.	Physical therapy services when restorative for each injury or acute episode. Under this contract, the Contractor must provide a minimum of six months of this service from the date of the first therapy, if medically necessary.

c.	Occupational therapy services when restorative for each injury or acute episode. Under this contract, the Contractor must provide a minimum of six months of this service from the date of the first therapy, if medically necessary.

d.	Speech therapy services when restorative for each injury or acute episode. Under this contract, the Contractor must provide a minimum of six months of this service from the date of the first therapy, if medically necessary.

e.	Medical supplies as ordered by a qualified health plan provider.

f.	Durable medical equipment (DME) as ordered by a qualified health plan provider. DME must be provided, if the member meets one of the following criteria:

i.	EPSDT program participant.

ii.	Beneficiary who requires DME for life support.

iii.	Beneficiary who requires DME for employment.

g.	KAN Be Healthy screenings, provided to all Title XXI children through the age of 18, and young Title XIX beneficiaries up to age 21 years in accordance with provisions of the State Plan.

h.	Inpatient hospital services (includes Acute Medical Detoxification and excludes psychiatric hospitalizations) based on medical necessity.

i.	Outpatient non-psychiatric hospital services, based on medical necessity.

j.	Emergency room services based on the prudent layperson standard (See Attachment E, Emergency Services Under the “Prudent Layperson” Definition)

k.	Laboratory services meeting Clinical Laboratory Improvement Act Standards, as ordered by a qualified health plan provider. All lab services providers must have CLIA certification on file with the Contractor.

l.	Diagnostic and therapeutic radiology as ordered by a qualified health plan provider.

m.	Life sustaining therapies (such as chemotherapy, radiation, inhalation therapy or renal dialysis) as ordered by a qualified health plan provider.

n.	Blood transfusions, including autologous transfusions, as ordered by a qualified health plan provider.

o.	Physician or mid-level practitioner services (according to the licensing standards and scope of practice).

p.	Other mid-level practitioner services are allowed according to the licensing standards and scope of practice.

q.	Mid-level Practitioners

i.	Advanced Registered Nurse Practitioners (ARNP),

ii.	Nurse Anesthetists,

iii.	Nurse Midwives (Federal guidelines permit consumers to access this service outside the Contractor Plan if the consumer desires to receive this service from a nurse midwife; the Contractor is responsible for payment for this service), and

iv.	Physician Assistants (PA).

Request for Proposal Number 02510

r.	Audiology and hearing services.

i.	Hearing aids are covered every four (4) years, as ordered by a qualified health plan provider. Lost, broken or destroyed hearing aids will be replaced one time during a four year period provided the documentation of the circumstances adequately supports the need and prior authorization is obtained.

ii.	Provision of a binaural hearing aid requires specific documentation of medical necessity supporting significant bilateral loss of hearing.

iii.	Hearing aid repairs costing less than $15.00 or noncovered services. Repairs costing between $15.00 and $75.00 are covered. Repairs costing more than $75.00 are covered only with prior authorization.

iv.	Trial rental of a hearing aid is limited to one month’s duration.

v.	Provision of hearing aid batteries is limited to six per month for monaural hearing aids and twelve per month for binaural hearing aids.

s.	One chiropractic history and physical per calendar year for EPSDT participants.

t.	Prescription Drugs:

i.	The MCO is required at a minimum to cover medications and supplies to the extent they are covered by the Medicaid fee-for-service program. Medicaid coverage of outpatient drugs is dictated by Section 1927 of the Social Security Act. Specific information about medications and supplies currently covered by Kansas Medicaid is provided below.

ii.	Medicaid is required by the Health Care Financing Administration (HCFA) to cover all medications which are rebated by the pharmaceutical manufacturer, in accordance with Section 1927 of the Social Security Act, with the exception of drugs subject to restriction as outlined in Sect. 1927 (d)(2) of the Act. The drugs which may be excluded from coverage or otherwise restricted include:

(1)	Agents when used for anorexia, weight loss, or weight gain.

(2)	Agents when used to promote fertility.

(3)	Agents when used for cosmetic purposes or hair growth.

(4)	Agents when used for the symptomatic relief of cough and colds.

(5)	Agents when used to promote smoking cessation.

(6)	Prescription vitamins and mineral products, except prenatal vitamins and fluoride preparations.

(7)	Nonprescription drugs.

(8)	Covered outpatient drugs which the manufacturer seeks to require as a condition of sale that associated tests or monitoring services be purchased exclusively from the manufacturer or its designee.

(9)	Barbiturates.

(10)	Benzodiazepines.

iii.	Kansas Medicaid does make exception for some of the agents listed above when determined to be medically necessary. The prescription weight loss drugs Orlistat and Sibutramine are covered on a restricted basis with prior authorization. Smoking cessation products are covered for a maximum of twelve weeks of therapy per year. The benzodiazepines Alprazolam, Diazepam and Clorazepate are covered with prior authorization. Clonazepam is covered currently without prior authorization.

iv.	Prescription Drugs Carved Out of the Managed Care Program: Anti-hemophiliac factors are carved out of the managed care program. Title XIX and Title XXI will pay for anti-hemophiliac factors on a fee-for-service basis. Title XXI claims need to be sent directly to the Title XXI Program Manager.

v.	Over-the-counter (OTC) Product Coverage

(1)	Cough and cold products, multivitamins and oral electrolyte replacement preparations (e.g. Pedialyte®) are covered for children with a current EPSDT screening.

Request for Proposal Number 02510

(2)	Ibuprofen, Naproxen Sodium and Acetaminophen are covered. Iron and calcium products, are covered.

(3)	Diabetic supplies, including glucometers, lancets and blood glucose strips are also covered.

vi.	Prior Authorization: The MCO is allowed to use a prior authorization (PA) program to ensure the appropriate use of medications. If a PA program is utilized, the MCO must ensure that all PA requests received are responded to within 24 hours. For PA requests received after hours, the MCO must ensure that a 72 hour supply of medication is dispensed to the beneficiary and the PA request must be responded to the next business day.

vii.	Quantity Limitations: The MCO may have in place quantity limitations for covered medications and supplies. These limitations must be based on the maximum recommended dose or supply according to the manufacturer. If there are no published limitations available, the MCO may establish reasonable limits based on appropriate use and standards of quality care.

viii.	Day Supply Limitation: The MCO may establish a days supply limitation for prescription medications, however the limitation may not be less than 30 days. The MCO may also establish an early refill edit for prescription claims. The current early refill edit for Kansas Medicaid fee-for-service claims is 80%. (e.g., 80% of the original prescription must be used prior to a refill being covered for the beneficiary.)

ix.	Access: The MCO must ensure that the pharmacy provider network is sufficient to provide access to medications and complies with Section 5.7.7 of this RFP. The MCO is not required to ensure that pharmacies within the provider network provide delivery, however, this is encouraged. The MCO must ensure that beneficiaries have access to medications 24 hours per day, 7 days per week. The MCO must have in place a process to provide a 72 hour supply of medication to a beneficiary in an emergency situation, on weekends, holidays or off-hours.

x.	Drug Utilization Review: The MCO is responsible for ensuring that point-of-sale pharmacy claims processing and prospective drug utilization review (DUR) is provided by pharmacies within the pharmacy provider network. The prospective DUR services include but are not limited to: a review of drug therapy and counseling prior to dispensing of the prescription. The review should include at a minimum a screening to identify potential drug therapy problems including: therapeutic duplication, drug-disease contraindication, drug-drug interaction, incorrect dosage, incorrect duration of therapy, drug-allergy interactions, over-utilization or abuse.

xi.	Reports: The MCO is required to provide SRS with quarterly usage reports. The reports required are:

(1)	Ranking report of drugs by volume of Rxs paid, in descending order, and

(2)	ranking report of drugs by dollars paid, in descending order.

At a minimum, the reports must include: generic drug name, strength, dosage form, generic code number (GCN), number of prescriptions paid, dollars paid, number of beneficiaries who received the prescription and paid amount per claim and/or average paid amount per claim.

u.	Vision Services

i.	One complete eye exam and one pair of glasses for members 21 years of age and older, every four years. Repairs shall be provided as needed.

ii.	Eyeglasses, repairs and exams as needed for members under 21 years of age.

iii.	Eye exams, as needed, for post-cataract surgery patients up to one year following the surgery and eyeglasses for post-cataract surgery members when provided within one year following surgery.

iv.	Contact lenses and replacements are covered with prior approval, when ordered by a qualified health plan provider and when such lenses provide better management of some visual or ocular conditions than can be achieved with eyeglass lenses.

v.	Artificial eyes are covered.

Request for Proposal Number 02510

v.	Hospice services when ordered by a qualified health plan provider, must be available to the service area but the actual facility need not be located within the service area.

w.	Podiatric services; up to two office visits per calendar year.

x.	Prenatal health promotion and risk reduction (risk assessment, counseling, instruction in prenatal care practices, including methods to control risk factors, instruction in effective parenting practices, referral to other support, if needed, and follow-up), as medically necessary.

y.	Newborn Services - One home visit per member within twenty-eight (28) days after the birth date of the newborn. Also, home visits for the newborn, including risk assessment of the newborn, instruction in parenting practices, additional home visits for the newborn and referral to other support services, if needed.

z.	Screening, diagnosis and treatment of sexually transmitted diseases, as medically necessary.

aa.	All medically necessary services must be provided for any member participating in the EPSDT program.

bb.	Dietary services as medically necessary.

cc.	Kidney and corneal transplants.

dd.	HIV testing and counseling.

ee.	Chronic Renal Disease: Treatment services for chronic renal disease (CRD), also referred to as “endstage renal disease” (ESRD), meaning the stage of renal impairment that appears to be irreversible and permanent, and requires a regular course of dialysis or kidney transplantation to maintain life, must be covered by the Contractor until the beneficiary is eligible for Medicare (Title XVIII) coverage.

The first encounter data sent to the fiscal agent for CRD renal dialysis must be accompanied by: a copy of the verification from the Social Security Administration (SSA) stating that this member is not entitled to Medicare, a Medicare denial, and Explanation of Benefits, or a copy of the Medicare card. If a member did not have self-dialysis training in the first three months of maintenance dialysis, the encounter data should be accompanied by a provider’s evaluation of the member for self-dialysis training.

ff.	Beneficiaries (ages 0 - 18) in the Title XIX and Title XXI program receive their vaccines from the Vaccines for Children Program. The ACIP schedule should be followed. See appendix S. MCOs should encourage their providers to become Vaccines for Children Providers.

5.9.2.	Nothing in this contract shall preclude the Contractor from providing additional health care, health and wellness promotion activities, or related services not specified elsewhere in this contract as long as these services are approved by SRS and are available, as needed or desired, to all members in the geographic region served. Additional reimbursement may be made for additional services provided by the Contractor under this contract if such services can be quantified and documented.

5.10	MEDICAL SERVICES NOT INCLUDED

The following services are not covered under this contract unless otherwise indicated, but are covered under Fee-For-Service in Title XIX.

Request for Proposal Number 02510

5.10.1	Long Term Care Services

a.	Nursing Facility Services (see definitions).

b.	Home and Community Based Services (see definitions).

c.	Head Injury Rehabilitation Services.

d.	Intermediate Care Facilities for Mental Retardation.

e.	Organ transplant unless the State plan has written standards meeting coverage guidelines specified.

f.	Contractor shall contract only with those Home Health Agencies (HHA) or home health organizations having posted the appropriate required surety bond.

g.	Any amount expended for roads, bridges, stadiums, or any other item or service not covered under the State plan under 1903(i)(1), (2), (16), (17), (18) of the Social Security Act.

h.	Any activities/services in violation of the Assisted Suicide Funding Restriction Act of 1997.

5.10.2	State Institution Services

5.10.3	Alcohol and Drug Abuse Services with the exception of Acute Medical Detoxification (these services are covered for Title XXI).

5.10.4	Sterilizations (sterilizations are covered if they occur during the postpartum period) and Abortions. Abortions are covered if:

a.	The pregnancy is the result of an act of rape or incest; or

b.	In the case where a woman suffers from a physical disorder, physical injury, or physical illness, including a life-endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the woman in danger of death unless an abortion is performed.

5.10.5	All mental health services including psychiatrists, psychologists, Community Mental Health Center (CMHC) services and Partial Hospitalization Services. These services are covered under a separate contract for Title XXI,

5.10.6	Behavioral management services.

5.10.7	Services provided by Community Developmental Disability Organizations (CDDOs).

5.10.8	Inpatient hospital services for transplants not otherwise stipulated in this agreement.

5.10.9	School-based Services, Early Intervention Services ordered through an Individual Education Plan (IEP) or Independent Family Services Plan (IFSP) Local Education Agencies (LEAs), Head Start Facilities, Part C of the Individuals With Disabilities Education Act.

5.10.10	Dental Services. These services are covered under a separate contract for Title XXI.

5.10.11	Anti-Hemophiliac Drugs.

5.11	COOPERATION WITH OTHER AGENCIES

5.11.1	Local Health Departments

The Kansas Department of Health and Environment provides funding to Local Health Departments for the provision of health care services to low income individuals. The Contractor shall make a reasonable effort to subcontract with any local health care provider receiving funds from Titles V and X of the Social Security Act. Close cooperation with these entities is strongly encouraged.

Request for Proposal Number 02510

The Contractor shall coordinate all cases of Sexually Transmitted Diseases (STD) and tuberculosis with the Local Health Departments to ensure prevention and to limit the spread of disease. The Contractor shall cooperate with the treatment plan developed by the Local Health Department. SRS requires the Contractor to provide a written agreement of coordination of care and reporting on STDs and tuberculosis between the Contractor and any local health departments within the counties they have proposed serving prior to contract signature.

The Contractor shall coordinate with the Special Supplemental Food Program for Women, Infants and Children (WIC). SRS shall assure that coordination exists between the WIC and Contractor. This coordination should include the referral of potentially eligible women, infants, and children to the WIC Program and the provision of medical information by providers working within managed care plans to the WIC Program.

To be eligible for WIC benefits, a competent professional authority must diagnose a pregnant woman, a breast feeding woman, a non-breast feeding postpartum woman, an infant or a child under age 5 as being at nutritional risk. Suggested medical information for a WIC referral includes: Nutrition related metabolic disease; diabetes; low birth weight; failure to thrive; premature birth; infants of alcoholic, mentally retarded, drug addicted or HIV positive mothers; AIDS; allergy or intolerance that effects nutritional status; and anemia. See Appendix M for examples of referral forms used at the Shawnee County Health Department in Topeka, KS. Each health department may have their own referral forms.

The WIC Program in the State of Kansas is coordinated through the Local Health Departments. Contractors are expected to subcontract or coordinate with the Local Health Departments in their areas.

The Contractor shall also coordinate with other Title V programs such as the Individuals with Disabilities Act (I.D.E.A.), the Healthy Start Home Visiting Program, the Maternal and Infant (M & I) and Family Planning Clinics as well as any other programs operated by the Local Health Departments.

5.11.2	Local Education Agencies

The Contractor is encouraged to cooperate with these agencies on the provision of services. SRS will be monitoring this cooperation in order to assess possible future contract requirements.

5.11.3	Rural Health Clinics (RHCs) and Federally Qualified Health Centers (FQHCs)

The Contractor shall make a reasonable effort to subcontract with any RHC and/or FQHC located within its service area. Close cooperation with these entities is strongly encouraged.

Payment for Title XIX FQHC and RHC services by the Contractor shall be at the same rate Contractor pays Non-FQHC and non-RHC providers of like services. Contractor agrees to provide to SRS a monthly payment history for all network and non-network FQHCs and RHCs providing services to Contractor for Medicaid members for that month. The monthly payment history shall document each service provided by the Contractor by each FQHC and RHC, and shall specify the price for each of those services. This provision does not apply to FQHC and RHC services provided to Title XXI beneficiaries.

5.11.4	Indian Health Services

The Contractor shall coordinate with any Indian Health Service Clinics or tribally operated facilities in their service area. Documentation of such coordination is required before contract signature.

Request for Proposal Number 02510

5.12	ENROLLMENT, MARKETING AND DISENROLLMENT

5.12.1	Title XIX Enrollment Process

Current enrollment procedures for Title XIX beneficiaries in managed care includes the following components:

a.	Enrollment of eligible beneficiaries not currently enrolled in a managed care program:

i.	SRS shall be responsible for all enrollment and disenrollment processes. SRS, through the fiscal agent, will send an enrollment packet to new beneficiaries. The enrollment packet will include managed care training materials and a toll-free number to call with questions.

ii.	Beneficiaries with enrollment questions may contact the fiscal agent.

iii.	The beneficiary will choose or be assigned a Contractor. Whether the beneficiary chooses or is assigned a managed care plan, the fiscal agent will send the beneficiary a letter informing them of the assigned managed care plan. The beneficiary is also notified that he or she has a 90-day period to make a change in the assigned managed care provider.

iv.	After assignment to the MCO, the Contractor may choose to assign new members to a PCP immediately, notify the member of that assignment in writing and allow the member not less than ten (10) days to change this assignment if it is not acceptable. The Contractor may also allow all beneficiaries to voluntarily choose their own primary care provider up-front. If the beneficiary does not choose a primary care provider within ten (10) calendar days, the Contractor shall auto-assign these beneficiaries.

v.	After assignment to the MCO the Contractor shall send all new members a welcome packet telling them of their Primary Care Provider (PCP) assignment and that they have ten (10) days to select a new PCP or informing members that they have ten (10) days to choose a PCP, depending on the Contractor’s policies. The welcome packet will include: PCP enrollment materials, a member handbook and a provider listing.

vi.	At the beginning of the first month following the initial enrollment period, the Contractor shall send the beneficiary an identification card containing the funding source (Title XIX or Title XXI), effective date, PCP, Contractor organization name, how to access dental and mental health services and other relevant enrollment information on it. This card will be jointly designed by the Contractors and SRS.

vii.	The Contractor will maintain a member service hotline, with operators specially trained to handle calls from new enrollees and from members needing assistance in obtaining services.

b.	Annual enrollment process for those beneficiaries currently enrolled in a managed care program:

i.	The fiscal agents will facilitate the annual enrollment of beneficiaries. An enrollment packet will be mailed to all identified beneficiaries qualified to participate in managed care, informing them they have ninety (90) days to change their assignment without cause. The enrollment packet will include training materials, an enrollment application, Contractors and PCPs within the Contractor and a toll-free number to call with questions.

ii.	Beneficiaries may mail in the enrollment choice form or call the toll-free number if they wish to change managed care plans.

iii.	The beneficiary has ninety (90) days to change managed care plans. If the beneficiary fails to change his/her plan, the fiscal agents will leave the beneficiary with their current provider.

Request for Proposal Number 02510

iv.	The Contractor may choose to assign new members to a PCP immediately, notify the member of that assignment in writing and allow the member not less than ten (10) days to change this assignment if it is not acceptable. The Contractor may also allow beneficiaries to voluntarily choose their own primary care provider up-front. If the beneficiary does not choose a primary care provider within ten calendar days, the Contractor shall auto-assign these beneficiaries.

v.	After enrollment into the Contractor, all new members will be sent a Contractor welcome packet by the assigned Contractor.

vi.	The Contractor will maintain a member service hotline, with operators specially trained to handle calls from new enrollees and from members needing assistance in obtaining services.

vii.	At the beginning of the first month following the initial enrollment period, the Contractor shall send the beneficiary an identification card containing the funding source (Title XIX or Title XXI), effective date, PCP, Contractor organization name, how to access dental and mental health services and other relevant enrollment information on it. This card will be jointly designed by the Contractors and SRS.

c.	Participants who frequently request PCP or Contractor changes may be subject to removal from the managed care program and placed on administrative lock-in status, based on established lock-in review and SRS determination of appropriateness.

5.12.2	Title XXI Enrollment Process

The enrollment into a Contractor plan for Title XXI beneficiaries differs from enrollment for Title XIX beneficiaries in that we have a separate fiscal agent for each program and Title XXI beneficiaries will not be offered the 15-day choice period prior to auto-assignment to a Contractor. They will, however, be offered the 90-day change period after auto assignment to a Contractor and an annual open enrollment period consistent with those periods established for Title XIX beneficiaries.

5.12.3	Enrollment Responsibilities

a.	Contractor Enrollment Responsibilities

i.	The Contractor shall accept, on a monthly basis, any eligible program beneficiary who selects the Contractor or is assigned to it regardless of the beneficiary’s age, sex, ethnicity, language needs, or health status and who appear as members on the Contractor Enrollment Information, provided that the number of members does not exceed the Contractor’s specified enrollment limit. Enrollment in the Contractor shall be voluntary by the beneficiary except when SRS reserves the right to assign a Title XIX beneficiary to a specific managed health care option (the Contractor or another managed care program) if the Title XIX or Title XXI beneficiary fails to choose a managed health care option during the enrollment period. The Contractor is responsible for obtaining any necessary signatures of medical releases. The Contractor is exempt from enrolling those beneficiaries who have previously been disenrolled from the health plan as a result of a request for disenrollment by the health plan as described in Section 5.12.5.

ii.	The Contractor will send all new members a Contractor welcome packet. The welcome packet will include: PCP enrollment materials or PCP assignment information, a member handbook and a provider listing. The Contractor may choose to assign new members to a PCP immediately, notify the member of that assignment in writing and allow the member not less than ten (10) days to change this assignment if it is not acceptable. The Contractor may also allow beneficiaries to voluntarily choose their own primary care provider up-front. If the beneficiary does not choose a primary care provider within ten calendar days, the Contractor shall auto-assign these beneficiaries.

iii.	The Contractor will maintain a member service hotline, with operators specially trained to handle calls from new enrollees and from members needing assistance in obtaining services. All new members will be sent a Contractor member card (See Section 5.12.1.a.vi or 5.12.1.b.vii) for use in obtaining services covered by the Contractor.

Request for Proposal Number 02510

iv.	Coverage of services including inpatient hospital care will be the responsibility of the Contractor as of the beginning of the month enrollment becomes effective, except when the admission date is prior to the assignment to the Contractor. In this instance, Title XIX inpatient hospital claims will be reimbursed on a FFS basis by the fiscal agent. All other (ancillary) charges, not reimbursed by the inpatient hospital payments, are the responsibility of the Contractor. Title XXI inpatient hospital claims will be the responsibility of the member, but again, non-inpatient (ancillary) charges are the responsibility of the Contractor. If an admission date occurs during the assignment to the Contractor, that Contractor is responsible for the cost of the entire admission regardless of assignment or eligibility.

v.	The Contractor must have written policies and procedures for providing all medically necessary services required under the benefit package to newborn children of program members effective to the time of birth. Newborns of program eligible mothers who were enrolled at the time of the child’s birth shall be covered under the mother’s health plan. The Contractor shall receive capitation payment for the month of birth and for all subsequent months the child remains enrolled with the Contractor if the Contractor provided the newborn information to SRS within sixty (60) days of the date of birth. If there is an administrative lag not the fault of the beneficiary, in enrolling the newborn and costs are incurred during that period, it is essential that the beneficiary be held harmless for those costs.

vi.	The Contractor must agree to make available the full scope of benefits to which a member is entitled immediately upon the effective date of enrollment.

vii.	The Contractor must have written policies and procedures for orienting new members to their benefits, the role of the primary care provider, how to utilize services, what to do in an emergent or urgent medical situation, how to register a complaint or file a grievance and their right to disenroll. The Contractor may propose alternative methods for orienting new members but must be prepared to demonstrate their effectiveness. Also refer to Section 5.7.9 regarding the member handbook.

viii.	The Contractor must have written policies and procedures for assigning each of its members to a primary care provider. The process must include at least the following features:

(1)	The Contractor must contact the member within ten (10) business days of his or her enrollment and provide information on the options for selecting a primary care provider.

(2)	If a member does not select a primary care provider within ten (10) days of enrollment the health plan must make an automatic assignment, taking into consideration such factors, if known, as current provider relationships, language need and area of residence. The Contractor may choose to assign new members to a PCP immediately, notify the member of that assignment in writing and allow the member not less than ten (10) days to change this assignment if it is not acceptable. The Contractor must notify the member in writing of his or her primary care provider’s name, specialty, hospital affiliation, and office telephone number.

Request for Proposal Number 02510

(3)	If a member requests a change to his or her primary care provider following the initial visit, the Contractor must agree to grant the request to the extent possible and practical and in accordance with its policies for other enrolled groups or product lines.

ix.	The Contractor shall provide separate, quarterly reports for Title XIX and Title XXI populations. The reports shall list each PCP, hospital and pharmacy per county. The PCPs shall be listed by open and closed panels.

x.	The Contractor must have written policies and procedures for allowing members to select or be assigned to a new primary care provider when such a change is mutually agreed to by the Contractor and member, when a primary care provider is terminated from the managed care plan, or when a primary care provider change is ordered as part of the resolution to a formal grievance proceeding. In cases where a primary care provider has been terminated, the managed care plan must allow members to select another primary care provider or make a re-assignment within twenty (20) days of the termination effective date.

b.	SRS Enrollment Responsibilities:

i.	Notification will be sent to each beneficiary after annual enrollment in a managed care program stating that he or she may change programs or plans within the next ninety (90) days without good cause. Their right to request a change in primary care provider through the grievance process shall not be restricted.

ii.	SRS will conduct education and enrollment activities for program eligibles. SRS will make available to the Contractor on a monthly basis, a roster of members enrolled in the health plan. The roster will include, at a minimum, identifying information, Family Preservation Contractor involvement, if applicable, EPSDT screening dates (last and next), Children and Family Services Contractor involvement, and member addresses and telephone numbers. This roster will be available as a printed document or as an electronic data transmission.

iii.	Beneficiary choice of a managed care plan shall be voluntary and neither SRS nor its agents shall do anything to influence the beneficiary’s exercise of free choice. Beneficiaries shall be provided assurances that a decision not to enroll in the Contractor’s plan shall not affect their eligibility for benefits

iv.	An application for enrollment in the program and selection of a plan will be provided to members, along with a list of plans serving the members’ geographic area. Staff will also be available, by calling a toll-free number or in person, to assist program eligibles who request a change in managed care plans. A brochure explaining the managed care program and what special services are offered by the Contractor, such as different languages, interpreting services for the deaf, etc. will be provided. Beneficiaries will be advised as to which providers offer any special services that the beneficiary may need. In addition, participants will be offered enrollment materials and opportunities in alternate formats to address physical and language barriers.

v.	SRS’ responsibilities at the time of the eligibility determination will include the following:

(1)	Educating the family about managed care in general, including the requirement to enroll in a managed care plan, the way services typically are accessed under managed care, the role of the primary care provider, the responsibilities of the managed care plan member, their rights to file grievances and complaints and benefits available through managed care, both in plan and out of plan. The member will have a right to choose a managed care plan subject to the capacity of the provider.

Request for Proposal Number 02510

(2)	Informing the family of available managed care plans and outlining criteria that might be important when making a choice (e.g., presence or absence of the family’s existing health care provider in a plan’s network).

(3)	SRS will employ a method to assign to a Contractor any eligibles who do not make a voluntary selection. Assignment factors for new members may be weighted to provide equality in the number of beneficiaries enrolled in the plans.

(4)	Program members who are disenrolled from a managed care plan due to loss of eligibility will automatically be re-enrolled, or assigned, to the same plan should they regain eligibility within sixty (60) calendar days. The Contractor must agree to re-enroll these beneficiaries. If more than sixty (60) days have elapsed, the member will be permitted to select a plan through the enrollment process.

(5)	The effective date of enrollment with the Contractor shall be the first day of the month in which the individual is assigned to the Contractor. Individuals are entitled to be treated by the Contractor when SRS notifies the Contractor that the beneficiary is enrolled in their plan. A newborn beneficiary’s enrollment is effective immediately. All other enrollments are effective at the beginning of the next full month following the determination of managed care eligibility.

(6)	Individuals who lose eligibility due to failure to provide eligibility reports to SRS on a timely basis but whose eligibility is subsequently re-established prior to the end of the month, will be reported to the Contractor on a second beneficiary roster to be received by the Contractor on or around the fifth of each month. Capitation payments for those beneficiaries reported on this second roster will be made with the regular capitation payment for the following month.

5.12.4	Marketing

SRS is responsible for marketing the Contractors to the beneficiaries during the enrollment process. The Contractor shall not influence member enrollment in the Contractor through the offer of any compensation, reward or benefit to the member except for additional health-related services or informational or educational services which have been approved by SRS. Direct solicitation of beneficiaries is not allowed. The Contractor must comply with the following Marketing Elements:

a.	All marketing materials shall be approved by SRS prior to their use.

b.	Contractor marketing materials shall not contain false or misleading information.

c.	Contractor shall distribute marketing materials to its entire service area.

d.	Contractor shall not offer the sale of any other type of insurance product as an enticement to enrollment.

e.	Contractor shall not conduct directly or indirectly, door-to-door, telephonic, or other forms of “cold-call” marketing.

f.	Contractor shall not discriminate against individuals eligible to be covered under the contract on the basis of health status or need of health services.

5.12.5	Disenrollment

a.	Contractor Disenrollment Responsibilities:

The Contractor shall be able to request disenrollment for specific members after SRS approval in the following situations:

i.	A persistent refusal to follow prescribed treatments or comply with health plan requirements that are consistent with state and federal regulations and not related to medical or mental conditions.

ii.	Abusive or threatening conduct not related to a medical or mental condition.

iii.	Fraud.

Request for Proposal Number 02510

NOTE: Reasonable cause for disenrollment shall not include adverse changes in the member’s health status.

The Contractor must have a disenrollment process consistent with the above concepts and submitted to SRS in the Proposal. The Contractor must have attempted through education and case management to resolve any difficulty leading to a request for disenrollment. Written notice of the request for disenrollment must be provided to the state agency and the member. All notifications regarding requests for disenrollment must be documented.

Members have the right to appeal the Contractor’s request for disenrollment to both SRS and the Contractor appeals process within thirty (30) days of the Contractor’s request for disenrollment of the member. When an appeal is filed, the appeals process must be completed prior to the Contractor and SRS continuing disenrollment procedures.

Disenrollment shall be effective on the last day of the calendar month in which the disenrollment is approved by SRS, but no later than the last day of the month subsequent to the request. Disenrollment is not effective until the member no longer appears on the Contractor’s Beneficiary Roster.

The Contractor shall be entitled to a capitation payment for the member for the entire month in which the disenrollment occurs and shall not be entitled to payment during any month subsequent to disenrollment. The Contractor shall notify members, in the material provided at the time of enrollment, of their right to disenroll and the time necessary to process the disenrollment. This wording must be approved by SRS in advance. The Contractor must provide services to the member until another plan is chosen or assigned.

The Contractor’s responsibility for consumer initiated disenrollments shall include referring the member to the Fiscal Agent’s Consumer Assistance Unit to process the disenrollment. The Contractor is also required to track the reason for the disenrollments for the Contractor QAP process.

It may be necessary to transfer a member between managed care plans for a variety of reasons, including if the member changes managed care plans during open enrollment or if the change is ordered as part of a grievance resolution. The managed care plan must have written policies and procedures for transferring relevant patient information, including medical records and other pertinent materials, when a member is transferred to or from another managed care plan.

When a member changes managed care plans while hospitalized, the relinquishing plan shall notify the hospital of the change prior to the transition. The relinquishing plan shall be responsible for payment of inpatient charges for the entire hospitalization through discharge. All other non-inpatient (ancillary) charges are the responsibility of the new MCO at the beginning of the first month of enrollment.

b.	SRS Disenrollment Responsibilities

SRS, through its fiscal agents, shall be responsible for any member enrollments and disenrollments with the managed care plans. SRS has sole authority and discretion for disenrolling program members from managed care plans subject to the conditions specified below:

i.	Loss of eligibility, subject to the guarantees outlined in Appendix A.

ii.	Placement in a nursing facility, nursing facility for the mentally ill, intermediate care facility for the mentally retarded, an adult or juvenile correctional facility, or a head injury rehabilitation facility.

iii.	Selection of another managed care plan during open enrollment.

iv.	Change of residence placing the member outside of the Contractor’s service area.

Request for Proposal Number 02510

v.	Death of the member.

vi.	Approval by SRS of Home and Community Based Services.

vii.	Transfer to a Title XIX eligibility category not included in this contract.

viii.	To implement the decision of a hearing officer in a formal grievance procedure by the member against the Contractor or by the Contractor against the member.

ix.	Members may request to disenroll from the current Contractor’s health plan if any of the following circumstances apply (these disenrollments will be effective on the last day of the calendar month in which they are requested whenever possible):

(1)	Adequate transportation to primary care services is not available.

(2)	There is an unresolved language barrier.

(3)	The MCO is no longer in Title XIX or Title XXI.

(4)	The beneficiary has an established family doctor in another Title XIX MCO.

(5)	The beneficiary requests that all family members be assigned to the same provider.

(6)	There is unsatisfactory care with a current provider, i.e., lack of referral to necessary specialty services, quality of services, or access issues.

(7)	The beneficiary is a child with special health care needs that cannot be met by the Contractor.

5.13	AUDITS AND REPORTS

5.13.1	Annual Audit and Financial Reporting Requirement

The Contractor agrees to provide the results of an annual audit performed by an independent certified public accountant and to authorize the Kansas Department of Insurance to share this information with SRS. The Contractor shall authorize the independent accountant to allow representatives of SRS, including the Kansas Department of Insurance, upon written request, to verify the audit report.

5.13.2	Access to and Audit of Contract Records

Throughout the duration of the contract, and for a period of five (5) years after termination of the contract, the Contractor shall provide duly authorized representatives of the state or federal government, access to all records and material relating to the Contractor’s provision of and reimbursement for activities contemplated under the contract. Such access shall include the right to inspect, audit and reproduce all such records and material and to verify reports furnished in compliance with the provisions of the contract.

Allow duly authorized agents or representatives of the state and federal government, during normal business hours, access to the Contractor’s premises or the Contractor’s subcontractor’s premises to inspect, audit, monitor or otherwise evaluate the performance of the Contractor’s or subcontractor’s contractual activities and shall forthwith produce all records requested as part of such review or audit.

In the event right of access is requested under this section, the Contractor or subcontractor shall upon request provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the state or federal representatives conducting the audit or inspection effort. In practice, SRS notifies any entity audited well before the actual audit occurs. A pre-entrance conference is scheduled to inform the contractor about the process. Audits are generally scheduled at a mutually agreed upon time. However, there may be unusual circumstances which require that SRS perform an audit with minimal notice. These circumstances would include alleged failure to comply with the contract. If the Contractor complies with the contract, the timing of any audit is unlikely to be a problem.

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All inspections or audits shall be conducted in a manner as will not unduly interfere with the performance of Contractor’s or subcontractor’s activities. The Contractor shall be given ten (10) days, or an amount of time agreed upon by SRS and the Contractor, to respond to any findings of an audit before SRS shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable law.

5.13.3	Records Retention

The Contractor shall retain, preserve and make available upon request all records relating to the performance of its obligations under the contract, including medical records and claim forms, for a period of not less than five (5) years from the date of termination of the contract. Records involving matters which are the subject of litigation shall be retained for a period of not less than five (5) years following the termination of such litigation, if the litigation is not terminated within the normal retention period. Microfilm copies of documents contemplated herein may be substituted for the originals with the prior written consent of SRS, provided that the microfilming procedures are approved by SRS as reliable and are supported by an effective retrieval system. Upon expiration of the five (5) year retention period, unless the subject of the records are under litigation, the subject records may be destroyed or otherwise disposed of without the prior written consent of SRS.

5.13.4	Periodic Reporting Requirements

The Contractor agrees to furnish information, as required, from its records to SRS and SRS’ authorized agents which SRS may require to administer this contract, including but not limited to the following:

a.	Quarterly reports to SRS summarizing formal grievances and informal complaints and resolutions as defined in Section 5.7.15.

b.	Service encounter data for members under this contract to be submitted monthly in the format specified in Appendices H and I.

c.	EPSDT information as required. This information is included in the encounter data submitted monthly. EPSDT services and reporting shall comply with 42 C.F.R. §441 Subpart B—Early and Periodic Screening, Diagnosis and Treatment.

d.	For providers licensed as Health Maintenance Organizations (MCOs) by the Kansas Insurance Department: Copies of financial reports and financial solvency reports as outlined in Section 5.13.1 to be submitted to the Kansas Department of Insurance pursuant to the Title XIX Managed Care Interagency Agreement as well as any additional reports or information required by SRS or its sister agency, the Kansas Department of Insurance (see Appendices H and I). For non-MCO-licensed providers, and for those providing services for Title XXI beneficiaries, income and expense statements specific to the contracted program(s) will be required semi-annually, for the six-month period of January to June, and July to December of each contract period.

e.	At a minimum, the Quality Management Reports as outlined in Section 5.7.13.

f.	Beneficiary assignments to primary care providers at least one time per month, or as assigned by SRS and the fiscal agent.

g.	Provider rosters at least monthly, or as specified by SRS and the fiscal agent.

h.	TPL notification reports as outlined in Section 5.14, as specified by SRS and the fiscal agent.

i.	Licenses (Contractor and subcontractors) on an annual basis, as requested by SRS or the EQRO for verification.

j.	Updated list of primary care providers on a quarterly basis for enrollment materials.

5.13.5	Special Reporting and Compliance Requirements

The Contractor shall comply with the following Federal reporting and compliance requirements for the services listed below, and shall submit applicable reports to SRS:

a.	Hysterectomies and sterilizations shall comply with 42 C.F.R. §441. Subpart F—Sterilizations. This includes completion of the consent forms. Completion of the consent forms must be verified prior to the Contractor reimbursement.

Request for Proposal Number 02510

b.	The Contractor shall assist the mother of the newborn and SRS in initiating the application process to add the newborn to the mother’s case. Mothers of newborns will be sent a letter by SRS advising them of their right to choose a different managed care plan for their child; otherwise the child will remain enrolled in the mother’s managed care plan.

c.	The Contractor must agree to report to the enrollment broker any changes in the status of the families or individual members within ten (10) calendar days of identification, including birth of a child or death of a beneficiary, presence of third party resources, or residence.

5.14	COORDINATION OF BENEFITS AND POST-PAY RECOVERY (THIRD PARTY LIABILITY)

a.	Third Party Liability (TPL) refers to any individual, entity or program that may be liable for all or part of a member’s health coverage. Under Section 1902(a)(25) of the Social Security Act, the state is required to take all reasonable measures to identify legally liable third parties and treat verified TPL as a resource of the Title XIX beneficiary.

b.	The Contractor must agree to take responsibility for identifying and pursuing TPL for its Title XIX members. The Contractor must make best efforts to identify and coordinate with all third parties against whom members may have a claim for payment or reimbursement for services. These third parties may include Medicare, any other group insurance, trustee, union, welfare, or employer organization, employee benefit organization including preferred provider organizations or similar type organizations, any coverage under governmental programs, and any coverage required to be provided for by state law.

c.	Title XIX is secondary to all other third parties with the exception of Special Health Services, Vocational Rehabilitation, Indian Health Services and Crime Victim’s Compensation Funds. As capitated payments made to the Contractor are from Title XIX funds, the Contractor would be secondary to all other third parties not listed above.

d.	SRS has adjusted the Contractor capitation payment equal to SRS’ TPL recoveries for Title XIX consumers. In lieu of this offset to capitation, the Contractor will retain its TPL recoveries.

e.	The Contractor must track its TPL recovery for Title XIX members and report this recovery amount to SRS according to the format and schedule specified by SRS. Data transfer of TPL information on any member shall occur according to the format and schedule specified by SRS. The Contractor shall transfer to SRS any new TPL information on any member that comes to their attention. SRS shall transfer to the Contractor any new TPL information for any member that comes to their attention.

f.	SRS will retain responsibility for collecting medical subrogation. SRS will coordinate these activities with the Contractor. The Contractor is required to comply with any information requests regarding medical subrogation.

5.15	Payment:

5.15.1	Capitation Rates

a.	In full consideration of contract services rendered by the Contractor, SRS agrees to pay the Contractor monthly payments based on the number of Title XIX and Title XXI beneficiaries enrolled in the Contractor, and other relevant cohort distinctions (age, gender, geographic location, eligibility category, etc.). Past experience has shown that geographic distinctions do exist for costs in the Title XIX program. Capitation rates for Title XIX beneficiaries will be set by an actuarial contractor for the State, and will be available approximately December 1, 2000, but prior to final bids being accepted. The rate structure will be similar to examples provided in Appendices B and C. Capitation rates for Title XXI can be established by the bidder, and are subject to negotiation. It is requested that Title XXI rates be submitted by the bidder by age, gender, and geographic location cohorts similar to those found in Title XIX. Separate submissions should be submitted for Regions I and II.

Request for Proposal Number 02510

b.	A separate lump-sum payment will be made to cover prenatal and delivery costs associated with the mother’s medical costs for Title XIX beneficiaries. This payment will be made upon receipt of encounter data demonstrating a delivery DRG (codes 370 - 375) OR a global or delivery-only CPT code (59400, 59409, 59410, 59510, 59514, 59515, 59610, 59612, 59618, 59620, 59622, Y9512). Delivery costs will be included in the monthly capitation payment for pregnant teenagers in Title XXI.

c.	Changes to Title XIX or Title XXI covered services mandated by Federal or state law subsequent to the signing of this contract will not affect the contract services for the term of this contract, unless (1) agreed to by mutual consent, or (2) unless the change is necessary to continue to receive federal funds or due to action of a court of law. The Contractor shall receive thirty (30) days notice prior to such changes and the capitation payment shall be adjusted accordingly.

d.	Rate changes in Year Two of this contract will be based on legislative directives, medical costs, utilization, population trends and benefit changes in the Title XIX and Title XXI programs.

5.15.2	Restrictions on Use of Funds

The Contractor agrees that no federally appropriated funds have been paid or will be paid on behalf of SRS or the Contractor to any person for influencing or attempting to influence an officer or employee of any federal agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan or cooperative agreement.

5.15.3	Payment Schedule

a.	Payment to the Contractor shall be based on Contractor enrollment data each month during the term of the contract. Payment for Title XIX beneficiaries assigned by a month-end (six days prior to the last day of the month) will be made on the Thursday following the first Friday after month-end. Individuals who lose eligibility for Title XIX due to failure to provide eligibility reports to SRS on a timely basis but whose eligibility is consequently re-established prior to the end of the month, will be reported to the Contractor on a second beneficiary roster to be received by the Contractor approximately by the fifth of the month. Payment for these beneficiaries will be made on the Thursday following the first Friday after the fifth of the month. Payment for Title XXI beneficiaries will be made by the 15th of the month of assignment. Contractors will be given notice if this payment schedule changes.

b.	Payment will be made based on the number of assignees, their age, gender, geographic location, and for Title XIX beneficiaries, their eligibility category.

c.	All payments to the Contractor will be made for a full month and no pro-rations shall be used. The Contractor will receive capitation, retroactively, for newborns born to assigned members once eligibility has been established. The Contractor is responsible for the provision of services to the consumer for the entire time period of the capitation payment.

5.15.4	Recovery

a.	SRS will not normally recover Contractor monthly payments when the Contractor actually provided service, even if the beneficiary is subsequently determined to be ineligible for the month in question.

Request for Proposal Number 02510

b.	In instances where enrollment is disputed between two Contractors, SRS will be the final arbitrator of Contractor membership and reserves the right to recover an inappropriate capitation payment. SRS also reserves the right to recover other types of inappropriate capitation payments, including but not limited to, untimely notice from the Contractor to the Administrative Services contractor of a member’s request to disenroll, which had been submitted to the Contractor.

5.15.5	Renegotiation

a.	The monthly capitation rates similar to those in Appendices B and C to be provided after the issuance of this RFP, but prior to the deadline for responses, shall not be subject to renegotiation during the initial contract term or retroactively after the contract term, unless the scope of services delivered is changed by SRS.

b.	In the event of a reduction in the appropriation from the state budget for the Medical Policy/Medicaid Division of the Department of Social and Rehabilitation Services or an across the board budget reduction affecting the Medical Policy/Medicaid Division or loss of Federal Financial Participation, SRS may either renegotiate this contract or terminate with 30 days written notice. SRS will confirm current or establish new capitation rates at least 60 days prior to the expiration of the initial term of this agreement and 60 days prior to the expiration of any contract extensions.

c.	The Contractor shall have the right to not extend the contract beyond the initial contract term if the new or confirmed rates established is deemed to be insufficient notwithstanding any other provision of this contract. The Contractor shall notify SRS regarding its desire to extend the contract within 15 calendar days of receipt of the new capitation rates.

Request for Proposal Number 02510

APPENDICES

APPENDIX A –	ELIGIBILITY CRITERIA
APPENDIX B –	TITLE XIX CAPITATION RATES FOR FY 2001
APPENDIX C –	TITLE XXI CAPITATION RATES FOR FY 2001
APPENDIX D –	TITLE XIX MANAGED CARE REGIONS
APPENDIX E –	COVERED EMERGENCY SERVICES UNDER THE PRUDENT LAYPERSON DEFINITION
APPENDIX F –	QUALITY MANAGEMENT PLAN
APPENDIX G –	CURRENT ANNUAL TITLE XIX ENROLLMENT SCHEDULE
APPENDIX H –	TITLE XIX ENCOUNTER DATA REQUIREMENTS
APPENDIX I –	TITLE XXI ENCOUNTER DATA REQUIREMENTS
APPENDIX J –	TITLE XXI PROVIDER ROSTER FORMAT
APPENDIX K –	CONSUMER ASSESSMENT OF HEALTH PLAN STUDY (CAHPS™) 2.0 - ADULT CORE QUESTIONNAIRE
APPENDIX L –	CONSUMER ASSESSMENT OF HEALTH PLAN STUDY (CAHPS™) CHILDREN WITH SPECIAL NEEDS - PUBLICLY INSURED MANAGED CARE VERSION
APPENDIX M –	PROPOSED MEDICAL NECESSITY CRITERIA
APPENDIX N –	SHAWNEE COUNTY HEALTH DEPARTMENT REFERRAL FORMS
APPENDIX O –	KANSAS TITLE XIX ELIGIBLES BY COUNTY AND ZIP
APPENDIX P –	KANSAS TITLE XXI ELIGIBLES BY COUNTY AND ZIP
APPENDIX Q –	DEFINITIONS AND ACRONYMS
APPENDIX R –	AMERICAN ACADEMY OF PEDIATRICS PERIODICITY SCHEDULE
APPENDIX S –	IMMUNIZATION SCHEDULE
APPENDIX T –	KAN BE HEALTHY PROCEDURE CODES
APPENDIX U –	KANSAS VACCINES FOR CHILDREN PROGRAM
APPENDIX V –	MAP OF MANDATORY AND VOLUNTARY COVERAGE AREAS (BY COUNTY)
APPENDIX W –	OMB CIRCULAR A-130
APPENDIX X –	SAMPLE PERFORMANCE BOND

Request for Proposal Number 02510

State of Kansas

Department of Administration

DA-146a (Rev. 3-00)

CONTRACTUAL PROVISIONS ATTACHMENT

Important:	This form contains mandatory contract provisions and must be attached to or incorporated in all copies of any contractual agreement. If it is attached to the vendor/contractor’s standard contract form, then that form must be altered to contain the following provision:

“The Provisions found in Contractual Provisions Attachment (Form DA-146a, Rev. 3-00), which is attached hereto, are hereby incorporated in this contract and made a part thereof.”

The parties agree that the following provisions are hereby incorporated into the contract to which it is attached and made a part thereof, said contract being the day of , 20 .

1.	Terms Herein Controlling Provisions: It is expressly agreed that the terms of each and every provision in this attachment shall prevail and control over the terms of any other conflicting provision in any other document relating to and a part of the contract in which this attachment is incorporated.

2.	Agreement With Kansas Law: All contractual agreements shall be subject to, governed by, and construed according to the laws of the State of Kansas.

3.	Termination Due To Lack Of Funding Appropriation: If, in the judgment of the Director of Accounts and Reports, Department of Administration, sufficient funds are not appropriated to continue the function performed in this agreement and for the payment of the charges hereunder, State may terminate this agreement at the end of its current fiscal year. State agrees to give written notice of termination to contractor at least 30 days prior to the end of its current fiscal year, and shall give such notice for a greater period prior to the end of such fiscal year as may be provided in this contract, except that such notice shall not be required prior to 90 days before the end of such fiscal year. Contractor shall have the right, at the end of such fiscal year, to take possession of any equipment provided State under the contract. State will pay to the contractor all regular contractual payments incurred through the end of such fiscal year, plus contractual charges incidental to the return of any such equipment. Upon termination of the agreement by State, title to any such equipment shall revert to contractor at the end of State’s current fiscal year. The termination of the contract pursuant to this paragraph shall not cause any penalty to be charged to the agency or the contractor.

4.	Disclaimer Of Liability: Neither the State of Kansas nor any agency thereof shall hold harmless or indemnify any contractor beyond that liability incurred under the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.).

5.	Anti-Discrimination Clause: The contractor agrees: (a) to comply with the Kansas Act Against Discrimination (K.S.A. 44-1001 et seq.) and the Kansas Age Discrimination in Employment Act (K.S.A. 44-1111 et seq.) and the applicable provisions of the Americans With Disabilities Act (42 U.S.C. 12101 et seq.) (ADA) and to not discriminate against any person because of race, religion, color, sex, disability, national origin or ancestry, or age in the admission or access to, or treatment or employment in, its programs or activities; (b) to include in all solicitations or advertisements for employees, the phrase “equal opportunity employer”; (c) to comply with the reporting requirements set out at K.S.A. 44-1031 and K.S.A. 44-1116; (d) to include those provisions in every subcontract or purchase order so that they are binding upon such subcontractor or vendor; (e) that a failure to comply with the reporting requirements of (c) above or if the contractor is found guilty of any violation of such acts by the Kansas Human Rights Commission, such violation shall constitute a breach of contract and the contract may be cancelled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration; (f) if it is determined that the contractor has violated applicable provisions of ADA, such violation shall constitute a breach of contract and the contract may be cancelled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration.

Parties to this contract understand that the provisions of this paragraph number 5 (with the exception of those provisions relating to the ADA) are not applicable to a contractor who employs fewer than four employees during the term of such contract or whose contracts with the contracting state agency cumulatively total $5,000 or less during the fiscal year of such agency.

6.	Acceptance Of Contract: This contract shall not be considered accepted, approved or otherwise effective until the statutorily required approvals and certifications have been given.

7.	Arbitration, Damages, Warranties: Notwithstanding any language to the contrary, no interpretation shall be allowed to find the State or any agency thereof has agreed to binding arbitration, or the payment of damages or penalties upon the occurrence of a contingency. Further, the State of Kansas shall not agree to pay attorney fees and late payment charges beyond those available under the Kansas Prompt Payment Act (K.S.A. 75-6403), and no provision will be given effect which attempts to exclude, modify, disclaim or otherwise attempt to limit implied warranties of merchantability and fitness for a particular purpose.

8.	Representative’s Authority To Contract: By signing this contract, the representative of the contractor thereby represents that such person is duly authorized by the contractor to execute this contract on behalf of the contractor and that the contract agrees to be bound by the provisions thereof.

9.	Responsibility For Taxes: The State of Kansas shall not be responsible for, nor indemnify a contractor for, any federal, state or local taxes which may be imposed or levied upon the subject matter of this contract.

10.	Insurance: The State of Kansas shall not be required to purchase, any insurance against loss or damage to any personal property to which this contract relates, nor shall this contract require the State to establish a “self-insurance” fund to protect against any such loss of damage. Subject to the provisions of the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.), the vendor or lessor shall bear the risk of any loss or damage to any personal property in which vendor or lessor holds title.

11.	Information: No provision of this contract shall be construed as limiting the Legislative Division of Post Audit from having access to information pursuant to K.S.A. 46-1101 et seq.

Request for Proposal Number 02510

Appendixes were attached to the original Request for Proposal.

To obtain a copy of the appendixes, please contact the following person:

Rita Haverkamp

Health Care Policy

915 SW Harrison, Room 651-S

Topeka, KS 66612

Telephone: 785-296-3774

email: rszh@srskansas.org

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT FIVE

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE HEALTH

SERVICES CONTRACT with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to further amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

Purpose: RFP #02510, Appendix F, Quality Management Plan, part 2, Performance Measures, Section c., Blood Lead Testing, shall be extended to include the following:

Additionally, in cases where a health care provider has confirmed a child’s capillary test result with a venous blood lead level greater than or equal to 20 ug/dL or with two (2) venous blood lead tests of 15-19 ug/dL within 12 weeks, a clinical evaluation and case management services shall be provided. Clinical evaluation and case management services shall be provided according to the Case Management of the Lead Poisoned Child, Kansas Childhood Lead Poisoning Prevention Program, Kansas Department of Health & Environment, November 2001 which follows the Centers for Disease Control (CDC) guidelines.

Other Terms and Conditions: All other terms and conditions of the contract between SRS and FGK remain in effect.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, President	Janet Schalansky, Secretary

July 8, 2003
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

Stuart Leighty, Director

Date

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT SIX

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE HEALTH

SERVICES CONTRACT with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties.

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to further amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

Purpose: RFP #02510, Section 5.7.7(d)(i), Travel Distance, shall be amended from the original verbiage of:

Make available to every member, a pharmacy and a primary care provider within twenty (20) minutes in urban counties and thirty (30) minutes in all other areas of the state, of the member’s place of residence. In rural areas where available, pharmacies, specialty physicians and hospitals must be in a location closer than an urban county if traveling to the urban county for these services would endanger the member’s health.

to read (change is underlined):

Make available to every member, a pharmacy and a primary care provider within 30 minutes in urban counties and 30 miles in all other areas of the state, of the member’s place of residence. In rural areas where available, pharmacies, specialty physicians and hospitals must be in a location closer than an urban county if traveling to the urban county for these services would endanger the member’s health.

Other Terms and Conditions: All other terms and conditions of the contract between SRS and FGK remain in effect.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN		SECRETARY OF SOCIAL AND
KANSAS, INC.		REHABILITATION SERVICES

/s/ Joy D. Wheeler	July 8, 2003
Joy D. Wheeler, President	Date	Janet Schalansky, Secretary	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

Stuart Leighty, Director	Date

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT SEVEN

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to further amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

1.	TERM:

In accordance with the provisions of RFP #02510, Section 3.1, the term of this contract is extended for the first of three, optional one-year periods, for the period July 1, 2003 through June 30, 2004.

The following documents are referenced for convenience only and are NOT made a part of this amendment or intended to be incorporated in this contract by this reference.

Related Advanced Planning Documents: N/A

Related Contract Amendment Number/Name: #4

Related Memorandum of Understanding Number/Name: N/A

Related Policy Number/Name: N/A

Related Request For Proposals Reference(s): RFP #02510

Total Estimated Cost: Title XIX $ 117,600,000    Title XXI $56,900,000

Amendment 7, Page 1 of 5 Pages

2.	MEDICAID TITLE XIX AND SCHIP TITLE XXI CAPITATION RATES FOR THE PERIOD BEGINNING JULY 1, 2003:

The parties acknowledge that the service delivery benefit packages and capitation rates for Medicaid Title XIX and SCHIP Title XXI for the contract period beginning July 1, 2003 have not been agreed upon. Therefore, the parties agree that for the period July 1, 2003 through such date as the service delivery benefit packages and capitation rates are agreed upon as evidenced by amendment to this contract, and approved by the Centers for Medicare and Medicaid Services (CMS), but no later than September 30, 2003, the capitation rates set forth in Attachment 1 to Amendment 4 to this Contract, shall apply to Title XIX and that for the same period of time the capitation rates set forth in Attachment 2 to Amendment 4 to this Contract, shall apply to Title XXI. The parties agree to continue to negotiate in good faith toward a final agreement on the service delivery benefit packages and Title XIX and Title XXI rates for the contract year July 1, 2003 through June 30, 2004.

3.	STANDARD LANGUAGE FOR GRANTS AND CONTRACTS WHERE PROTECTED HEALTH INFORMATION WILL BE EXCHANGED:

Confidentiality Under the Health Insurance Portability and Accountability Act, 1996 (HIPAA):

SRS is a covered entity under the act and therefore Contractor is not permitted to use or disclose health information in ways that SRS could not. This protection continues as long as the data is in the hands of the Contractor/Grantee.

Definition: For purposes of this section, the terms “Protected Health Information” and “PHI” mean individually identifiable information in any medium pertaining to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual, that Contractor/Grantee receives from SRS or that Contractor/Grantee creates or receives on behalf of SRS. The terms “Protected Health Information” and “PHI” apply to the original data and to any data derived or extracted from the original data that has not been de-identified.

a)	Required/Permitted Uses Section 164.504(e)(2)(i): Contractor/Grantee is required/permitted to use the PHI for the following purposes:

(1)	Quality Assurance

(2)	Eligibility Determination

(3)	Financial Management

(4)	To provide health care services

(5)	Other activities related to ensure appropriate treatment

(6)	Other activities as required by law

Amendment 7, Page 2 of 5 Pages

b)	Required Disclosures §164.504(e)(2)(i): Contractor shall disclose SRS’ PHI to the External Quality Review Organization designated by SRS for the purposes of external quality review and quality review activities directed by SRS.

c)	Limitation of Use and Disclosure Section 164.504(e)(2)(ii)(A): Contractor/Grantee agrees that it will not use or further disclose the PHI other than as permitted or required by this contract or as required by law.

d)	Disclosures Allowed for Management and Administration Section 164.504(e)(2)(i)(A) and 164.504(e)(4)(i): Contractor/Grantee is permitted to use and disclose PHI received from SRS in its capacity as a Contractor/Grantee to SRS if such use is necessary for proper management and administration of the Contractor/Grantee or to carry out the legal responsibilities of the Contractor/ Grantee.

e)	Minimum Necessary: Contractor/Grantee agrees to limit the amount of PHI used and/or disclosed pursuant to this section to the minimum necessary to achieve the purpose of the use and disclosure.

f)	Safeguarding and Securing PHI Section 164.504(e)(2)(ii)(B): Contractor/Grantee agrees to take steps to protect the physical security of and prevent unauthorized access to the PHI and upon request will furnish SRS with a written description of such steps taken. Contractor/Grantee agrees to allow authorized representatives of SRS access to premises where the PHI is kept for the purpose of inspecting physical security arrangements.

Appropriate administrative, technical, procedural and physical safeguards shall be established by the Contractor/Grantee to protect the confidentiality of the data and to prevent unauthorized access to it. The safeguards shall provide a level of security that is required by the HIPAA regulations.

Security of facilities: Contractor/Grantee shall provide all reasonable security procedures at any place where services are performed by the Contractor/Grantee under this contract. Contractor/Grantee personnel shall comply with the rules of SRS with respect to access to SRS offices, data files and data.

g)	Agents and Subcontractors Section 164.504(e)(2)(ii)(D): Contractor/Grantee will ensure that any entity, including agents and subcontractors, to whom it discloses PHI received from SRS or created or received by Contractor/Grantee on behalf of SRS agrees to the same restrictions and conditions that apply to Contractor/Grantee with respect to such information.

h)	Right to Review: SRS reserves the right to review terms of agreements and contracts between the Contractor/Grantee and subcontractors as they relate to the use and disclosure of PHI belonging to SRS.

i)	Ownership: Contractor/Grantee shall at all times recognize SRS’ ownership of the PHI.

Amendment 7, Page 3 of 5 Pages

j)	Notification Section 164.504(e)(2)(ii)(C): Contractor/Grantee shall notify SRS both orally and in writing of any use or disclosure of PHI not allowed by the provisions of this Contract of which it becomes aware, and of any instance where the PHI is subpoenaed, copied or removed by anyone except an authorized representative of SRS or the contractor/grantee.

k)	Transmission of PHI: Contractor/Grantee agrees to follow the HIPAA standards with regard to the transmission of PHI.

l)	Employee Compliance with Applicable Laws and Regulations: Contractor/Grantee agrees to require each of its employees having any involvement with the PHI to comply with applicable laws and regulations relating to confidentiality and privacy of the PHI and with the provisions of this Contract.

m)	Custodial Responsibility: The following named individual, , an employee of Contractor/Grantee, is designated as the custodian of PHI and will be responsible for observance of all conditions of use. If custodianship is transferred within the organization, Contractor/Grantee shall notify SRS promptly.

n)	Access, Amendment, and Accounting of Disclosures Section 164.504(e)(2)(ii)(E-G): Contractor/Grantee will provide access to the PHI in accordance with 45 C.F.R. Section 164.524. Contractor/Grantee will make the PHI available for amendment and incorporate any amendments to the PHI in accordance with 45 C.F.R. Section 164.526. Contractor/Grantee will make available the information required to provide an accounting of disclosures in accordance with 45 C.F.R. Section 164.528.

o)	Documentation Verifying HIPAA Compliance Section 164.504(e)(2)(ii)(H): Contractor/Grantee will make its internal practices, books, and records relating to the use and disclosure of the PHI received from SRS, or created or received by Contractor/Grantee on behalf of SRS, available to the Secretary of Health and Human Services for purposes of determining SRS’ compliance with 45 C.F.R. Parts 160 and 164. Contractor/Grantee will make these same practices, books and records available to SRS or its designee upon request.

p)	Contract Termination Section 164.504(e)(2)(ii)(I): Contractor/Grantee agrees that within 30 days of the termination of this contract, it will return or destroy, at SRS’ direction, any and all PHI that it maintains in any form and will retain no copies of the PHI. If the return or destruction of the PHI is not feasible, the protections of this section of the contract shall be extended to the information, and further use and disclosure of PHI is limited to those purposes that make the return or destruction of PHI infeasible. Any use or disclosure of PHI except for the limited purpose is prohibited.

Amendment 7, Page 4 of 5 Pages

q)	Termination for Compliance Violation Section 164.504(e)(2)(iii) and Section 164.504(e)(1)(ii): Contractor/Grantee acknowledges that SRS is authorized to terminate this Contract if SRS determines that Contractor/Grantee has violated a material term of this section of the contract. If termination of the Contract is not feasible due to an unreasonable burden on SRS, Contractor/Grantee’s violation will be reported to the Secretary of Health and Human Services, along with steps SRS took to cure or end the violation or breach and the basis for not terminating the contract.

4.	OTHER TERMS AND CONDITIONS:

All other terms and conditions of the contract between SRS and FGK remain unchanged.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, Executive Director	Janet Schalansky, Secretary

June 23, 2003
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

Stuart Leighty, Director
Division of Purchases

Date

Amendment 7, Page 5 of 5 Pages

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT EIGHT

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to further amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

1.	Addendum 3, RFP #02510, Section 5.7.9 Advance Directives:

RFP #02510, Section 5.7.9, New Section dd, added by Addendum 3, Item 4:

Information regarding advance directives in accordance with of 42 C.F.R. §434.28 and §489 Subpart 1, including a description of state law as found in Kansas Statutes Annotated 65-28,101. Withholding or withdrawal of life-sustaining procedures; legislative finding and declaration.

And RFP #02510, New Section 5.7.26 Advance Directives, added by Addendum 3, Item 8:

Contractor shall maintain written policies and procedures respecting advance directives and comply with all provisions of 42 C.F.R. §434.28 and §489 Subpart 1.

Are hereby deleted in their entirety and replaced with the following:

5.7.26	Advance Directives :

a.	Contractor shall comply with the requirements set forth in 42 C.F.R. §438.6(i)(2) for maintaining written policies and procedures for advance directives.

(1)	Contractor shall maintain written policies and procedures respecting advance directives as set forth in 42 C.F.R.

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subpart I of §489. Advance Directives shall have the following meaning in accordance with the provisions of 42 C.F.R. § 489.100 Definition.

For purposes of this part, advance directive means a written instruction, such as a living will or durable power of attorney for health care, recognized under State law (whether statutory or as recognized by the courts of the State), relating to the provision of health care when the individual is incapacitated.

(2)	Contractor shall maintain written policies and procedures concerning advance directives with respect to all adult individuals receiving medical care by or through the Contractor’s organization.

(a)	Contractor shall provide written information to those individuals with respect to the following:

i.	Their rights under the law of Kansas to make decisions concerning their medical care, including the right to accept or refuse medical or surgical treatment and the right to formulation of advance directives. Providers may contract with other entities to furnish this information but remain legally responsible for ensuring that the requirements of this section are met. Changes in State law must be provided as soon as possible, but no later than 90 days after the effective date of the change in State law. Applicable State law of Kansas may be found in Kansas Statutes Annotated (KSA) 65-28,101; Withholding or withdrawal of life-sustaining procedures; legislative finding and declaration and KSA 58-625; The Kansas Durable Power of Attorney for Health Care Decisions.

ii.	The Contractor’s written policies respecting the implementation of those rights, including a clear and precise statement of limitation if the Contractor cannot implement an advance directive as a matter of conscience. At a minimum, this statement must do the following:

•	Clarify any differences between institution-wide conscientious objections and those that may be raised by individual physicians.

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•	Identify the state legal authority (KSA 65-28,107 or KSA 58-625) permitting such objection.

•	Describe the range of medical conditions or procedures affected by the conscience objection.

•	Provide the information specified in (a)i. of this section to each enrollee at the time of initial enrollment. If an enrollee is incapacitated at the time of initial enrollment and is unable to receive information (due to the incapacitating condition or a mental disorder) or articulate whether or not he or she has executed an advance directive, the Contractor may give advance directive information to the enrollee’s family or surrogate in the same manner that it issues other materials about policies and procedures to the family of the incapacitated enrollee or to a surrogate or other concerned persons in accordance with State law. The Contractor is not relieved of its obligation to provide this information to the enrollee once he or she is no longer incapacitated or unable to receive such information. Follow-up procedures must be in place to ensure that the information is given to the individual directly at the appropriate time.

•	The Contractor shall document in a prominent part of the individual’s current medical record whether or not the individual has executed an advance directive.

•	The Contractor shall not condition the provision of care or otherwise discriminate against an individual based on whether or not the individual has executed an advance directive.

•	The Contractor shall ensure compliance with requirements of State law (whether statutory or recognized by the courts of the State) regarding advance directives.

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•	The Contractor shall provide for education of staff concerning its policies and procedures on advance directives.

•	The Contractor shall provide for community education regarding advance directives that may include material required herein, either directly or in concert with other providers or entities. Separate community education materials may be developed and used, at the discretion of the Contractor. The same written materials are not required for all settings, but the material should define what constitutes an advance directive, emphasizing that an advance directive is designed to enhance an incapacitated individual’s control over medical treatment, and describe applicable State law concerning advance directives. The Contractor must be able to document its community education efforts upon request by SRS or applicable agents of the federal government.
b.	The Contractor:

i.	Is not required to provide care that conflicts with an advance directive; and

ii.	Is not required to implement an advance directive if, as a matter of conscience, the Contractor cannot implement an advance directive and State law allows any health care provider or any agent of the provider to conscientiously object.

c.	The Contractor must inform individuals that complaints concerning noncompliance with the advance directive requirements may be filed with the Kansas Insurance Department.

2.	RFP #02510, Section 3.19 Environmental Protection is deleted in its entirety and replaced with the following:

3.19	Environmental Protection: The Contractor shall comply with all applicable standards, orders or requirements issued under section 306 of the Clean Air Act (42 USC 1857 (h)), section 508 of the Clean Water Act (33 USC 1368), Executive Order 11738, and Environmental Protection

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Agency regulations (40CFR part 15) and with all other federal, state and local laws, rules and regulations regarding the protection of the environment. The Contractor shall report any violations to the applicable governmental agency. A violation of applicable laws, rule or regulations may result in termination of this contract.

3.	RFP #02510, Section 3.46.1.c. Sanctions, Liquidated Damages, and Termination Options is deleted in its entirety and replaced with the following:

3.46.1.c.	Sanctions, Liquidated Damages, Temporary Management, and Termination Options:

i.	The State may impose sanctions whenever the State has determined that the Contractor acts or fails to act as follows:

(1)	Fails substantially to provide medically necessary services that the Contractor is required to provide, under law or under its contract with the State, to an enrollee covered under the contract.

(2)	Imposes on enrollees premiums or charges that are in excess of the premiums or charges permitted under the Title XIX – Medicaid or Title XXI – SCHIP programs.

(3)	Acts to discriminate among enrollees on the basis of their health status or need for health care services.

(4)	Misrepresents or falsifies information that it furnishes to CMS or to the State.

(5)	Misrepresents or falsifies information that it furnishes to an enrollee, potential enrollee, or health care provider.

(6)	Fails to comply with the requirements for physician incentive plans, as set forth (for Medicare) in 42 CFR 422.208 and 422.210.

(7)	Has distributed directly, or indirectly through any agent or independent contractor, marketing materials that have not been approved by the State or that contain false or materially misleading information.

(8)	Makes any statement that an enrollee must enroll to obtain or in order not to lose any benefits.

(9)	Makes any assertion or statement, written or oral, that the Contractor/MCO is endorsed by CMS, the Federal or State government or similar entity.

(10)	Has violated any of the other applicable requirements of sections 1903(m) or 1932 of the Act and any implementing regulations*.

*	Only those sanctions in subsection ii. (2) may be imposed for this violation.

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ii.	The State may choose, depending on the severity of the violation but at the State’s discretion, any of the following sanctions:

(1)	Withholding of capitation payments as specified in Section 3.46.4

(a)	Withholdings shall be graduated using the following percentages:

•	10%

•	25%

•	50%

•	75%

•	100%

(b)	Withholdings may accrue (i.e., withholdings increase by 10% each month a noncompliance action is not corrected (30% in month three)).

(c)	Monies withheld may be paid to the Contractor or may be paid less any liquidated damages incurred by SRS or by civil monetary penalties imposed.

(d)	Withholding percentages are determined based on the seriousness of the noncompliant action.

(e)	In the event that civil monetary penalties are imposed they shall be in the following specified amounts:

•	A maximum of $25,000 for each determination of failure to provide services; misrepresentation or false statements to enrollees, potential enrollees or health care providers; failure to comply with physician incentive plan requirements; or marketing violations.

•	A maximum of $100,000 for each determination of discrimination; or misrepresentation or false statements to CMS or the State.

•	A maximum of $15,000 for each recipient the State determines was not enrolled because of a discriminatory practice (subject to the $100,000 overall limit above).

•	A maximum of $25,000 or double the amount of the excess charges, (whichever is greater) for charging premiums or charges in excess of the amounts permitted under the Medicaid program. The State must deduct from the penalty the amount of overcharge and return it to the affected enrollee(s).

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(2)	The following sanctions may be imposed for violations of subsection i. (10):

•	Granting enrollees the right to terminate enrollment without cause and notifying the affected enrollees of their right to disenroll.

•	Suspension of all new enrollment, including default enrollment, after the effective date of the sanction.

•	Suspension of payment for recipients enrolled after the effective date of the sanction and until CMS or the State is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

(3)	Sanction by CMS: Denial of Payment. Payments provided for under this contract will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by CMS in accordance with the requirements of 42 CFR 438.730.

iii.	Enrollment Suspensions: Suspension of new beneficiary enrollments as specified at Section 3.46.3.

iv.	Liquidated Damages: Liquidated damages as specified at Section 3.46.5.

v.	Temporary Management:

Temporary management may only be imposed by the State if it finds that:

•	There is continued egregious behavior by the MCO, including, but not limited to behavior that is described in 42 CFR 438.700, or that is contrary to any requirements of sections 1903(m) and 1932 of the Act; or

•	There is substantial risk to enrollees’ health; or

•	The sanction is necessary to ensure the health of the MCO’s enrollees while improvements are made to remedy violations under 438.700 or until there is an orderly termination or reorganization of the MCO.

The State must impose temporary management if it finds that an MCO has repeatedly failed to meet substantive requirements in section 1903(m) or section 1932 of the Act. The State must also grant enrollees the right to terminate enrollment without cause and must notify the affected enrollees of their right to terminate enrollment.

*	Note: The State may not delay imposition of temporary management to provide a hearing before imposing this sanction. In addition, the State may not terminate temporary management until it determines that the MCO can ensure that the sanctioned behavior will not recur.

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vi. Termination: Termination of the Contract as specified at Section 3.3 and for failure to carry out the substantive terms of this contract or to meet applicable requirements in section 1932, 1903(m) and 1905(t) of the Act.

4.	RFP #02510 New Section 3.46.1.d. Due Process:

New Section 3.46.1.d. Due Process: Notice of Sanction and Pre-Termination Hearing is added as follows:

d.	Due Process: Notice of Sanction and Pre-Termination Hearing.

i.	Notice: Before imposing any intermediate sanctions, the State shall give the Contractor timely written notice that explains:

•	The basis and nature of the sanction.

•	Any other due process protections that the State shall elect to provide.

Notice shall be provided to the Contractor, in writing and when possible, at least 30 days prior to the imposition of the sanction. Said notice, when possible, shall give the Contractor 30 days in which the Contractor shall have the opportunity to cure the violation.

ii.	Pre-Termination Hearing and Procedures: Before terminating this contract under the terms herein, the State shall provide Contractor a pre-termination hearing. The State shall:

•	Give Contractor written notice, at least 7 days in advance of the hearing, of its intent to terminate the Contract, the reason for termination, and the time and place of hearing.

•	Give Contractor written notice, after the hearing, of the decision affirming or reversing the proposed termination of the contract, and for an affirming decision, the effective date of termination; and

•	For an affirming decision, give enrollees of the Contractor, notice of the termination and information, consistent with 42 CFR 438.10, on their options for receiving Title XIX – Medicaid and Title XXI – SCHIP services following the effective date of termination.

5.	RFP #02510, Section 3.47.2. Subcontracts:

a.	RFP #02510, Section 3.47.2.g is deleted in its entirety and replaced with the following:

g.	The Contractor shall assure that all subcontracts shall be in writing, shall comply with the provisions of this contract, and shall include any general requirements of this contract that are appropriate to the service or activity identified. The subcontract shall specify the activities and report responsibilities delegated to the subcontractor; and provide for revoking said delegation or

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imposing other sanctions if the subcontractor’s performance is inadequate. It is not required that subcontractors be enrolled as a Title XIX provider. However, they are encouraged to enroll in order to provide services not covered under this contract on a fee-for-service basis. Continuity of care is encouraged.

b.	RFP #02510, Section 3.47.2.i is deleted in its entirety and replaced with the following:

i.	The Contractor and its subcontractors must comply with all provisions and applicable conditions of title VI of the Civil Rights Act of 1964, as amended; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975, as amended; the Equal Pay Act of 1963; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act; and the Civil Rights Act of 1991. If applicable, the Contractor must also comply with all provisions of Executive Order #11246 including amendments, as well as rules, regulations and relevant orders of the Secretary of Labor.

c.	RFP #02510, Section 3.47.2.j is deleted in its entirety and replaced with the following:

j.	Physician Incentive Plans:

The Contractor must obtain SRS approval of any Physician Incentive Plan (PIP) prior to implementation. Contractor must certify to SRS annually in the event that it does not have a PIP. Any PIP must meet the requirements at 42 CFR §417.479, §422.208, §422.210, §434.70, and §438.6. PIP Regulation information may be found on the Internet at:

http://www.hcfa.gov/medicare/physincp/pip-info.htm

i.	The Contractor may operate a PIP only if no specific payment can be made directly or indirectly under a PIP as an inducement to reduce or limit medically necessary services furnished to an individual.

ii.	The Contractor shall disclose information specified in the PIP regulations to the State at the initial contract, anniversary date of the contract and at contract renewal.

iii.	The Contractor shall report whether services not furnished by physician/group are covered by the incentive plan. No further disclosure is required if PIP does not cover services not furnished by physician/group.

iv.	The State shall monitor the Contractor’s PIP to insure compliance with applicable law. Upon request by the State, Contractor shall report: The type of incentive arrangement, e.g. withhold, bonus, capitation; the percent

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of withhold or bonus (if applicable); the panel size, and if patients are pooled, the approved method used; if the entity is at substantial financial risk, the entity must report proof the physician/group has adequate stop loss coverage, including amount and type of stop-loss.

v.	The Contractor shall provide information on its PIP to any Title XIX – Medicaid or Title XXI – SCHIP beneficiary upon request (this includes the right to adequate and timely information on a PIP). Member handbooks must annually disclose to enrollees their right to request such information.

vi.	If the physician/group is put at substantial financial risk for services not provided by physician/group, the Contractor must ensure adequate stop-loss protection to individual physicians and conduct annual enrollee surveys.

vii.	If the Contractor is required to conduct beneficiary survey, survey results must be disclosed to the State and, upon request, disclosed to beneficiaries. Member handbooks must annually disclose to enrollees their right to request such information.

d.	RFP #02510, Section 3.47.2.l is deleted in its entirety and replaced with the following:

l.	Terminated Providers:

The Contractor shall terminate contracts with any provider whose Title XIX HealthConnect Contract or Title XIX Provider Agreement has been terminated by the state. Such contract termination shall be effective 30 calendar days after receipt of notice of State termination of a HealthConnect Contract or Title XIX provider agreement. Federal Financial Participation (FFP) is not available for amounts expended for providers excluded by Medicare, Medicaid, or SCHIP, except for emergency services.

e.	RFP #02510, Section 3.47.2.n is deleted in its entirety and replaced with the following:

n.	Provider Discrimination:

•	Contractor shall not discriminate against providers with respect to participation, reimbursement, or indemnification of any provider acting within the scope of that provider’s license or certification under applicable State law solely on the basis of the provider’s license or certification.

•	If Contractor declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.

•	In all subcontracts with health care professionals, Contractor must comply with the requirements specified in 438.214 that includes selection and retention of providers, credentialing and recredentialing requirements, and nondiscrimination.

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•	This section may not be construed to:

•	Require the Contractor to contract with providers beyond the number necessary to meet the needs of its enrollees.

•	Preclude the Contractor from using different reimbursement amounts for different specialties or for different practitioners in the same specialty; or

•	Preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and is consistent with its responsibilities to enrollees.

f.	RFP #02510, Section 3.47.2.o is deleted in its entirety and replaced with the following:

•	Provider – Enrollee Communication:

•	Alternative Treatment: Contractor shall not prohibit, or otherwise restrict, a health care professional acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee who is his or her patient for the enrollee’s health status, medical care, or treatment options, including any alternative treatment that may be self-administered.

•	Treatment Options: Contractor shall not prohibit, or otherwise restrict, a health care professional acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee who is his or her patient, for any information the enrollee needs in order to decide among all relevant treatment options.

•	Treatment vs. Non-Treatment: Contractor shall not prohibit, or otherwise restrict, a health care professional acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee who is his or her patient, for the risks, benefits, and consequences of treatment or non-treatment.

•	Participate in Treatment Options: Contractor shall not prohibit, or otherwise restrict, a health care professional acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee who is his or her patient, for the enrollee’s right to participate in decisions regarding his or her health care, including the right to refuse treatment, and to express preferences about future treatment decisions.

•	Moral or Religious Objections: If the Contractor would otherwise be required to provide, reimburse for, or provide coverage of, a counseling or referral service is not required to do so if the Contractor objects to the service on moral or religious grounds.

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•	Information Requirements: If the Contractor elects not to provide, reimburse for, or provide coverage of, a counseling or referral service because of an objection on moral or religious grounds, it must furnish information about the services it does not cover as follows:

•	To the State.

•	With its application for a Medicaid contract.

•	Whenever it adopts the policy during the term of the contract; and

•	It must be consistent with the provisions of 42 CFR 438.10.

•	It must be provided to potential enrollees before and during enrollment.

•	It must be provided to enrollees within 90 days after adopting the policy with respect to any particular service.

6.	RFP #02510, Section 3.50 Temporary Management Provisions

RFP #02510, Section 3.50 Other Contract Provisions is deleted in its entirety and replaced with the following:

3.50	Other Contract Provisions: The following provisions shall apply:

•	EEO - Contractor shall comply with the Equal Employment Opportunity Provisions of Executive Order 11246, as amended by Executive Order 11375, and as supplemented by 41 CFR Part 60.

•	Rights to inventions – Contractor shall provide for the rights of the Federal Government and the State of Kansas in any resulting invention in accordance with 37 CFR 401 and any further implementing regulations issued by HHS.

•	Clean Air Act (42 U.S.C. 7401 et seq.) and Federal Water Pollution Control Act as amended (33 U.S.C. 1251 et seq.) – Contractor shall comply with all applicable standards orders or regulations issued pursuant to the Clean Air Act and the Federal Water Pollutions Act.*

•	Byrd Anti-Lobbying Amendment - Contractor shall file the required certification that each tier will not use Federal funds to pay a person or employee or organization for influencing or attempting to influence an officer or employee of any Federal agency, a member of Congress, officer or employee of Congress, or an employee of a member of Congress in connection with obtaining any Federal contract, grant or any other award covered by 31 U.S.C. 1352. Each tier shall also disclose any lobbying with nonfederal funds that takes place in connection with obtaining any Federal award. Such disclosures are forwarded from tier to tier up to the recipient (45 CFR part 93). The disclosures shall contain a statement that Federal funds have not been used for lobbying.*

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•	Debarment and Suspension - Certain contracts shall not be made to parties listed on the nonprocurements portion of the General Services Administration’s “Lists of Parties Excluded for Federal Procurement or Nonprocurement Program.” This list contains the names of parties debarred, suspended, or otherwise excluded by agencies, and contractors declared ineligible under statutory authority. Contractor shall provide the required certification regarding their exclusion status and that of their principals prior to award.

*Note: For contracts in excess of the small contact threshold of $100,000 only

7.	RFP #02510, New Section 3.51 Use of Federal Funds

New Section 3.51 Use of Federal Funds is added as follows:

3.52	Use of Federal Funds: Contractor attests that Contractor has not and shall not use federal funds derived under this contract for lobbying and will comply with all applicable provisions of 45 CFR 93.

8.	RFP #02510, Section 4.13.7 Current Ownership and Management Contracts

RFP #02510, Section 4.13.7 Current Ownership and Management Contracts is deleted in its entirety and replaced with the following:

4.13.7	Current Ownership and Management Contracts: Provide the name, address, and telephone number of the current owner. Vendors must include all owners with at least 5% ownership. Financial statements for all owners with over 5% ownership must be submitted annually to SRS. State if the MCO is operated by a management company, and provide the name and address of that management company. Include a copy of the management contract between the MCO and management company.

9.	RFP #02510, Section 5.7.4 Children with Special Health Care Needs

RFP #02510, Section 5.7.4 Children with Special Health Care Needs is deleted in its entirety and replaced with the following:

5.7.4	Children with Special Health Care Needs

For other young persons with handicaps, disabilities or diseases which require specialty care and who qualify for services under Special Health Services (SHS), Title V, through the Kansas Department of Health and Environment (KDHE), the MCO must contact the Bureau of Children and Families within KDHE. KDHE shall be responsible for the assessment

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and plan of treatment for children with special health care needs. Contractor shall follow SHS advice on referrals and coordination of care (and must comply with the provisions of Appendix F – Quality Management Plan, Section IV.B.1) and shall have a mechanism in place to allow enrollees to directly access a specialist or specialists as appropriate for the enrollee’s condition and identified needs. Contractor shall implement and have in place, using appropriate health care professionals, mechanisms to assess each Medicaid enrollee identified as having special health care needs in order to identify any ongoing special conditions of the enrollee that require a course of treatment or regular care monitoring. Contractor shall have in place mechanisms to assess the quality and appropriateness of care furnished to enrollees with special health care needs and shall report the results of their assessment to SHS and SRS.

The Contractor’s obligation to pay for services for children with special health care needs that are received from providers other than the Contractor or its subcontractors is limited to covered services provided by a specialist or specialists as appropriate for the enrollee’s condition and identified needs.

10.	RFP #02510, Section 5.7.7 Service Accessibility Standards

a.	RFP #02510, Section 5.7.7 Service Accessibility Standards, first paragraph, is deleted in its entirety and replaced with the following:

The contractor must implement procedures to ensure that each enrollee has an ongoing source of primary care appropriate to his or her needs and a person or entity formally designated as primarily responsible for coordinating the health care services furnished to the enrollee. The Contractor in establishing and maintaining its network of providers must consider the following:

•	The anticipated Title XIX – Medicaid and Title XXI – SCHIP enrollment.

•	The expected utilization of services, taking into consideration the characteristics and health care needs of specific Title XIX – Medicaid and Title XXI – SCHIP populations represented in the Contractors enrollment population.

•	The numbers and types (in terms of training, experience, and specialization) of providers required to provide the contracted services.

•	The numbers of network providers who are not accepting new Title XIX – Medicaid and/or Title XXI – SCHIP patients.

The following service accessibility standards (for all health service providers, unless otherwise specified herein) shall apply:

b.	RFP #02510, Section 5.7.7.b.ii is deleted in its entirety and replaced with the following:

ii.	Comply with all Federal and State laws and regulations including Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1991; and other laws regarding privacy and confidentiality.

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c.	RFP #02510, Section 5.7.7.c. is deleted in its entirety and replaced with the following:

c.	Timely Access To Healthcare Coverage: Provide coverage, either directly or through its primary care providers, to members on a 24 hours per day, 7 days per week basis. Network providers shall offer hours of operation that are no less than the hours of operation offered to commercial enrollees or comparable to Medicaid fee-for-service, if the provider serves only Medicaid enrollees. The Contractor shall have written policies and procedures describing how members and providers may contact the Contractor to receive individual instruction on accessing emergency and post-stabilization care services or receiving prior authorization for treatment of an urgent medical problem and instruction when out of geographic area. The procedures shall include availability of 24 hours, 7 days per week access by telephone to a live voice (an employee of the Contractor or an answering service) which will immediately page an on-call medical professional so that referrals can be made for non-emergency services or so information can be given about accessing services or how to handle medical problems during non-office hours. These policies and procedures shall also describe how the Contractor responds to calls received from members. The policies and procedures must be made available in an accessible format upon request. Direct contact with qualified clinical staff must be available through a toll-free voice and telecommunication device for the deaf telephone number. Recorded messages are not acceptable. The Contractor shall ensure all Contractor members equal access to 24 hours per day, 7 days per week, health care coverage. The Contractor shall establish procedures to ensure that network providers comply with the timely access requirements. The Contractor shall monitor their provider network to determine compliance. The Contractor shall take corrective action if there is a failure to comply.

d.	RFP #02510, Section 5.7.7.g is deleted in its entirety and replaced with the following:

g.	Manner and Format of Enrollment Notices, Informational Materials, and Instructional Materials, Translation of Written Materials, Oral Interpretation Services and Alternative Formats:

(1)	The Contractor must provide all enrollment notices, informational materials, and instructional materials relating to enrollees and potential enrollees in a manner and format that may be easily understood.

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(2)	The Contractor shall make available all documents in the English and Spanish languages.

(3)	The Contractor shall make available written notice, in the languages listed below, of the right to receive translated documents in the English, Spanish, French, German, Russian, Vietnamese, Arabic, Chinese, Korean, and Japanese languages. Additional languages may be required when the 2000 Census data becomes available.

(4)	The Contractor shall notify all members or potential members of the availability of written documents as required in (1) and (2) above and that oral interpretation services for any language are available and how they may access those services. The Contractor shall provide oral interpretation services for any language at no cost to the applicant or potential applicant.

(5)	The Contractor make all written material available in alternative formants and in an appropriate manner that takes into consideration the special needs of those who, for example, are visually impaired or have limited reading proficiency. All enrollees and potential enrollees must be informed that information is available in alternative formats and how to access those formats.

e.	RFP #02510, Section 5.7.7.h is deleted in its entirety and replaced with the following:

h.	Provider Network Coverage: The Contractor shall have a primary care provider, pharmacy and hospital in every county where it has members.

The contractor shall maintain a network of appropriate providers that is supported by written agreements. The contractor shall maintain a network of appropriate providers that is sufficient to provide adequate access to all services covered under the contract. The Contractor, in establishing and maintaining the network, must consider the following:

•	The anticipated Medicaid enrollment,

•	The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented in the particular MCO, PIHP, and PAHP,

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•	The numbers and types (in terms of training, experience, and specialization) of providers required to furnish the contracted Medicaid services,

•	The numbers of network providers who are not accepting new Medicaid patients, The geographic location of providers and Medicaid enrollees, considering distance, travel time, the means of transportation ordinarily used by Medicaid enrollees, and whether the location provides physical access for Medicaid enrollees with disabilities.

In the event there is no primary care physician, pharmacy or hospital in a given county, the contractor shall make other provisions to provide services to its members located within that county. The Contractor may include providers from other states in their provider network for this contract. Members may cross the State line for treatment, providing that they are in a border city which is within 50 miles of the State line. Contractor shall provide female enrollees with direct access to a women’s health specialist with the network for covered care necessary to provide women’s routine and preventive health care services. This is in addition to the enrollee’s designated source of primary care if that source is not a women’s health specialist.

If the Contractor’s network is unable to provide necessary medical services covered under this contract to a particular enrollee, the Contractor shall adequately and timely cover these services out of network for the enrollee, for as long as the entity is unable to provide them.

Out-of-network providers must coordinate with the Contractor with respect to payment. The Contractor must ensure that cost to the enrollee is no greater than it would be if the services were furnished within the network.

11.	RFP #02510, Section 5.7.9, Member Handbook and Notification:

a.	RFP #02510, Section 5.7.9, first paragraph, is deleted in its entirety and replaced with the following:

The Contractor shall mail a member handbook, or other written materials with information on how to access services, approved by SRS, to all members within ten (10) business days of being notified of their enrollment. When there are program changes, notification will be provided to the affected members at least fourteen (14) days before implementation. The Contractor shall maintain documentation verifying that the member handbook is reviewed and updated at least once a year. The updated handbook shall be submitted to SRS for approval. The Contractor shall mail the updated handbook to all members within ten (10) business days after Contractor receives notification that SRS has approved the updated handbook. The member handbook must be written at no higher than a sixth grade reading level.

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b. RFP #02510, Section 5.7.9.x is deleted in its entirety and replaced with the following:

x.	The Contractor’s policy regarding copayments and charges to members (copayments may not be charged except for non-Title XIX and non-Title XXI services). Any copayments or other cost sharing imposed on members shall be in accordance with 42 CFR 447.50 through 42 CFR 447.50 (same as permitted in Title XIX – Medicaid fee-for-service).

12.	RFP #02510, Section 5.7.13, Quality Management

a.	RFP #02510, Section 5.7.13.b is deleted and replaced with the following:

b.	SRS maintains oversight of the Contractor’s quality management functions. Therefore, the Contractor must comply with all SRS quality management criteria described herein. The Contractor is subject to annual, external independent reviews of the quality outcomes, timeliness of, and access to, the services covered under this contract. The Contractor must maintain an ongoing quality assessment and performance improvement program for the services it furnishes to its enrollees. The Contractor shall also comply with any performance measures and topics for performance improvement projects specified by SRS or CMS. In addition, quality standards must meet or exceed the requirements of 42 CFR 438 Subpart D. The MCO will, at a minimum, monitor, evaluate, and seek to improve the following:

b.	RFP #02510, Section 5.7.13.b.i. is deleted in its entirety and replaced with the following:

i.	Quality Improvement: Contractor shall conduct performance improvement projects that are designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in clinical care and non-clinical care areas that are expected to have a favorable effect on health outcomes and enrollee satisfaction. Performance improvement projects must be submitted to and approved by SRS prior to implementation. The performance improvement projects must involve the following:

•	Measurement of performance using objective quality indicators.

•	Implementation of system interventions to achieve improvement in quality.

•	Evaluation of the effectiveness of the interventions.

•	Planning and initiation of activities for increasing or sustaining improvement.

Contract #02510, Amendment 8, Page 18 of 38

Contractor shall report the status and results of each project to the State and its designee as requested. Each performance improvement project must be completed in a reasonable time period so as to generally allow information on the success of performance improvement projects in the aggregate to produce new information on quality of care each year. The Contractor shall have in effect a process for its own evaluation of the impact and effectiveness of its quality assessment and performance improvement program.

c.	RFP #02510, new Section 5.7.13.h is added as follows:

h.	Contractor shall adopt practice guidelines that meet the following requirements:

•	Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;

•	Consider the needs of the enrollees;

•	Are adopted in consultation with contracting health care professionals; and

•	Are reviewed and updated periodically as appropriate.

Contractor shall disseminate the guidelines to all affected providers and, upon request, to enrollees and potential enrollees. Contractor shall ensure consistency between the guidelines and all decisions for utilization management, enrollee education, coverage of services, and other areas to which the guidelines apply.

13.	RFP #02510, Section 5.7.14, External Quality Review Organization (EQRO)

RFP #02510, new Section 5.7.14.d is added as follows:

d.	SRS contracts for EQR services and Contractor shall provide full cooperation with the External Quality Review Organization (EQRO) to assure quality and accessibility of health care in the appropriate setting to Title XIX and Title XXI beneficiaries including the validation of PIPs and PMs.

14.	RFP #02510, Section 5.7.15, Grievance, Appeal and Fair Hearing Processes:

RFP #02510, Section 5.7.15 is deleted in its entirety and replaced with the following (A.5.15):

5.7.15	Inquiry, Grievance and Appeals Process

5.7.15.1	Provider Inquiries, Grievances and Appeals:

a.	Provider Inquiries, Grievances and Appeals: The Contractor shall establish an internal inquiry, complaint, grievance and appeal

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process which shall be approved, in advance, by SRS. Any provider whose claim is denied, reduced, suspended, terminated, determined inappropriate, or acted upon improperly by the health plan or SRS may use any of the following:

i.	Provider Inquiries - An inquiry is a request for information about the health plan. The Contractor shall log and promptly respond to all provider inquiries. The Contractor shall designate staff to handle telephone or in-person inquiries. The Contractor shall log inquiries and identify patterns.

ii.	Provider Grievances - An expression of dissatisfaction about any matter other than an action, as action is defined in this section. Possible subjects for grievances included, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the member’s rights.

iii.	Contractor Appeals Process - An appeal is a formal mechanism that allows a provider to appeal a grievance determination. Providers or their representatives may file an appeal with the Contractor or with SRS. The Contractor shall establish an appeals process to allow providers to appeal complaint and grievance determinations. All appeals shall be filed within ninety (90) calendar days of issuance of the grievance determination. All appeals shall be in writing and addressed to the Contractor. The Contractor shall not terminate or reduce services until the appeal is concluded. The Contractor shall provide an opportunity for providers or their representative to present the case in person. The Contractor shall reach a final decision on an appeal within sixty (60) calendar days of receipt of the appeal, with extensions possible if approved by SRS. Qualified medical personnel must be represented on any appeal committee handling quality of care issues. The Contractor’s internal grievance and appeal process shall not be a substitute for the State Fair Hearing process.

iv.	State Fair Hearings Process - Providers may file a request for a State fair hearing at any stage of the grievance or appeal process. Within five (5) days of receiving notification of the appeal, the Contractor shall forward a copy all supporting documentation pertaining to the dispute to SRS. If the Contractor’s action is sustained by the State fair hearing office, the Contractor may institute recovery procedures against the provider to recoup the payment for any disputed service furnished by the provider. The recoupment shall not exceed the cost of the payments made during the time of the appeal. The Contractor shall comply with decisions reached by the State fair hearing office.

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v.	Expedited Review: If the standard time frame could seriously jeopardize a member’s physical or mental health, the Contractor shall inform the provider that expedited review is necessary and review the complaint or grievance within 72 hours of receiving the complaint or grievance.

b.	Information Packet: Contractor shall distribute an information packet to all providers regarding the Contractor’s grievance, and appeal process and the State’s fair hearing process. SRS must approve the information packet and any other information sent to providers prior to distribution.

c.	The Contractor shall maintain provider inquiry, grievance and appeals records that include a summary of the issue(s), provider’s name (if different from the complainant), identification number, date of complaint, grievance or appeal, Contractor’s response, name of the provider, provider number, and resolution of complaint, grievance or appeal. The Contractor shall furnish a quarterly complaint, grievance or appeal report to SRS.

d.	Providers with two or more complaints in one month or any group with four or more complaints shall be further reviewed by the Contractor. The Contractor shall provide providers education to minimize misunderstanding. The Contractor shall provide additional education to providers who lodge unsubstantiated complaints.

e.	The Contractor must develop methods in coordination with and/or referral to the State Title XIX or Title XXI grievance process.

f.	The Contractor must implement a process to address provider noncompliance with all pertinent policies and procedures. This process is subject to review and approval by SRS.

g.	The Contractor shall provide an explanation of its method for terminating a subcontractor.

5.7.15.2	Member Inquiries, Grievances and Appeals:

The Contractor shall establish an internal inquiry, complaint, grievance and appeal process for members which shall be in compliance with Appendix AB – Beneficiaries Grievance System, and approved, in advance, by SRS.

a.	Information to enrollees of MCO or PIHP.

Contractor shall for all enrollees, the following information on grievance appeal and fair hearing procedures:

•	Grievance, appeal and fair hearing procedures and timeframes, as provided in Appendix AB that must include the following:

•	For State fair hearing:

•	The right to hearing;

•	The method for obtaining a hearing; and

•	The rules that govern representation at the hearing.

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•	The right to file grievances and appeals.

•	The requirements and timeframes for filing a grievance or appeal

•	The availability of assistance in the filing process

•	The toll-free numbers that the enrollee can use to file a grievance or an appeal by phone.

•	The fact that, when requested by the enrollee—

•	Benefits will continue if the enrollee files an appeal or a request for State fair hearing within the timeframes specified for filing; and

•	The enrollee may be required to pay the cost of services furnished while the appeal is pending, if the final decision is adverse to the enrollee.

•	Any appeal rights that the State chooses to make available to providers to challenge the failure of the organization to cover a service.

15.	RFP #02510, Section 5.7.19, Encounter Data

Section 5.7.19.g is deleted in its entirety.

New Section 5.7.19.h. Data Certifications: is added as follows:

h.	Data Certifications: Data submitted by the Contractor including, but not limited to, all documents specified by the State, enrollment information, encounter data, and other information required as a deliverable in the contract, must be certified.

(1)	Authority to Certify. All data and documents requiring certification that Contractor submits to the State shall be certified by one of the following:

•	Contractor’s Chief Executive Officer

•	Contractor’s Chief Financial Officer

•	An individual who has delegated authority to sign for, and who reports directly to, the Contractor’s Chief Executive Officer or Chief Financial Officer.

(2)	Content of Certification: The certification must attest, based on best knowledge, information, and belief as to the accuracy, completeness and truthfulness of the documents and data.

(3)	Timing of Certification: The Contractor must submit the certification concurrently with the certified data and documents.

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16.	RFP #02510, Section 5.7.21, Emergency Services Requirements

RFP #02510, Section 5.7.21 Emergency Services Requirements is deleted in its entirety and replaced with the following:

5.7.21	Emergency Services and Post-Stabilization Requirements:

a.	Definitions. As used in this section:

•	Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following:

•	Placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy.

•	Serious impairment to bodily functions.

•	Serious dysfunction of any bodily organ or part.

•	Emergency Services means covered inpatient and outpatient services that are as follows:

•	Furnished by a provider that is qualified to furnish these services.

•	Needed to evaluate or stabilize an emergency medical condition.

•	Poststabilization Care Services means covered services, related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described 42 CFR 438.114(e).

b.	The contractor is responsible for coverage and payment of emergency services and post stabilization care services.

c.	The Contractor must cover and pay for emergency services regardless of whether the provider that furnishes the services has a contract with the entity.

d.	The Contractor may not deny payment for treatment obtained when an enrollee had an emergency medical condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in paragraphs (1), (2), and (3) of the definition of an Emergency Medical Condition found in paragraph a. of this section.

e.	The Contractor may not deny payment for treatment obtained when a representative of the entity instructs the enrollee to seek emergency services.

f.	The Contractor may not limit what constitutes an emergency medical condition on the basis of lists of diagnoses or symptoms.

g.	The Contractor may not refuse to cover emergency services based on the emergency room provider, hospital, or fiscal agent not notifying the enrollee’s primary care provider, MCO, or applicable State entity of the enrollee’s screening and treatment within 10 calendar days of presentation for emergency services.

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h.	An enrollee who has an emergency medical condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

i.	The attending emergency physician, or the provider actually treating the enrollee, is responsible for determining when the enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the MCO as responsible for coverage and payment.

j.	The Contractor is financially responsible for post-stabilization services obtained within or outside the MCO that are pre-approved by a plan provider or other MCO representative.

k.	The Contractor is financially responsible for post-stabilization care services obtained within or outside the MCO that are not pre-approved by a plan provider or other MCO representative, but administered to maintain the enrollee’s stabilized condition within 1 hour of a request to the MCO for pre-approval of further post-stabilization care services.

l.	The Contractor is financially responsible for post-stabilization care services obtained within or outside the MCO that are not pre-approved by a plan provider or other MCO representative, but administered to maintain, improve or resolve the enrollee’s stabilized condition if—

•	The MCO does not respond to a request for pre-approval within 1 hour;

•	the MCO cannot be contacted; or

•	the MCO representative and the treating physician cannot reach an agreement concerning the enrollee’s care and a plan physician is not available for consultation. In this situation, the MCO must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria of 422.133(c)(3) is met.

m.	The Contractor must limit charges to enrollees for post-stabilization care services to an amount no greater than what the MCO would charge the enrollee if he or she had obtained the services through the MCO.

n.	The Contractor’s financial responsibility for post-stabilization care services it has not pre-approved ends when:

•	a plan physician with privileges at the treating hospital assumes responsibility for the enrollee’s care;

•	a plan physician assumes responsibility for the enrollee’s care through transfer;

•	an MCO representative and the treating physician reach an agreement concerning the enrollee’s care; or

Contract #02510, Amendment 8, Page 24 of 38

•	the enrollee is discharged.

17.	RFP #02510, Section 5.7.23 Provider Fraud and Abuse:

a.	RFP #02510, Section 5.7.23, subsection a. Requirements, is amended to include:

a.	Requirements: The Contractor must have administrative and management arrangements or procedures, and a mandatory compliance plan, that are designed to guard against fraud and abuse.

b.	RFP #02510, Section 5.7.23, subsection b. Fraud and Abuse Operational Procedures is deleted in its entirety and replaced with the following:

b.	Fraud and Abuse Operational Procedures: The Contractor shall have in place, internal controls, policies and procedures that are designed to prevent and detect Fraud and Abuse activities. The specific internal controls, policies and procedures shall be described in a comprehensive written plan, to be submitted to SRS for prior approval no later than 15 days following contract award. SRS will respond with approval/denial/modifications to the plan within 30 days of receipt. Any changes to the SRS approved plan must be submitted to SRS for approval. At a minimum, the plan must include:

•	Written policies, procedures, and standards of conduct that articulates the Contractor’s commitment to comply with all applicable Federal and State standards.

•	The designation of a compliance officer and a compliance committee that are accountable to senior management.

•	Effective training and education for the compliance officer and the Contractor’s employees.

•	Effective lines of communications between the compliance officer and the Contractor’s employees.

•	Enforcement of standards through well-publicized disciplinary guidelines.

•	Provision for internal monitoring, auditing and reporting.

•	Provision for prompt response to detected offenses, and for development of corrective action initiatives relating to this Contract.

c.	RFP #02510, Section 5.7.23, new subsection c. Reports is added as follows:

c.	Reports: Contractor must report fraud and abuse information to the State. Contractor must report the following:

•	Number of complaints of fraud and abuse made to state that warrant preliminary investigation

•	For each which warrants investigation, supply the

Contract #02510, Amendment 8, Page 25 of 38

•	Name and ID number

•	Source of complaint

•	Type of provider

•	Nature of complaint

•	Approximate dollars involved

•	Legal and administrative disposition of the case.

18.	RFP #02510, Section 5.7.25.c Confidentiality of Data and Records:

RFP #02510, Section 5.7.25.c.i. is deleted in its entirety and replaced with the following:

i.	The Contractor shall comply with 45 C.F.R. §205.50, Safeguarding Information for the Financial Assistance and Social Service Program, 42 C.F.R. §431 Subpart F, as well as 41 USC 423, Section 27. The Contractor must implement procedures to ensure that in the process of coordinating care, each enrollee’s privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. The Contractor must comply with any other applicable Federal and State laws (such as Title VI of the Civil Rights Act of 1964, etc.) and other laws regarding privacy and confidentiality. As deemed necessary, SRS or its designated agent, and the federal government shall be allowed access to this data. All information, except as noted above, as to personal facts and circumstances obtained by the Contractor shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of SRS and the written consent of the beneficiary, or his/her attorney, or his/her responsible parent or guardian.

19.	RFP #02510, New Section 5.7.26:

New Section 5.7.26, Enrollee Rights and Protection, is added as follows:

5.7.26	Enrollee Rights and Protection

The Contractor must have written policies regarding the enrollee rights specified in this section. The Contractor must comply with any applicable Federal and State laws that pertain to enrollee rights and ensure that its staff and affiliated providers take those rights into account when furnishing services to enrollees. All enrollees shall be guaranteed the following rights and protection:

•	Dignity and privacy. Each managed care enrollee is guaranteed the right to be treated with respect and with due consideration for his or her dignity and privacy.

•	Receive information on available treatment options. Each managed care enrollee is guaranteed the right to receive information on available treatment options and alternatives, presented in a manner appropriate to the enrollee’s condition and ability to understand.

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•	Participate in decisions. Each managed care enrollee is guaranteed the right to participate in decisions regarding his or her health care, including the right to refuse treatment.

•	Free from restraint or seclusion. Each managed care enrollee is guaranteed the right to be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.

•	Copy of medical records. Each managed care enrollee is guaranteed the right to request and receive a copy of his or her medical records, and to request that they be amended or corrected, as specified in 45 CFR part 164.

•	Free exercise of rights. Each enrollee is freed to exercise his or her rights, and that the exercise of those rights does not adversely affect the way the Contractor and its providers or SRS treat the enrollee.

•	Compliance with other Federal and State laws. The Contractor must comply with any other applicable Federal and State laws (such as Title VI of the Civil Rights Act of 1964, etc.) and other laws regarding privacy and confidentiality.

20.	RFP #02510, New Section 5.7.27:

New Section 5.7.27, Information Requirements, is added as follows:

5.7.27	Information Requirements:

If the Contractor elects not to provide, reimburse for, or provide coverage of, a counseling or referral service because of an objection on moral or religious grounds, it must furnish information about the services it does not cover as follows:

•	to the State

•	with its application for a Medicaid contract

•	whenever it adopts the policy during the term of the contract; and

•	it must be consistent with the provisions of 42 CFR 438.10

•	it must be provided to potential enrollees before and during enrollment

•	it must be provided to enrollees within 90 days after adopting the policy with respect to any particular service.

21.	RFP #02510, New Section 5.7.28 Timely Claims Payment

5.7.28	Timely Claims Payment

Timely claims payment

•	Claim means 1) a bill for services 2) a line item of service or 3) all services for one recipient within a bill.

•

Clean claim means one that can be processed without obtaining additional information from the provider of the service or from a third party. It includes a claim with errors originating in a State’s claims

Contract #02510, Amendment 8, Page 27 of 38

system. It does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity.

Contractor shall meet the requirements of FFS timely payment:

•	Pay 90% of all clean claims from practitioners, who are in individual or group practice or who practice in shared health facilities, within 90 days of the date of receipt, and

•	Abide by the specifications of the following:

•	The date receipt is the date the Contractor receives the claim, as indicated by its date stamp on the claim.

•	The date of payment is the date of the check or other form of payment.

Exception. The MCO and its providers may, by mutual agreement, establish an alternative payment schedule. Any alternative schedule must be stipulated in the contract.

22.	RFP #02510, New Section 5.7.29 Medicaid Enrollees are not Held Liable

5.7.29	Medicaid Enrollees are not Held Liable

Medicaid enrollees are not to be held liable for the following situations:

a.	Non-payment to entity. Contractor must provide that its Medicaid enrollees are not held liable for the covered services provided to the enrollee, for which the State does not pay the Contractor.

b.	Non-payment to provider. Contractor must provide that its Medicaid enrollees are not held liable for the covered services provided to the enrollee, for which the State, or the Contractor does not pay the individual or health care provider that furnishes the services under a contractual, referral, or other arrangement.

c.	Contractor must provide that its Medicaid enrollees are not held liable for payments for covered services furnished under a contract, referral, or other arrangement, to the extent that those payments are in excess of the amount that the enrollee would owe if the MCO, PIHP, or PAHP provided the services directly.

23.	RFP #02510, New Section 5.7.30 Compensation for Utilization Management Activities

5.7.30	Compensation for Utilization Management Activities:

Each contract must provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee.

Contract #02510, Amendment 8, Page 28 of 38

24.	RFP #02510, New Section 5.8.6 Disenrollment During Termination Hearing Process

After SRS notifies Contractor that it intends to terminate the contract, the State shall:

•	Give the Contractor’s enrollees written notice of the State’s intent to terminate the contract, and

•	Allow enrollees to disenroll immediately without cause.

25.	RFP #02510, Section 5.9 Medical Services Included in the Contract

a.	RFP#02510, Section 5.9, First Paragraph is deleted in its entirety and replace with the following:

The Contractor shall agree to assume responsibility for all medical conditions of each program beneficiary as of the effective date of coverage under this contract. The Contractor shall ensure the provision of medically necessary services as specified below, subject to all terms, conditions and definitions of this contract. The Contractor shall ensure that the services are sufficient in amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished. The contractor shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the diagnosis, type of illness, or condition. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity; or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose. Any and all disputes relating to the definition and presence of medical necessity shall be resolved in favor of SRS. Covered services shall be available in the Service Area through the Contractor or its subcontractors.

b.	RFP #02510, Section 5.9, Fourth Paragraph, is deleted in its entirety and replaced with the following:

The quality management of these services is to be monitored by the Contractor and SRS or its designee, contracted to provide this service. The Contractor agrees to provide for a second opinion from a qualified health care professional within the network, or arrange for the ability of the enrollee to obtain one outside the network, at no cost to the enrollee. Services must be provided by providers who meet the qualifications of all state licensing standards, all applicable accrediting standards, and any other standards or criteria established by SRS to assure quality of services.

26.	RFP #02510, New Section 5.9.3

RFP #02510, New Section 5.9.3, Coverage, is added as follows:

5.9.3	Coverage. The Contractor may not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the diagnosis, type of illness, or condition.

Contract #02510, Amendment 8, Page 29 of 38

27.	RFP #02510, New Section 5.9.4

RFP #02510, New Section 5.9.4, Authorization of Services, is added as follows:

5.9.4	Medically Necessary Services. Medically necessary services shall mean those services that meet the definition of Medical necessity as follows:

(1)	Medical necessity means that a health intervention is an otherwise covered category of service, is not specifically excluded from coverage, and is medically necessary, according to all of the following criteria:

(a)	“Authority.” The health intervention is recommended by the treating physician and is determined to be necessary by the secretary or the secretary’s designee.

(b)	“Purpose.” The health intervention has the purpose of treating a medical condition.

(c)	“Scope.” The health intervention provides the most appropriate supply or level of service, considering potential benefits and harms to the patient.

(d)	“Evidence.” The health intervention is known to be effective in improving health outcomes. For new interventions, effectiveness shall be determined by scientific evidence as provided in paragraph (5.9.4(3)). For existing interventions, effectiveness shall be determined as provided in paragraph (5.9.4(4)).

(e)	“Value.” The health intervention is cost-effective for this condition compared to alternative interventions, including no intervention. “Cost-effective” shall not necessarily be construed to mean lowest price. An intervention may be medically indicated and yet not be a covered benefit or meet this regulation’s definition of medical necessity. Interventions that do not meet this regulation’s definition of medical necessity may be covered at the choice of the Secretary or the Secretary’s designee. An intervention shall be considered cost effective if the benefits and harms relative to costs represent an economically efficient use of resources for patients with this condition. In the application of this criterion to an individual case, the characteristics of the individual patient shall be determinative.

(2)	The following definitions shall apply to these terms only as they are used in this subsection (5.9.4):

(a)	“Effective” means that the intervention can be reasonably expected to produce the intended results and to have expected benefits that outweigh potential harmful effects.

Contract #02510, Amendment 8, Page 30 of 38

(b)	“Health intervention” means an item or service delivered or undertaken primarily to treat a medical condition or to maintain or restore functional ability. For this regulation’s definition of medical necessity, a health intervention shall be determined not only by the intervention itself, but also by the medical condition and patient indications for which it is being applied.

(c)	“Health outcomes” means treatment results that affect health status as measured by the length or quality of a person’s life.

(d)	“Medical condition” means a disease, illness, injury, genetic or congenital defect, pregnancy, or a biological or psychological condition that lies outside the range of normal, age-appropriate human variation.

(e)	“New intervention” means an intervention that is not yet in widespread use for the medical condition and patient indications under consideration.

(f)	“Scientific evidence” means controlled clinical trials that either directly or indirectly demonstrate the effect of the intervention on health outcomes. However, if controlled clinical trials are not available, observational studies that demonstrate a causal relationship between the intervention and health outcomes may be used. Partially controlled observational studies and uncontrolled clinical series may be considered to be suggestive, but shall not by themselves be considered to demonstrate a causal relationship unless the magnitude of the effect observed exceeds anything that could be explained either by the natural history of the medical condition or potential experimental biases.

(g)	“Secretary’s designee” means a person or persons designated by the secretary to assist in the medical necessity decision-making process.

(h)	“Treat” means to prevent, diagnose, detect, or palliate a medical condition.

(i)	“Treating physician” means a physician who has personally evaluated the patient.

(3)	Each new intervention for which clinical trials have not been conducted because of epidemiological reasons, including rare or new diseases or orphan populations, shall be evaluated on the basis of professional standards of care or expert opinion as described below in paragraph (5.9.4(4)).

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(4)	The scientific evidence for each existing intervention shall be considered first and, to the greatest extent possible, shall be the basis for determinations of medical necessity. If no scientific evidence is available, professional standards of care shall be considered. If professional standards of care do not exist, or are outdated or contradictory, decisions about existing interventions shall be based on expert opinion. Coverage of existing interventions shall not be denied solely on the basis that there is an absence of conclusive scientific evidence. Existing interventions may be deemed to meet this regulation’s definition of medical necessity in the absence of scientific evidence if there is a strong consensus of effectiveness and benefit expressed through up-to-date and consistent professional standards of care or, in the absence of those standards, convincing expert opinion.

The contractor shall provide all services that meet the criteria herein and must apply that criteria in a manner that provides recipients

•	The prevention, diagnosis, and treatment of health impairments;

•	The ability to achieve age-appropriate growth and development; and

•	The ability to attain, maintain, or regain functional capacity

28.	RFP #02510, New Section 5.9.5

RFP #02510, New Section 5.9.5, Authorization of Services, is added as follows:

5.9.5	Authorization of Services. The Contract and its subcontractors must have in place, and follow, written policies and procedures for processing requests for initial and continuing authorizations of services. The Contractor must have in effect mechanisms to ensure consistent application of review criteria for authorization decisions; and consult with the requesting provider when appropriate. Any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a health care professional who has appropriate clinical expertise in treating the enrollee’s condition or disease.

The Contractor must notify the requesting provider, and give the enrollee written notice of any decision to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice must meet the requirements found in Appendix AB – Beneficiaries Grievance System, except that the notice to the provider need not be in writing.

Contract #02510, Amendment 8, Page 32 of 38

The contractor must provide for the following decisions and notices:

Standard authorization decisions. For standard authorization decisions, provide notice as expeditiously as the enrollee’s health condition requires and within State-established timeframes that may not exceed 14 calendar days following receipt of the request for service, with a possible extension of up to 14 additional calendar days, if—

•	The enrollee, or the provider, requests extension; or

•	The entity justifies to SRS, upon request, a need for additional information and how the extension is in the enrollee’s interest.

Expedited authorization decisions.

•	For cases in which a provider indicates, or the entity determines, that following the standard timeframe could seriously jeopardize the enrollee’s life or health or ability to attain, maintain, or regain maximum function, the entity must make an expedited authorization decision and provide notice as expeditiously as the enrollee’s health condition requires and no later than 3 working days after receipt of the request for service.

•	The entity may extend the 3 working days time period by up to 14 calendar days if the enrollee requests an extension, or if the entity justifies (to the State agency upon request) a need for additional information and how the extension is in the enrollee’s interest.

•	MCO gives notice on the date that the timeframes expire when service authorization decisions not reached within the timeframes for either standard or expedited service authorizations. Untimely service authorizations constitute a denial and are thus adverse actions.

29.	RFP #02510, Section 5.12.1 Title XIX Enrollment Process:

a.	RFP #02510, Section 6.12.1.a.i is deleted in its entirety and replaced with the following:

i.	SRS shall be responsible for all enrollment and disenrollment processes. SRS, through the fiscal agent, will send an enrollment packet to new beneficiaries. The enrollment packet will include managed care training materials and a toll-free number to call with questions. The enrollment packet will comply with the provisions of 42 CFR 438.10 to ensure that, before enrolling, the recipient receives the accurate oral and written information he or she needs to make an informed decision on whether to enroll.

Contract #02510, Amendment 8, Page 33 of 38

b.	RFP #02510, Section 6.12.1.a.v is deleted in its entirety and replaced with the following:

v.	After assignment to the MCO the Contractor shall send all new members a welcome packet telling them of their Primary Care Provider (PCP) assignment and that they have 10 days to select a new PCP or informing members that they have 10 days to choose a PCP, depending on the Contractor’s policies. Members will be informed that they may request, in writing, and be assigned a new PCP at any time. The welcome packet will include: PCP enrollment materials, a member handbook and a provider listing.

30.	RFP #02510, Section 5.12.3 Enrollment Responsibilities

RFP #02510, Section 5.12.3.a.x. is deleted in its entirety and replaced with the following:

The Contractor must have written policies and procedures for allowing members to select or be assigned to a new primary care provider when such a change is mutually agreed to by the Contractor and member, when a primary care provider is terminated from the managed care plan, or when a primary care provider change is ordered as part of the resolution to a formal grievance proceeding. In cases where a primary care provider has been terminated, the managed care plan must allow members to select another primary care provider or make a re-assignment within 15 days of the termination effective date.

31.	RFP #02510, Section 5.12.4 Marketing

RFP #02510, Section 5.12.4 is deleted in its entirety and replaced with the following:

5.12.4	Marketing

SRS is responsible for marketing the Contractors’ plans to the beneficiaries during the enrollment process. The Contractor shall not influence member enrollment in the Contractor’s plan through the offer of any compensation, reward or benefit to the member except for additional health-related services or informational or educational services that have been approved by SRS. Direct solicitation of beneficiaries is not allowed. The Contractor must comply with the following Marketing Elements:

a.	Cold Call Marketing means any unsolicited personal contact by the Contractor with a potential enrollee for the purpose of marketing as defined in this section. Contractor shall not conduct directly or indirectly, door-to-door, telephonic, or other forms of “cold-call” marketing.

Contract #02510, Amendment 8, Page 34 of 38

b.	Marketing means any communication, from the Contractor to a Medicaid recipient who is not enrolled in that entity, that can reasonably be interpreted as intended to influence the recipient to enroll in the Contractor’s MCO, or either to not enroll in, or to disenroll from, another MCO’s or PCCM’s Medicaid product.

c.	Marketing material means any materials that are produced in any medium, by or on behalf of the Contractor that can reasonably be interpreted as intended to market to potential enrollees.

d.	The Contractor shall not distribute any marketing materials without first obtaining SRS approval.

e.	Contractor shall distribute marketing materials to its entire service area.

f.	Contractor shall not offer the sale of any other type of insurance product as an enticement to enrollment.

g.	Contractor marketing, including plans and materials, must be accurate, shall not contain false or misleading information, and does not mislead, confuse, or defraud the recipients or SRS.

h.	Contractor shall not discriminate against individuals eligible to be covered under the contract on the basis of health status or need of health services.

32.	RFP #02510, Section 5.12.5 Disenrollment:

a.	RFP #02510, Section 5.12.5.a, new subsection iv:

iv.	Contractor may not request disenrollment because of a change in the enrollee’s health status, or because of the enrollee’s utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs (except when his or her continued enrollment with the Contractor seriously impairs the Contractor’s ability to furnish services to either this particular enrollee or other enrollees).

b.	RFP #02510, Section 5.12.5.a, new subsection v:

v.	Contractor agrees it will not request disenrollment for any other reason.

c.	RFP #02510, Section 5.12.5.b, SRS Disenrollment Responsibilities is deleted in its entirety and replaced with the following:

b.	SRS Disenrollment Responsibilities

i.	The State of Kansas has continuous open enrollment. Recipients may disenroll at any time with or without cause by submitting an oral or written request to SRS or its fiscal

Contract #02510, Amendment 8, Page 35 of 38

agent (these disenrollments will be effective on the last day of the calendar month in which they are requested whenever possible).

ii.	SRS, through its fiscal agents, shall be responsible for any member enrollments and disenrollments with the managed care plans. SRS has sole authority and discretion for disenrolling program members from managed care plans subject to the conditions specified below:

(1)	The enrollee moves out of the MCO’s or PCCM’s service area.

(2)	The plan does not, because of moral or religious objections, cover the service the enrollee seeks.

(3)	The enrollee needs related services (for example a cesarean section and a tubal ligation) to be performed at the same time; not all related services are available within the network; and the enrollee’s primary care provider or another provider determines that receiving the services separately would subject the enrollee to unnecessary risk.

(4)	Loss of eligibility, subject to the guarantees outlined in Appendix A.

(5)	Placement in a nursing facility, nursing facility for the mentally ill, intermediate care facility for the mentally retarded, an adult or juvenile correctional facility, or a head injury rehabilitation facility.

(6)	Selection of another managed care plan.

(7)	Death of the member.

(8)	Approval by SRS of Home and Community Based Services.

(9)	Transfer to a Title XIX eligibility category not included in this contract.

(10)	To implement the decision of a hearing officer in a formal grievance procedure by the member against the Contractor or by the Contractor against the member.

(11)	Other reasons, including but not limited to, poor quality of care, lack of access to services covered under the contract, or lack of access to providers experienced in dealing with the enrollee’s health care needs.

iii.	Regardless of the procedures followed, the effective date of an approved disenrollment must be no later than the last day of the first month following the month in which the enrollee or Contractor files the request for disenrollment. If SRS or its fiscal agent fails to make the determination within the timeframes specified herein, the disenrollment is considered approved.

Contract #02510, Amendment 8, Page 36 of 38

33.	RFP #02510, Section 5.13.2, Access to and Audit of Contract Records

RFP #02510, Section 5.13.2, first paragraph is deleted in its entirety and replaced with the following:

Throughout the duration of the contract, and for a period of five (5) years after termination of the contract, the Contractor or its subcontractors shall provide duly authorized representatives of the state or federal government, access to all records and material, including financial records, relating to the Contractor’s provision of and reimbursement for activities contemplated under the contract. Such access shall include the right to inspect, audit and reproduce all such records and material and to verify reports furnished in compliance with the provisions of the contract.

34.	RFP #02510, Section 5.13.4 Periodic Reporting Requirements

RFP #02510, Section 5.13.4.g is deleted in its entirety and replaced with the following:

g.	Provider rosters at least monthly, to demonstrate, in a format specified by the State, that it

•	Offers an appropriate range of preventive, primary care and specialty services that is adequate for the anticipated number of enrollees for the service area.

•	Maintains a network of providers that is sufficient in number, mix, and geographic distribution to meet the needs of the anticipated number of enrollees in the service area.

In addition to the monthly submission, provider rosters must be submitted

•	At the time Contractor enters into a contract with the State.

•	At any time there has been a significant change (as defined by the State) in the entity’s operations that would affect adequate capacity and services, including—

•	Changes in services, benefits, geographic service area or payments, or;

•	Enrollment of a new population in the MCO.

35.	RFP #02510, Appendix Q - Definitions and Acronyms

RFP #02510, Appendix Q – Definitions and Acronyms is amended by adding the following:

Page 2, immediately following the entry for Encounter –

Enrollee –	A Medicaid Title XIX or SCHIP Title XXI recipient who is currently enrolled in an MCO, PIHP, PAHP, or PCCM in a given managed care program.

Contract #02510, Amendment 8, Page 37 of 38

Page 3, immediately following the entry for Participating Provider—

Potential Enrollee -	A Medicaid Title XIX or SCHIP Title XXI recipient who is subject to mandatory enrollment or may voluntarily elect to enroll in a given managed care program, but is not yet an enrollee of a specific MCO, PIHP, PAHP, or PCCM. Potential enrollees will be given to the State’s enrollment broker. The State’s enrollment broker will then provide the potential enrollee with enrollment notices, informational materials, and instructional materials in a manner and format that is easily understood.

36.	Other Terms and Conditions: All other terms and conditions of the contract between SRS and FGK remain in effect.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, Executive Director	Janet Schalansky, Secretary

August 6, 2003
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

Stuart Leighty, Director

Date

Contract #02510, Amendment 8, Page 38 of 38

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT THIRTEEN

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

1.	AMENDMENT 12 RESCINDED AND TERM:

Amendment Twelve to Contract No. 02510, pertaining to contract extension and Title XIX and Title XXI rates for the period July 1, 2004 through June 30, 2005 is hereby rescinded. In accordance with the provisions of RFP #02510, Section 3.1, the term of this contract is extended for the second of three, optional one-year periods, for the period July 1, 2004 through June 30, 2005.

2.	SCHIP TITLE XXI CAPITATION RATES FOR THE PERIOD BEGINNING JULY 1, 2004:

The Title XXI SCHIP rates for infants and pregnant teens shall be increased by 1.83% and the Title XXI SCHIP rates for all other covered children shall be increased by 8.4% as shown in Attachment 1 – HealthWave Title XXI Rates for the Period July 1, 2004 through June 30, 2005, incorporated herein by reference.

The following documents are referenced for convenience only and are NOT made a part of this amendment or intended to be incorporated in this contract by this reference.

Related Advanced Planning Documents: N/A

Related Contract Amendment Number/Name: #4

Related Memorandum of Understanding Number/Name: N/A

Related Policy Number/Name: N/A

Related Request For Proposals Reference(s): RFP #02510

Total Estimated Cost: Title XIX $ 125,009,000 Title XXI $60,485,000

Amendment 13, Page 1 of 2 Pages

3.	MEDICAID TITLE XIX CAPITATION RATES:

RFP #02510, Page 114, Paragraph 5.15.1.e. as added by Amendment 1 and amended by Amendment 11:

The parties agree that for the month of December, 2003 the capitation rates set forth in Attachment 1 to Amendment 4 shall continue in effect. The parties further agree that for the period January 1, 2004 through June 30, 2004 the capitation rates set forth in Appendix A to Amendment 11, attached to and incorporated herein shall apply to Title XIX.

Is, effective with the signing of this amendment, amended to read:

The parties acknowledge that the capitation rates for Medicaid Title XIX services for the contract period beginning July 1, 2004 have not been agreed upon. Therefore the parties agree that for the period July 1, 2004 through August 31, 2004 the capitation rates set forth in Appendix A to Amendment 11, attached to and incorporated herein shall apply to Title XIX. The parties agree to continue to negotiate in good faith for a period not to extend beyond August 31, 2004, toward a final agreement on the Title XIX rates for the contract year July 1, 2004 through June 30, 2005. Said contract rates to take effect no later than September 1, 2004, subject to actuarial certification and approval by the Center for Medicare and Medicaid Services (CMS).

4.	OTHER TERMS AND CONDITIONS:

All other terms and conditions of the contract between SRS and FGK remain unchanged.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, President	Janet Schalansky, Secretary

July 30, 2004
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

D. Keith Meyers, Director
Division of Purchases

Date

Amendment 13, Page 2 of 2 Pages

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT FIFTEEN

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

1.	MEDICAID TITLE XIX CAPITATION RATES:

RFP #02510, Page 114, Paragraph 5.15.1.e. as added by Amendment 1 and amended by Amendment 14:

The parties acknowledge that the capitation rates for Medicaid Title XIX services for the contract period beginning July 1, 2004 have not been agreed upon. Therefore the parties agree that for the period July 1, 2004 through September 30, 2004 the capitation rates set forth in Appendix A to Amendment 11, attached to and incorporated herein shall apply to Title XIX, unless new rates are agreed to and approved by CMS prior to September 30, 2004. The parties agree to continue to negotiate in good faith for a period not to extend beyond September 30, 2004, toward a final agreement on the Title XIX rates for the contract year July 1, 2004 through June 30, 2005. Said contract rates, subject to actuarial certification, to take effect in the month approved by the Center for Medicare and Medicaid Services (CMS).

The following documents are referenced for convenience only and are NOT made a part of this amendment or intended to be incorporated in this contract by this reference.

Related Advanced Planning Documents: N/A

Related Contract Amendment Number/Name: #1; #11, #12; #13, #14

Related Memorandum of Understanding Number/Name: N/A

Related Policy Number/Name: N/A

Related Request For Proposals Reference(s): RFP #02510

Total Estimated Cost: Title XIX $ 127,250,000

Amendment 15, Page 1 of 2 Pages

Is, effective with the signing of this amendment, amended to read:

The parties agree that for the period September 1, 2004 through June 30, 2005, the capitation rates set forth in Attachment A to this Amendment, attached to and incorporated herein shall apply to Title XIX HealthWave capitation rates. Said contract rates, to take effect the first day of the month as approved by the Center for Medicare and Medicaid Services (CMS).

2.	OTHER TERMS AND CONDITIONS:

All other terms and conditions of the contract between SRS and FGK remain unchanged.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, President	Janet Schalansky, Secretary

September 28, 2004
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

D. Keith Meyers, Director
Division of Purchases

Date

Amendment 15, Page 2 of 2 Pages

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT SIXTEEN

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

WHEREAS, the above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK and now wish to amend such contract;

NOW THEREFORE, the Parties hereto agree to amend the contract as follows:

1.	OWNERSHIP:

RFP #02510, Page 29, Paragraph 4.13.7 as amended by Addendum 1:

4.13.7	Current Ownership and Management Contracts: Provide full and complete information as to the identity of each person or corporation with an ownership or control interest in the managed care plan, or any subcontractor in which the managed care plan has a five percent (5%) or more ownership interest. Financial statements for all owners with over five percent (5%) shall be submitted.

The following documents are referenced for convenience only and are NOT made a part of this amendment or intended to be incorporated in this contract by this reference.

Related Advanced Planning Documents: N/A

Related Contract Amendment Number/Name: Addendum 1

Related Memorandum of Understanding Number/Name: N/A

Related Policy Number/Name: N/A

Related Request For Proposals Reference(s): RFP #02510

Total Estimated Cost: $ 0.00

Amendment 16, Page 1 of 3 Pages

So much of FirstGuard’s Technical Proposal in response to RFP #02510, Section 4.13.7 as reads:

FirstGuard, Inc. holds eighty percent (80%) of the FirstGuard Health Plan Kansas Inc. stock (see FirstGuard’s response to Section 4.2 of this RFP for the description of the relationship between FirstGuard Health Plan Kansas Inc. and FirstGuard, Inc.). The remaining twenty percent (20%) of FirstGuard Health Plan Kansas Inc. stock is owned by Heartland Physicians Health Network, Inc. (HPHN). HPHN was formed in the mid 1990’s by a number of physicians throughout the state of Kansas who were members of the Kansas Medical Society (KMS).

See Attachment 4.13.7-A for copies of financial statements for FirstGuard Health Plan Kansas Inc. and Heartland Physician Health Network (HPHN).

Is amended to read:

Centene Corporation, a Delaware corporation located at 7711 Carondelet, Suite 800, St. Louis, MO 63105 holds one hundred percent (100%) of the FirstGuard Health Plan Kansas Inc. stock. Centene Corporation (CNC) is a publicly held corporation, actively traded on the New York Stock Exchange. As of September 30, 2004, the following entities own in excess of 5% of Centene Corporation stock as indicated:

Baron Capital Management Fund – 9%

Baron Capital, Inc.

767 Fifth Avenue

New York, NY 10153

Deutsche Asset Management Americas Fund – 5.91%

Deutsche Bank Americas

60 Wall Street, 25th Floor

New York, NY 10005

See Attachment A - Securities and Exchange Commission Form 10-Q, Quarterly Report for the Quarter ending September 30, 2004; Attachment B – Centene Corporation 2003 Annual Report; and Attachment C – Written approval by the Kansas Insurance Department for the acquisition of FirstGuard Health Plan Kansas Inc. by Centene Corporation.

Amendment 16, Page 2 of 3 Pages

2.	APPROVAL OF CHANGE IN OWNERSHIP:

Subject to the approval of the Center for Medicare and Medicaid Services (CMS), SRS approves the change in ownership, effective December 1, 2004, as evidenced by the amended Technical Proposal response to RFP # 02510, Section 4.13.7.

3.	OTHER TERMS AND CONDITIONS:

All other terms and conditions of the contract between SRS and FGK remain unchanged.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN	SECRETARY OF SOCIAL AND
KANSAS, INC.	REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler, President	Gary J. Daniels, Acting Secretary

December 2, 2004
Date	Date

DEPARTMENT OF ADMINISTRATION
DIVISION OF PURCHASES

Chris Howe, Director
Division of Purchases

Date

Amendment 16, Page 3 of 3 Pages